As filed with the Securities and Exchange Commission on July 3, 2014 Registration No.333-192228

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THREE FORKS, INC.

(Exact name of registrant as specified in its charter)

COLORADO (State or jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	45-4915308 (I.R.S. Employer Identification No.)

555 Eldorado Blvd., Suite 100, Broomfield, Colorado 80021/ Phone (303)404-2160

(Address and telephone number of principal executive offices)

W. Edward Nichols, Chief Executive Officer and Director

555 Eldorado Blvd., Suite 100, Broomfield, Colorado 80021/ Phone (303)404-2160

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman, Attorney at Law

7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock by Selling Shareholders	3,637,028	$1.50	$5,455,542	$702.67 (2)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	The Registration Fee of $702.67 was paid in November 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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(Subject to Completion)

PROSPECTUS

THREE FORKS, INC.

3,637,028 shares of common stock of selling shareholders

We are registering:

(a)	3,637,028 shares listed for sale on behalf of selling shareholders;

We will not receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at $1.50, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $1.50 per share, based on speculative concept unsupported by any other comparables. We have set the initial fixed price as follows:

Title	Price Per Share
Common Stock	$1.50

At any time after a market develops, our security holders may sell their securities at market prices or at any price in privately negotiated transactions.

This offering involves a high degree of risk; see “RISK FACTORS” beginning on page 7 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We intend to obtain a listing for our stock on an exchange in the future, but cannot make any assurances that we will be approved for such listing, as the exchanges have certain listing requirements that we would have to meet. An application has not yet been filed, nor is there any selected broker/dealer to file on our behalf as of yet. Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See “Description of Securities – Shares”).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is July 3, 2014.

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Our Company

Three Forks, Inc. (hereafter “Three Forks,” “we,” “us,” or “our”) was incorporated on March 28, 2012 in the State of Colorado. Our business plan focuses on our development as an independent energy company engaged in the acquisition, exploration, development and production of North American conventional oil and gas properties through the acquisition of leases and/or royalty interests.

At present, our current oil and gas projects consist of:

-	In Archer County, Texas, we are a 49% working interest (“WI”) owner in a joint venture agreement where the joint venture has drilled and completed one well.

-	In Archer County, Texas, we have a 11% WI through a Farmout in 290 net, 320 gross acres with 5 wells. We are also the manager of Three Forks No. 1, LLC (“Three Forks No. 1”) which owns 87% of the working interest in the Farmout acreage.

-	In Pottawatomie County, Oklahoma, we have a 25% WI in 290/290 net/gross acres upon which the first well was drilled in July 2013 and has now been completed and is being put into production.

-	The Five JAB project located in Southeast Texas – Southwest Louisiana where we have a non-operated 75% WI in 13 producing wells, 9 service wells and 14 additional wellbores.

We intend to acquire additional acreage to drill in other areas where deemed attractive, though no such additional prospects have been identified at the time of this filing.

On September 7, 2012, we acquired working interests between 10.12% and 10.50% in 5 producing oil and gas wells along with mineral interests in proved undeveloped leaseholds totaling approximately 320 acres located in Weld County, Colorado valued at $1,477,990, as well as, a 76.25% working interest in undeveloped leaseholds totaling approximately 120 acres located in Morgan County, Colorado valued at $14,000 in exchange for the issuance of 700,000 shares of the Company’s restricted common stock valued at $1,400,000 or $2.00 per share and the assumption of certain debt in the amount of $91,990. In addition, we were required to fund an escrow account in the amount of $55,000 for legal services that may occur over a three year period from the date of the acquisition until December 31, 2014. This escrow account at December 31, 2013 and December 31, 2012 has a balance of $55,163 and $55,081, respectively. .On January 1, 2013, we sold our entire interest in these oil and gas properties located in Weld County, Colorado, for $1,600,000 in cash.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

•	There is a limited market for any securities;
•	We have minimal revenues or sales; and
•	We are undercapitalized.

Our principal executive offices are located at 555 Eldorado Boulevard, Suite 100, Broomfield, Colorado 80021 and our telephone number is (303) 404-2160. We maintain a website at www.threeforksinc.com, such website is not incorporated into or a part of this filing.

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Summary of Financial Information

The Summary Financial Information presented below is at March 31, 2014.

As at March 31, 2014
Total Assets	$6,459,684
Current Liabilities	$1,826,461
Shareholders’ Equity	$4,325,369

For the Three Month Period Ended March 31, 2014
Revenues	$491,458
Net Loss	$725,450

As of March 31, 2014, the accumulated deficit was $(3,223,942). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

We are registering 3,637,028 shares listed for sale on behalf of selling shareholders.

Our common stock, only, will be transferable immediately after the closing of this offering. (See “Description of Securities”)

Common shares outstanding before this offering	11,506,677
Maximum common shares being offered by our existing selling shareholders	3,637,028
Maximum common shares outstanding after this offering	11,506,677

We are authorized to issue 100,000,000 shares of common stock and 25,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 11,506,677 shares of restricted common stock as of March 31, 2014. These shares were issued in the following amounts and at the following prices including 825,000 shares redeemed by the Company:

Number of Shares	Consideration	Price Per Share
2,627,515	Cash	$0.01
225	Cash	$0.50
1,505,051	Cash	$1.00
100,001	Cash	$1.50
25,000	Cash	$2.00
187,630	Cash	$2.25
911,055	Cash	$3.00
6,250,000	Services	$0.01 to $0.088
700,000	Purchase of Property	$2.00

There is currently no public market for our shares as it is presently not traded on any market or securities exchange.

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GLOSSARY

The following are definitions of terms used in this Memorandum:

Bbl. An abbreviation for the term “barrel” which is a unit of measurement of volume of oil or related petroleum products. One barrel (one bbl) is the equivalent of 42 U.S. gallons or approximately 159 liters.

Bonus Payment. Usually a one time payment made to a mineral owner as consideration for the execution of an oil and gas lease.

Casing Point. That point in time during the drilling of an oil well at which a decision is made to install well casing and to attempt to complete the well as an oil producer.

Completion. The procedure used in finishing and equipping an oil or gas well for production.

Delay Rental. Payment made to the lessor under a nonproducing oil and gas lease at the end of each year to continue the lease in force for another year during its primary term.

Development Well. A well drilled to a known producing formation in a previously discovered field, usually offsetting a producing well on the same or an adjacent oil and gas lease.

Exploratory Well. A well drilled either (a) in search of a new and as yet undiscovered pool of oil or gas or (b) with the hope of significantly extending the limits of a pool already developed (also known as a “wildcat well”).

Farmin. An agreement which allows a party earn a full or partial working interest (also known as an “earned working interest”) in an oil and gas lease in return for providing exploration or development funds.

Farmout. An agreement whereby the owner of the leasehold or working interest agrees to assign a portion of his interest in certain acreage subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment. Under a farmout, the owner of the leasehold or working interest may retain some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest.

Gross Acre. An acre in which a working interest is owned. The number of gross acres is the total number of acres in which an interest is owned (see “Net Acre” below).

Gross Well. A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

Landowner Royalty. That interest retained by the holder of a mineral interest upon the execution of an oil and gas lease which usually ranges from 1/8 to ¼ of all gross revenues from oil and gas production unencumbered with an expenses of operation, development or maintenance.

Leases. Full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas upon payment of rental, bonus, royalty or any of them. Leases generally are acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

Lease Play. A term used to describe lease acquisition activity in a prospect or geologically defined area.

Mcf. An abbreviation for “1,000 cubic feet,” which is a unit of measurement of volume for natural gas.

Net Well or Acre. A net well or acre exists when the sum of the fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the factional working interests owned in gross wells or acres expressed as whole number and fractions thereof.

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Net Revenue Interest. The fractional undivided interest in the oil or gas or in the revenues from the sale of oil or gas attributable to a particular working interest after reduction for a proportionate share of landowner’s royalty interest and overriding royalty interest.

Overriding Royalty. An interest in the gross revenues or production over and above the landowner’s royalty carved out of the working interest and also unencumbered with any expenses of operation, development or maintenance.

Payout. The point in time when the cumulative total of gross income from the production of oil and gas from a given well (and any proceeds from the sale of such well) equals the cumulative total cost and expenses of acquiring, drilling, completing and operating such well, including tangible and intangible drilling and completion costs.

Prospect. A geological area which is believed to have the potential for oil or gas production.

Proved Reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

The area of the reservoir considered as proved includes all of the following: (a) the area identified by drilling and limited by fluid contacts, if any, and (b) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establish a lower contact with reasonable certainty.

Reserves that can be produced economically through application of improved recovery techniques (including but not limited to, fluid injection) are included in the proved classification when both of the following occur: (a) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir of an analogous reservoir, or other evidence of reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based, and (b) the project has been approved for development by all necessary parties and entities, including governmental entities.

Existing economic conditions include prices and costs at which economic productivity from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved Developed Reserves. Proved reserves that can be expected to be recovered: (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the costs of a new well; and (ii) through installed extraction equipment and infrastructure operational at the time of the reserve estimate if the extraction is by means not involving a well.

Proved Undeveloped Reserves. Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic productivity at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

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Reversionary Interest. The portion of the working interest in an oil and gas lease which will be returned to its former owner when payout occurs or after a predetermined amount of production and income has been produced.

Undeveloped Leasehold Acreage. Leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas.

Working Interest. An interest in an oil and gas lease entitling the holder at its expense to conduct drilling and production operations on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner’s royalty, any overriding royalties, production costs, taxes and other costs.

RISK FACTORS RELATED TO OUR COMPANY

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Our business has an operating history of only a year and a half and is unproven and therefore risky.

We have only recently begun operations under the business plan discussed herein. Stockholders should be made aware of the risk and difficulties encountered by a new enterprise in the oil and gas industry, especially in view of the intense competition from existing businesses in the industry.

We have a lack of revenue history and stockholders cannot view our past performance since we have a limited operating history.

We were incorporated on March 28, 2012 for the purpose of engaging in any lawful business and have adopted a plan to engage the acquisition, exploration, and if warranted, development of natural resource properties. During the period of inception March 28, 2012 (inception) through December 31, 2012, we did recognize revenues of $78,726 from the operations of our properties in Weld County, Colorado, which were sold in January 2013, as well as, recognize revenues of $1,026,715 through our predecessor from the operations of the Five Jab properties. We recognized revenues during the twelve months ended December 31, 2013 of $894,128. We are not profitable. We must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

We are not diversified and we will be dependent on only one business.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

We can give no assurance of success or profitability to our stockholders.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

We may have a shortage of working capital in the future which could jeopardize our ability to carry out our business plan.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and exploration and workover participation and could exceed $15,000,000 in the next twelve months. Such funds are not currently committed, and we have cash of approximately $74,275 as of December 31, 2013.

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If we find oil and gas reserves to exist on a prospect, we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our stockholders and/or reduce our interest in the properties.

We have limited access to additional funds and we will need additional funds to execute our business plan.

We have limited funds, and such funds may not be adequate to carryout the business plan in the oil and gas industry. We have closed on a 4-year Credit Facility as discussed below. If we need additional capital, we have no assurance that funds will be available from the Credit Facility, if we have not met the terms of the Credit Facility. If not available, our operations will be limited to those that can be financed with our modest capital.

On May 9, 2014, we closed on a four (4) year Credit Facility with Guaranty Bank and Trust (“GBT”) for a loan commitment up to $50,000,000. This Credit Facility allows us subject to terms and conditions to borrow from the Credit Facility amounts in the form of notes issued by the Company to the Lender. The notes are collateralized by our oil and gas properties and require that the Company pay interest monthly in arrears on the unpaid balance of the notes at varying rates but not to exceed 5.0% per annum. On May 9, 2014, we borrowed $3,500,000 off of the Credit Facility of which $1,050,000 was used towards financing costs, working capital, workover of additional wells acquired from Five JAB and payment in full of outstanding promissory notes due by the Company at March 31, 2014 totaling $385,000 including $300,000 owed to Mr. Pollard. The remaining $2,450,000 of funds borrowed off of the Credit Facility is available to be used by the Company at its discretion.

The Credit Facility provides for the Lender to perform a redetermination, at any time, of the Company’s borrowing base based on engineering reports regarding the Company’s proven reserves, and such adjustments to be made based upon those reports. Further, the Company is required to comply with minimum owner’s equity balance and is not able to exceed a leverage ratio of 3.00 to 1.00 in order to comply with the covenants of the Credit Facility. (Comment No. 2)

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current stockholders, which could present significant risks to stockholders.

We have secured convertible debt which is convertible into our common stock. A conversion of such debt could have a dilutive effect to existing shareholders.

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. The Secured Convertible Promissory Notes are secured by the Company’s 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties. The offering was not fully subscribed and a total of $1,535,000 was raised. Tincup Oil and Gas, LLC of which Mr. Ranew, a former director of the Company, is a member, holds a Secured Convertible Promissory Note for $250,000. At December 31, 2013, the Company owes a total of $1,475,000 in outstanding secured convertible promissory notes.

On March 31, 2014, holders of the above promissory notes purchased 1,390,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,390,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,390,000 warrants to holders of the promissory notes in cancellation of $1,390,000 in debt.

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Mr. Pollard, a director and former officer, and Mr. Ranew, a former director of the Company are holders of $600,000 of the Secured Convertible Promissory Notes at terms different than those of non-affiliated Secured Convertible Promissory Note holders. A failure to meet the terms of such debt, could result in them taking ownership of part of the assets securing such assets.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard and Mr. Lester Ranew, officers and directors of the Company, at the time, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). At December 31, 2013, the Company owes a total of $600,000 to Mr. Pollard and Mr. Ranew.

Mr. Pollard’s and Mr. Ranew’s notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. On April 7, 2014, Mr. Pollard extended the payment date on his note to May 2, 2014 and if the payment is not made or the property has not been liquidated then he will be assigned a 5.625% interest in the Five JABS properties. On March 31, 2014, Mr. Ranew purchased 300,000 warrants issued by the Company in consideration for and cancellation of his promissory note issued to him by the Company in the amount of $300,000. In May 2014, Mr. Pollard's note was paid in full.

We have authorized and designated a Class A Preferred Convertible Stock, which having voting rights equivalent to our common stock.

Class A Preferred Convertible Stock (the “Class A Preferred Stock”) of which 500,000 shares of preferred stock have been authorized for the class and the shares have a deemed purchase price at $4.50 per share. The Class A Preferred Stock are to have voting rights equivalent to their conversion rate, one (1) share of Class A Preferred Stock equals one (1) share of common stock. At this time, no shares of the Class A Preferred Stock have been issued.

Holders of the Class A Preferred Stock would have the ability equal to that of our common stockholders to vote in any vote of the common stockholders. The Class A Preferred Stock would have a voting equivalent of 4.3%, if issued at this time.

We have options, warrants and convertible promissory notes issued and outstanding which are convertible into our common stock. A conversion of such equity instruments could have a dilutive effect to existing stockholders.

As of March 31, 2014, we have options, warrants and convertible notes issued and outstanding exercisable into 6,164,726 shares of our common stock at ranges from $0.10 to $3.00 per share. The options, warrants and convertible promissory notes are exercisable in whole or in part. The exercise of the options, warrants and convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing stockholders.

Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring a business opportunity from any affiliate or officer or director.

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We have agreed to indemnification of officers and directors as is provided by Colorado Statutes.

Colorado Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Our directors’ liability to us and stockholders is limited

Colorado Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

RISK FACTORS RELATING TO OUR BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

Our business, the oil and gas business has numerous risks which could render us unsuccessful.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the undeveloped acreage farmed out to us or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable. (See “Business and Properties”)

We have substantial competitors who have an advantage over us in resources and management.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitor’s resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

We will be subject to all of the market forces in the energy business, many of which could pose a significant risk to our operations.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Current economic and market conditions have created dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines; the extent and duration may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers. (See “Our Business and Competition, Markets, Regulation and Taxation.”)

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We believe stockholders should consider certain negative aspects of our operations.

Dry Holes: We may expend substantial funds acquiring and potentially participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

Technical Assistance: We will find it necessary to employ technical assistance in the operation of our business. As of the date of this Prospectus, we have not contracted for any technical assistance. When we need it such assistance is likely to be available at compensation levels we would be able to pay.

Uncertainty of Title: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application. We intend to obtain an oil and gas attorney’s opinion of valid title before any significant expenditure upon a lease.

Government Regulations: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

Nature of our Business: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

General Economic and Other Conditions: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

Our business is subject to significant weather interruptions.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

We are subject to significant operating hazards and uninsured risk in the energy industry.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

We are subject to Federal Income Tax laws and changes therein which could adversely impact us.

Federal income tax laws are of particular significance to the oil and gas industry in which we engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

We are subject to substantial government regulation in the energy industry which could adversely impact us.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant effect on our operating results.

11

RISK FACTORS RELATED TO OUR STOCK

No public market exists for our common stock at this time, and there is no assurance of a future market.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the “Risk Factors” section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

Our stock, if ever listed, will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

The shares of our common stock, if ever listed, may be thinly-traded. We are a small company which is relatively unknown to stock analysts, stock brokers, institutional stockholders and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give stockholders no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities.

Our common stock may be volatile, which substantially increases the risk that you may not be able to sell your securities at or above the price that you may pay for the security.

If we are able to obtain an exchange listing of our common stock in the future, because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

•	Variations in our quarterly operating results;
•	Loss of a key relationship or failure to complete significant transactions;
•	Additions or departures of key personnel; and
•	Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, has experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

12

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of our securities.

We are a “penny stock” company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price was to fall to such prices, that we wouldn’t be subject to the Penny Stocks rules. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited stockholders. For purposes of the rule, the phrase “accredited stockholders” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Stockholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Stockholders may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Stockholders should understand that if a fraud case is filed an against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small stockholders.

That absent arbitration agreements, specific legal remedies available to stockholders of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause stockholders significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Stockholders will have no effective legal remedies for these illiquidity issues.

13

We will pay no foreseeable dividends in the future.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future. Stockholders whose investment criteria are dependent on dividends should not invest in our common stock.

Rule 144 sales in the future may have a depressive effect on our stock price.

All of the outstanding shares of common stock are held by our present officers, directors, and affiliate stockholders as “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Our stockholders may suffer future dilution due to issuances of shares for various considerations in the future.

There may be substantial dilution to Three Forks stockholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

Any sales of our common stock, if in significant amounts, are likely to depress the market price of our securities.

Assuming all of the shares of common stock under this Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 3,637,028 shares that are freely tradable. Even officers and directors are registering a portion of their shares for sale under this prospectus.

Unrestricted sales of 3,637,028 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

We have determined an arbitrary offering price of our shares.

The price of our shares has been determined arbitrarily by us with no established criteria of value. There is no direct relationship between these prices and our assets, book value, lack of earnings, shareholder’s equity, or any other recognized standard of value of our business. The offering price should not be considered an indication of the actual value of the shares or securities.

ITEM 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a private placement of shares of our common stock. At this time there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

14

Our lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan.

The monies we have raised thus far from selling stock to our current Shareholders is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $25,000.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have no established market for our common stock.

Our selling shareholders plan to sell shares at $1.50 per share, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.

Title	Per Security
Common Stock	$1.50

We have arbitrarily determined our offering price for shares to be sold pursuant to this offering at $1.50. The Company is authorized to issue 100,000,000 shares of $0.001 par value voting common stock. There were a total of 11,681,447 shares of common stock issued during the period of March 28, 2012 (inception) through December 31, 2013. During the period of January 1, 2013 through December 31, 2013, there were a total of 1,620,000 shares issued. During that same period a total of 737,844 shares were cancelled.

During the period of March 28, 2012 (inception) through December 31, 2013, the Company sold 5,469,361 shares of common stock as part of different private placements ranging from $0.01 per share to $3.00 per share.

During the period of March 28, 2012 (inception) through December 31, 2013, the Company issued 6,250,000 shares of its common stock to officers and directors and third parties in exchange for services at prices ranging from $0.001 per share to $0.088 per share. Mr. Nichols and Mr. Walford, officers, directors and founders of the Company were issued 2,000,000 shares of common stock each at a price of $0.001 per share.

The additional major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there was no present market for our stock and the high level of risk considering our lack of operating history.

The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and were arbitrarily determined in the judgment of our Board of Directors.

ITEM 6. DILUTION

The following table sets forth with respect to existing shareholders, the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

	Shares Purchased		Total Consideration		Average
	Number	Percent (1)	Amount	Percent (2)	Price/Share

Existing Shareholders (3)	11,506,677	100%	4,909,493	100%	$0.42

(1)	Percentage relates to total percentage of shares sold up to such increment in the offering.
(2)	Percentage relates to total percentage of capital raised post offering.
(3)	Relates to the total numbers of shares issued and outstanding, including shares being registered.

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

15

As at March 31, 2014, the net tangible book value of our stock was $0.27 per share.

ITEM 7. SELLING SECURITY HOLDERS

The selling shareholders, including our officers and directors, obtained their shares of our stock in the following transactions:

Number of Shares	Consideration	Price Per Share
2,627,515	Cash	$0.01
225	Cash	$0.50
1,505,051	Cash	$1.00
100,001	Cash	$1.50
25,000	Cash	$2.00
187,630	Cash	$2.25
911,055	Cash	$3.00
6,250,000	Services	$0.01 to $0.088
700,000	Purchase of Property	$2.00

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below are being registered in this Registration Statement, which include all of the securities outstanding as of date hereof.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

16

NAME	COMMON SHARES HELD BY EACH SHAREHOLDER BEFORE OFFERING	COMMON SHARES TO BE REGISTERED	% OWNED BEFORE OFFERING (1)	SHARES OWNED AFTER OFFERING	% OWNED AFTER OFFERING

Adelaide Andrews	15,000	15,000	0.13%	*	*
Adelaide Biggs	100,000	50,000	0.87%	50,000	0.43%
Alexander Biggs	16,667	16,667	0.14%	*	*
Alexander Withall Decalaration of Trust	100,000	25,000	0.87%	75,000	0.65%
Alexander Withall/Knopf	20,000	5,000	0.17%	15,000	0.13%
Amanda Germany	4,000	4,000	0.03%	*	*
Amanda Remington	10,000	10,000	0.09%	*	*
Arthur C. Krepps III	13,334	13,334	0.12%	*	*
Barry Isaacs	16,500	16,500	0.14%	*	*
Barry L. Jacobson	18,334	18,334	0.16%	*	*
Becky Sharpenter	50	50	*	*	*
Bermard Bols	30,000	30,000	0.26%	*	*
Bernard Rinella	5,000	5,000	0.04%	*	*
Bill Baber	50,000	20,000	0.43%	30,000	0.26%
Brain Hassett	1,000	1,000	0.01%	*	*
Breff Leasing	33,667	33,667	0.29%	*	*
Brian Remington	50,000	25,000	0.43%	25,000	0.22%
Bruce Molloy	16,000	16,000	0.14%	*	*
Bruce Molloy FBO Mariana Molloy	4,876	4,876	0.04%	*	*
Bruce Theuerkauf, Jr.	164,000	50,000	1.43%	114,000	0.99%
Byron Beckley	7,000	7,000	0.06%	*	*
C. Roan Berry	10,000	10,000	0.09%	*	*
Cain Griffin Group, LLC (b)	60,000	20,000	0.52%	40,000	0.35%
Carol Justice	25,000	5,000	0.22%	20,000	0.17%
Caryn & Marc Schneider	10,000	10,000	0.09%	*	*
Charles Ras	5,500	5,500	0.05%	*	*
Charles W. Jones	6,000	6,000	0.05%	*	*
Christian Farr	17,000	17,000	0.15%	*	*
Christoper Pesce	2,500	2,500	0.02%	*	*
Christopher Jacobs	100,000	50,000	0.87%	50,000	0.43%
Clarence O Hample Revocable Turst	100,000	20,000	0.87%	80,000	0.70%
Cottonwood NB, LLC	16,000	16,000	0.14%	*	*
Cracked Crab LLC (b)	60,000	20,000	0.52%	40,000	0.35%
Creative Solutions Investments, LLC (b)	1,500	1,500	0.01%	*	*
Daniel & Lesli Underhill	6,250	6,250	0.05%	*	*
Daniel Rainey	10,000	10,000	0.09%	*	*
Darrell L & Mary A Gulseth JTWROS	1,000	1,000	*	*	*
David & Lois Ensidler	2,500	2,500	0.02%	*	*
David D. Duvick	30,000	10,000	0.26%	20,000	0.17%
David Kelley	60,000	25,000	0.52%	35,000	0.30%
David Newman	12,000	12,000	0.10%	*	*
Debbie Hamen	13,000	13,000	0.11%	*	*
Dennis & Mary Jo Gabriel	250,000	50,000	2.17%	200,000	1.74%
Dennis Kaboth	30,000	30,000	0.26%	*	*
Dennis Noel	40,000	40,000	0.35%	*	*

17

Diane Leeds Einsidler	3,215	3,215	0.03%	*	*
Donald Einsidler	5,500	5,500	0.05%	*	*
Donald L Walford (a)	2,000,000	400,000	17.38%	1,600,000	13.90%
Donald S. Heauser	60,000	20,000	0.52%	40,000	0.35%
Donna Wittenauer FBO LK Latimer	25,000	25,000	0.22%	*	*
1Dr. William R. King	20,000	20,000	0.17%	*	*
E. Dean Davis	50,000	50,000	0.43%	*	*
Edward Vitko	157,500	35,000	1.37%	122,500	1.06%
Edward W. Sharpenter	1,000	1,000	*	*	*
Emily Blincoe	50	50	*	*	*
Emma Blincoe	50	50	*	*	*
Envirotech	10,000	10,000	0.09%	*	*
Eric Hample	50,000	25,000	0.43%	25,000	0.22%
Falettiko Oil & Gas, LLC (b)	30,000	30,000	0.26%	*	*
FNB Griffin Custodian for Individual IRA Charles W. Jones	4,000	4,000	0.03%	*	*
FNB Griffin Custodian for Individual IRA Linda Jordan	10,000	10,000	0.09%	*	*
FNB Griffin Custodian for Individual IRA Timothy R. Dender	46,667	46,667	0.41%	*	*
Francis Construction (b)	10,000	10,000	0.09%	*	*
Gary Lee Young	2,500	2,500	0.02%	*	*
Gary Underhill	33,334	33,334	0.29%	*	*
Gary Walford	25,000	25,000	0.22%	*	*
George Biggs	15,000	15,000	0.13%	*	*
Gerald Smart Trust	50,000	50,000	0.43%	*	*
Glenda Weiss	50,000	20,000	0.43%	30,000	0.26%
Henry Moxely	210,000	40,000	1.83%	170,000	1.48%
Herbert T. Sears	15,000	15,000	0.13%	*	*
Irene A. Brown	5,000	5,000	0.04%	*	*
Jacobs Enterprises, Ltd (b)	100,000	20,000	0.87%	80,000	0.70%
James & Teresa Stewart	26,667	26,667	0.23%	*	*
James Ford	100,000	10,000	0.87%	90,000	0.78%
James H. Campbell	6,000	6,000	0.05%	*	*
James Iverson	20,000	20,000	0.17%	*	*
James R. & Teresa L. Stewart	20,000	20,000	0.17%	*	*
James R. Stewart	94,444	45,000	0.82%	49,444	0.43%
Jared & Christina Adam	8,334	8,334	0.07%	*	*
Jay Blincoe	50	50	*	*	*
Jeff Rosenberg	7,500	7,500	0.07%	*	*
Jeremy Isaacs	7,500	7,500	0.07%	*	*
Jim Blincoe	50	50	*	*	*
Joan Jacobson Trust	50,000	25,000	0.43%	25,000	0.22%
Joan M. Jacobson	67,000	35,000	0.58%	32,000	0.28%
Joanne Blincoe	50	50	0.00%	*	*
Joe Ford	25,000	25,000	0.22%	*	*
Joel Ripmaster	25,000	25,000	0.22%	*	*
John Bryan	5,000	5,000	0.04%	*	*
John Cooper	20,000	20,000	0.17%	*	*
John Phelps	5,000	5,000	0.04%	*	*
Jonathan Sherman	20,000	20,000	0.17%	*	*
Joseph G. Hoenigmann	2,500	2,500	0.02%	*	*
Joseph Willen	2,500	2,500	0.02%	*	*
Judy Blincoe	50	50	*	*	*
Karen A. Baker	2,800	2,800	0.02%	*	*
Karen Anderson Baker	1,000	1,000	*	*	*
Kathie Hayes	50	50	*	*	*
Keil & Elizabeth Johnson	10,000	10,000	0.09%	*	*
Kelly Anderson	500	500	*	*	*

18

Kenneth & Shirley Thompson	2,000	2,000	0.02%	*	*
Kenneth Knudson	3,000	3,000	0.03%	*	*
Kirk Anderson	500	500	*	*	*
Kyle Anderson	500	500	*	*	*
Larry & Gayla Johnson	17,000	17,000	0.15%	*	*
Lawson Farmer	25,000	25,000	0.22%	*	*
Leah & Greg Isaacs	7,500	7,500	0.07%	*	*
Leanne Sharpenter	50	50	*	*	*
Leland Beckley	7,000	7,000	0.06%	*	*
Lester Ranew (a)	66,667	14,000	0.58%	52,667	0.46%
Lillian Sharpenter	50	50	*	*	*
Lindsey Sharpenter	50	50	*	*	*
Lisa B. Meloro Irrevocable Trust	19,500	19,500	0.17%	*	*
Lisa Baird	75,000	15,000	0.65%	60,000	0.52%
Lorie J. & Josephine Mangham, Jr.	10,000	10,000	0.09%	*	*
Marc & Caryn Schneider	2,500	2,500	0.02%	*	*
Marc Pindus	380,000	30,000	3.30%	350,000	3.04%
Marc Sharpenter	50	50	*	*	*
Marcia Biggs	15,000	15,000	0.13%	*	*
Maria Terrazas	500	500	*	*	*
Marie Blincoe	50	50	*	*	*
Marla Alstadt	500	500	*	*	*
Melvin & Judith Einsidler	5,000	5,000	0.04%	*	*
Michael Einsidler	6,500	6,500	0.06%	*	*
Michael Faletti, Jr.	25,000	25,000	0.22%	*	*
Michael Littman	150,000	50,000	1.30%	100,000	0.87%
Michael McNally	150,000	50,000	1.30%	100,000	0.87%
Michael Pryblo	50,000	12,500	0.43%	37,500	0.33%
Mike Vitko	32,500	10,000	0.28%	22,500	0.20%
Mitchell Gulseth	3,500	3,500	0.03%	*	*
Monica Sherman	5,000	5,000	0.04%	*	*
Ned Sharpenter	50	50	*	*	*
Neilson Family Trust	75,000	15,000	0.65%	60,000	0.52%
Nick Sharpenter	50	50	*	*	*
Nicole Saunders	10,000	10,000	0.09%	*	*
NTC & Co. FBO Paul H. Dragul (a)	25,000	25,000	0.22%	*	*
Patricia K. Huber	1,671	1,671	0.01%	*	*
Patricia Nauman	7,000	7,000	0.06%	*	*
Patrick J. Donovan	10,000	10,000	0.09%	*	*
Paul Dragul (a)	137,000	30,000	1.19%	107,000	0.93%
Ralph Toftoy	3,500	3,500	0.03%	*	*
Raymond Dender	20,000	20,000	0.17%	*	*
Rich Sharpenter	51,005	10,000	0.44%	41,005	0.36%
Richard Coleman Clements	10,000	10,000	0.09%	*	*
Richard Davis	11,000	11,000	0.10%	*	*
Richard Rinella	40,000	40,000	0.35%	*	*
Risa Einsidler	5,500	5,500	0.05%	*	*
Robert & Cynthia Toftoy	139,667	139,667	1.21%	*	*
Robert & Donna Wittennauer	25,000	25,000	0.22%	*	*
Robert Bradley	10,000	10,000	0.09%	*	*
Robert E. Long	100,000	20,000	0.87%	80,000	0.70%
Robert Reynolds	50,000	5,000	0.43%	45,000	0.39%
Robert Scerbo	180,000	40,000	1.56%	140,000	1.22%
Robert Toftoy	7,500	7,500	0.07%	*	*
Robert W. Simmons	45,000	15,000	0.39%	30,000	0.26%
Rodney J. Buhr	6,600	6,600	0.06%	*	*
Ron Anderson	3,400	3,400	0.03%	*	*
Ronald Cox	14,000	14,000	0.12%	*	*

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Ronney Ledford Jr. LLC (b)	10,000	10,000	0.09%	*	*
Ronney Ledford, Jr.	16,666	16,666	0.14%	*	*
Ronnie Cain	9,998	9,998	0.09%	*	*
Russel D. & Judith A. Noe	10,000	10,000	0.09%	*	*
Samuel H. Rabin	2,000	2,000	0.02%	*	*
Sauney & Geraldine Pippin	10,000	10,000	0.09%	*	*
SCI Investments, LLC (b)	10,000	10,000	0.09%	*	*
Sean Fleming	21,000	10,000	0.18%	11,000	0.10%
Seth Sleezer IV	16,667	16,667	0.14%	*	*
Sophie Blincoe	50	50	*	*	*
Spyglass Capital Group, LLC (b)	5,000	5,000	0.04%	*	*
Star Net Investments, LLC (b)	2,000	2,000	0.02%	*	*
Stephen Cohen	2,500	2,500	0.02%	*	*
Steve Remmert	25,000	25,000	0.22%	*	*
Steve Scalf	44,445	10,000	0.39%	34,445	0.30%
Steward Mosko	40,000	10,000	0.35%	30,000	0.26%
Tamar & Bruce Mar	10,000	10,000	0.09%	*	*
Terry Jacobson	3,200	3,200	0.03%	*	*
Thomas & Linda Nixon	2,750	2,750	0.02%	*	*
Thomas B. Biggs	16,667	16,667	0.14%	*	*
Thomas G. Nixon	2,250	2,250	0.02%	*	*
Tim L. Briggs	2,222	2,222	0.02%	*	*
Timothy Dender1	20,000	24,000	1.04%	96,000	0.83%
Timothy Scott	5,000	5,000	0.04%	*	*
Todd Blincoe	50	50	*	*	*
Tom Blincoe	50	50	*	*	*
Tom Ness	45,500	10,000	0.40%	35,500	0.31%
Trenton Toftoy	7,000	7,000	0.06%	*	*
Trevor J. Buhr	225	225	*	*	*
Underhill Trucking	7,000	7,000	0.06%	*	*
Vladimir & Glida Scerbo	10,000	10,000	0.09%	*	*
Vladimir Scerbo	6,000	6,000	0.05%	*	*
W. Edward Nichols (b)	2,000,000	400,000	17.38%	1,600,000	13.90%
William & Joyce Babb	10,000	10,000	0.09%	*	*
William & Suzanne Knopf	25,000	25,000	0.22%	*	*
William C. Gascoigne	20,000	20,000	0.17%	*	*
William Stewart	7,000	7,000	0.06%	*	*
William Young	400,000	60,000	3.48%	340,000	2.95%
Willie & Carol Love, Jr.	10,000	10,000	0.09%	*	*
Willie Love	25,000	25,000	0.22%	*	*

TOTAL	10,067,589	3,637,028	87.44%	6,430,561	55.89%

(1) Based upon 11,506,677 shares issued and outstanding on March 31, 2014.

* Less than 0.01%

(a) Officer/Director

(b) Please see beneficial ownership table below.

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Name of the Entity	Person With Voting Control	Number of Common Shares Being Registered	Affiliate of Company?
Cain Griffin Group, LLC	Kristi Cain	20,000	No
Cracked Crab, LLC	Frank L. Cahill	60,000	No
Creative Solutions Investments, LLC	Darell L. Gulseth	1,500	No
Falittiko Oil & Gas LLC	Ed Vitiko (a)	30,000	No
Francis Construction	Nick Tverdeich	10,000	No
Jacob Enterprises, Ltd	Christopher Jacobs	20,000	No
Ronny Ledford, LLC	Ronny Ledford, Jr. (b)	10,000	No
SCI Investments, LLC	Todd Feltman	10,000	No
Spyglass Capital Investments, LLC	David Gragarek	5,000	No
Star Net Investments, LLC	Mitchell Gulseth	2,000	No

(a)	Mr. Edward Vitko holds 157,500 shares directly in his name. 35,000 of these shares are being registered on his behalf.
(b)	Mr. Ledford holds 16,667 shares directly in his name. All 16,667 shares are being registered on his behalf.

None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer. None of the above listed shareholders are affiliates of any registered broker-dealers.

ITEM 8. PLAN OF DISTRIBUTION

Upon effectiveness of this registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9. DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are common shares.

Common Stock

We are presently authorized to issue one-hundred million (100,000,000) shares of our $0.001 par value common shares. A total of 11,506,677 common shares are deemed issued and outstanding as of March 31, 2014.

Common Shares

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders’ meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders’ meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders’ meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting

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rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

Preferred shares

We are presently authorized to issue twenty-five million (25,000,000) preferred shares our $10 par value preferred shares. No shares of preferred stock are issued and outstanding as of March 31, 2014.

On June 12, 2013 the Board authorized the Class A Preferred Convertible Stock (the “Class A Preferred Stock”) of which 500,000 shares of preferred stock have been authorized for the class and the shares have a deemed purchase price at $4.50 per share. The Class A Preferred Stock are to have voting rights equivalent to their conversion rate, one (1) share of Class A Preferred Stock equals one (1) share of common stock. At this time, no shares of the Class A Preferred Stock have been issued.

Warrants

Effective May 30, 2013 and as part of a consulting agreement, the Company issued a warrant to a consultant in exchange for cash in the amount of $27.50. The warrant entitles the consultant to purchase over a five year period at a price of $3.00 per share up to 275,000 shares of the Company’s common stock. The warrant has a cashless exercise option.

On March 31, 2014, holders of the secured convertible promissory notes purchased 1,390,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,390,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,390,000 warrants to holders of the promissory notes in cancellation of $1,390,000 in debt.

Secured Convertible Promissory Notes

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. The Secured Convertible Promissory Notes are secured by the Company’s 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties. The offering was not fully subscribed and a total of $1,535,000 was raised. Tincup Oil and Gas, LLC of which Mr. Ranew, a former director of the Company, is a member, holds a Secured Convertible Promissory Note for $250,000. At December 31, 2013, the Company owes a total of $1,475,000 in outstanding secured convertible promissory notes.

On March 31, 2014, holders of the above promissory notes purchased 1,390,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,390,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,390,000 warrants to holders of the promissory notes in cancellation of $1,390,000 in debt.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard, a director and former officer, and Mr. Lester Ranew, a former director of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). At December 31, 2013, the Company owes a total of $600,000 to Mr. Pollard and Mr. Ranew.

Mr. Pollard’s and Mr. Ranew’s notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be

22

extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. On April 7, 2014, Mr. Pollard extended the payment date on his note to May 2, 2014. On March 31, 2014, Mr. Ranew purchased 300,000 warrants issued by the Company in consideration for and cancellation of his promissory note issued to him by the Company in the amount of $300,000. In May 2014, Mr. Pollard's note was paid in full.

Transfer Agent

Our transfer agent for our securities is Continental Stock and Transfer Company at 17 Battery Place, New York, New York 10004 Phone: 212-509-4000.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION OF BUSINESS

Three Forks, Inc. (hereafter “Three Forks,” “we,” “us,” or “our”) was incorporated on March 28, 2012 in the State of Colorado. Our business plan focuses on our development as an independent energy company engaged in the acquisition, exploration, development and production of North American conventional oil and gas properties through the acquisition of leases and/or royalty interests.

At present, our current oil and gas projects consist of:

-	In Archer County, Texas, we are a 49% working interest (“WI”) owner in a joint venture agreement where the joint venture has drilled and completed one well.

-	In Archer County, Texas, we have a 11% WI through a Farmout in 290 net, 320 gross acres with 5 wells. We are also the manager of Three Forks No. 1, LLC (“Three Forks No. 1”) which owns 87% of the working interest in the Farmout acreage.

-	In Pottawatomie County, Oklahoma, we have a 25% WI in 290/290 net/gross acres upon which the first well was drilled in July 2013 and has now been completed and is being put into production.

-	The Five JAB project located in Southeast Texas – Southwest Louisiana where we have a non-operated 75% WI in 13 producing wells, 9 service wells and 14 additional wellbores.

We intend to acquire additional acreage to drill in other areas where deemed attractive, though no such additional prospects have been identified at the time of this filing.

On September 7, 2012, we acquired working interests between 10.12% and 10.50% in 5 producing oil and gas wells along with mineral interests in proved undeveloped leaseholds totaling approximately 320 acres located in Weld County, Colorado valued at $1,477,990, as well as, a 76.25% working interest in undeveloped leaseholds totaling approximately 120 acres located in Morgan County, Colorado valued at $14,000 in exchange for the issuance of 700,000 shares of the Company’s restricted common stock valued at $1,400,000 or $2.00 per share and the assumption of certain debt in the amount of $91,990. In addition, we were required to fund an escrow account in the amount of $55,000 for legal services that may occur over a three year period from the date of the acquisition until December 31, 2014. This escrow account at December 31, 2013 and December 31, 2012 has a balance of $55,163 and $55,081, respectively. On January 1, 2013, we sold our entire interest in these oil and gas properties located in Weld County, Colorado, for $1,600,000 in cash.

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Our principal executive offices are located at 555 Eldorado Boulevard, Suite 100, Broomfield, Colorado 80021 and our telephone number is (303) 404-2160. We maintain a website at www.threeforksinc.com, such website is not incorporated into or a part of this filing.

COMPANY OVERVIEW

CORPORATE STRUCTURE

The corporate structure is as follows:

TFI Operating Company, Inc. (“TFI Operating”) was incorporated in the state of Colorado on January 2, 2013 as Three Forks Operating Company, Inc. On February 8, 2013, it changed its name to TFI Operating Company, Inc. TFI Operating was established to handle and manage our exploration, drilling and production operations, including our Archer County, Texas Farmout. At December 31, 2013, TFI Operating did not have any assets and has yet to commence operations.

Three Forks No. 1 was organized in the State of Colorado on November 8, 2012. We are the manager of Three Forks No. 1 and we do not hold an equity interest in Three Forks No. 1. Three Forks No. 1 owns 87% of the working interest in the Archer County, Texas Farmout. As the manager of Three Forks No. 1, we handle and oversee the operations on the property in Archer County, Texas.

Mr. Lester Ranew, a former director of the Company, holds a 5.41% equity interest in the Three Forks No. 1, LLC at December 31, 2013.

Three Forks LLC No. 2 (hereinafter “Three Forks No. 2”) was organized in the State of Colorado on December 4, 2013. We are the manager of the Three Forks No. 2 and we do not hold an equity interest in Three Forks No. 2. Three Forks No. 2 has been organized to fund and handle the proposed drilling of additional wells in Archer County, Texas. At the time of this filing, Three Forks No. 2 does not have any assets and has yet to commence operations.

RECENT CONVERTIBLE DEBT OFFERING

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. The Secured Convertible Promissory Notes are secured by the Company’s 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14

24

additional wellbores located in the States of Texas and Louisiana, the Five JABS properties. The offering was not fully subscribed and a total of $1,535,000 was raised. Tincup Oil and Gas, LLC of which Mr. Ranew, a former director of the Company, is a member, holds a Secured Convertible Promissory Note for $250,000. At December 31, 2013, the Company owes a total of $1,475,000 in outstanding secured convertible promissory notes.

On March 31, 2014, holders of the above promissory notes purchased 1,390,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,390,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,390,000 warrants to holders of the promissory notes in cancellation of $1,390,000 in debt.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard, a director and former officer, and Mr. Lester Ranew, a former director of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). At December 31, 2013, the Company owes a total of $600,000 to Mr. Pollard and Mr. Ranew.

Mr. Pollard’s and Mr. Ranew’s notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. On April 7, 2014, Mr. Pollard extended the payment date on his note to May 2, 2014. On March 31, 2014, Mr. Ranew purchased 300,000 warrants issued by the Company in consideration for and cancellation of his promissory note issued to him by the Company in the amount of $300,000. In May 2014, Mr. Pollard's note was paid in full.

RECENT OIL AND GAS ACQUISITIONS

Archer County, Texas

On December 31, 2012, we entered into a Farmout Agreement with Holms Energy Development Corporation (“HEDC”) to explore for oil, gas and methane production in Archer County, Texas (“the Farmout”). In order to maintain the Farmout we have to commence or cause to be commenced the drilling of at least 3 wells for oil and/or gas prior to March 31, 2013 and pay for the costs associated with our ownership of 100% of the working interest.

As such on December 31, 2012, we entered into a Purchase and Sale Agreement with Three Forks No. 1 whereby in consideration of Three Forks No. 1 undertaking and agreeing to pay its pro rata share of the costs associated with the drilling and completion of wells in Archer County, Texas, we initially assigned an 87% WI in the properties to Three Forks No. 1. Subsequently in 2013, we similarly assigned a 1%% WI in the Farmout to Three Forks No. 1 to each of Messrs. Young and Nichols, an officer and directors of the Company and retained a 11% WI in the Farmout, with an additional back in after payout of 25%. At the time of this filing and as part of this Farmout, 5 wells have been drilled on the property.

Blue Quail - Central Oklahoma

On April 8, 2013, we entered into a Participation Agreement with Blue Quail, Ltd. (“the Participation Agreement”). In exchange for an interest in certain wells including an 80% Net Revenue Interest (“NRI”) and a 25% WI in the Joe Gregory #1 Well, and as of December 31 2013 we have paid a total of $328,663. The Joe Gregory #1 Well has been being drilled in Pottowatomie County, Oklahoma in the Bois D’Arc formation. The well has now been completed and is currently being put into production at the time of this filing.

25

Five JAB – Louisiana and Texas

On February 27, 2013, we entered into a Purchase and Participation Agreement with Five JAB, Inc. (“the Purchase and Participation Agreement”). As part of the Purchase and Participation Agreement, we are to acquire a 75% of the right, title and working interest in 1,955.41 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores in exchange for cash of $3.8 million. The Purchase and Participation Agreement also provides for our involvement in a development program that includes the drilling and completion of workovers and well optimizations of certain of the existing wells.

Therefore on June 30, 2013, we acquired a 37.5% WI in those oil and gas properties located in Louisiana and Texas totaling approximately 1,955.41 gross acres in exchange for $1,900,000 in cash as part of the Purchase and Participation Agreement. Further, this acquisition was subject to a reversionary event whereby we must acquire on September 1, 2013 the remaining 37.5% of the working interest in the properties for $1,900,000 in cash or we must return to the Seller the 37.5% working interest acquired on June 30, 2013. On August 28, 2013, the Company and Five JAB, Inc. agreed to extend the September 1, 2013 deadline to October 1, 2013, without prejudice and penalty. On October 1, 2013, the Company acquired the remaining 37.5% of working interest in the Five Jab, Inc. properties for $1,942,143 in cash plus assumed liabilities in the amount of $281,962.

Our acquisition of the 75% of working interest in the oil and gas properties has been accounted for as an acquisition for accounting purposes.

AREAS OF INTEREST AND PROPERTY

Archer County, Texas

We have a 11% WI in a completed well that is currently producing from the Ellenburger formation at approximately 4,900 feet. In late 2012, we entered into a Farmout Agreement with the lease owner to develop the balance of the 320 acres of property. We transferred the Farmout to Three Forks No. 1 to develop the 320 acres. We retained a 11% WI in these wells with a provision for a back-in of an additional 25%, after payout to the equity holders of Three Forks No.1. After payout, we will then own a 35% WI in the wells.

In late March 2013, 3-D seismic was shot across the property which revealed that three Ellenburger highs exist on the acreage. The Ellenburger formation is the deepest prospective formation in this multi-pay area. Shallower formations can be draped over these deeper highs. In addition to the Ellenburger Formation, the Caddo, Odom, Conglomerate, Gardner, KMA, Gunsight, 600’ Sand and the 400’ Sand are all productive or prospective on this lease. Due to active water drive reservoirs in most of these formations, limited stimulation work will occur for these wells.

Three Forks No. 1, has paid $1.9 million in capital for drilling and completion costs and about $200,000, for 3D seismic and facilities.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

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During the year ending on December 31, 2013, the Company successfully drilled five wells, shown on the map as solid black dots with well number labels:

•	G. A. Jennings ‘AA’ #101 – Drilled and completed in the Odom formation. Well IP’d for 46 BOPD and 139 BWPD.
•	G. A. Jennings ‘AA” #102 – Drilled and completed well in the Ellenburger, Conglomerate and Bend formations. Well IP’d for 30 BOPD and 90 BWPD.
•	G. A. Jennings ‘BB’ #103 – Drilled and completed in the Caddo/Bend formations. Well IP’d for 27 BOPD and 153 BWPD.
•	G. A. Jennings ‘BB’ #104 – Drilled, completed and fraced in the KMA formation. Well IP’d for 9 BOPD and 17 BWPD. Well continues to cleanup following stimulation treatment.
•	G. A. Jennings #105 – Drilled and completed in the Bend formation. Following an acid treatment well IP’d for 40 BOPD and 100 BWPD.

27

The following wells are in the planning stages (shown on the map as open stars):

•	G. A. Jennings #107 – Planned to spud this month.
•	G. A. Jennings ‘BB’ #108 – Drilling permit approved.
•	G. A. Jennings #106, #109 and #110 – Drilling permits filed with TRRC.

Capital expenditures (“Capex”) on this project is $3.0 million. As of December 31, 2013, a total of $1.9 million has been invested for drilling and well completion work, $50,000 for seismic acquisition, processing and interpretation, and $250,000 for equipment including approximately $220,000 in total costs incurred by the Company.

Blue Quail, Central Oklahoma

We entered into a Participation Agreement with Blue Quail Ltd. of Chandler, Oklahoma to participate with a 25% WI in up to six wells in a multiple pay area (“Pink Prospect”) within the Morvin oil field in Pottawatomie County where the predominate production has been from the Bois d’Arc member of the Hunton Lime. Additional pay intervals in the area include the Red Forks Sand, Misener Sand, Viola Lime, Simpson Dolomite, and the 1st and 2nd Wilcox Sands. Two Pink Prospect wells have been drilled to date with at least one more well planned. In addition to the Pink Prospect area, another area, “Sportsman’s Lake” was added to the Participation Agreement under the same terms. Sportsman’s Lake is located in Seminole County, Oklahoma. One well was drilled in Sportsman’s Lake by the end of the year.

In the Pink Prospect area, drilling operations began in April 2013 with the geologist, driller and operator (Blue Quail Ltd) each taking a 25% WI. Two wells have been drilled (see solid black dots on the map) with results as follows:

•	Blue Quail Jim #1-33 is currently completed in Bois D’Arc formation at 5-35 BOPD. Production variations have been primarily due to mechanical issues with the artificial lift equipment.
•	The Blue Quail Joe Gregory #1 was drilled and is currently completed in the Bois D’Arc. Updip to the Jim #1-33, in early production, the well is making mostly water with an oil cut.

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In the Sportsman’s Lake area, drilling operations began in October of 2013 with the geologist, driller and operator (Blue Quail Ltd) each taking a 25% WI. One well was drilled in 2013 (see solid black dot on the map), with results as follows:

•	Blue Quail Sportsman’s Lake #1 is currently completed in Misener/Hunton formation at 300 MCFGD with a trace of condensate.

Five JAB – Evangeline/St. Mary’s Parishes, Louisiana and Montgomery/Tyler County, Texas

In June 2013, we acquired 37.5% WI and the remaining 37.5% WI effective September 1, 2013 for a total of 75% WI in 27 producing/9 service wells in Texas and Louisiana currently operated by Five JAB, Inc. out of Tomball, Texas, in exchange for $3,869,497 in cash plus the assumption of liabilities in the amount of $281,962. The remaining 25% WI is owned by Five, JAB, Inc. and other non-affiliated owners. The properties currently produce 100 BOPD and 50 MCFPD.

The purchase included working interests in 13 producing wells, 9 service wells and 14 additional wellbores, which are spread across Montgomery, Jasper and Tyler Counties in Texas and the Evangeline and St. Mary Parishes in Louisiana. Geologically, these wells are located in the Gulf Coast Upper Jurassic-Cretaceous-Tertiary province. This province extends on shore and off shore in the states of Texas, Louisiana, Mississippi and Florida. The multiple conventional pays make up the geological success of the area. The Five Jab properties are all located onshore.

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Workovers were initiated in September of 2013. Three of 11 workovers were completed in 2013. The cost for all the workovers is estimated to total $1.25 million (net) and is forecast to double production.

COMPETITION, MARKETS, REGULATION AND TAXATION

Competition.

There are a large number of companies and individuals engaged in the exploration for minerals and oil and gas; accordingly, there is a high degree of competition for desirable properties. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

Markets.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

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Effect of Changing Industry Conditions on Drilling Activity.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

Federal Regulations.

Governmental Regulation and Environmental Consideration.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and “windfall profit” taxes have in the past affected the economic viability of such properties.

The above paragraphs only give a brief overview of potential state and federal regulations. Because we have only acquired specific properties, and because of the wide range of activities in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

Compliance with Environmental Laws and Regulations.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

The Department of Energy.

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC’s responsibility for natural gas regulation.

Regulation and Pricing of Natural Gas.

Our operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

Crude Oil and Natural Gas Liquids Price and Allocation Regulation.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

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State Regulations.

Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

Proposed Legislation.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton’s establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas of the Rocky Mountain West.

Environmental Laws.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

Title to Properties.

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt to remedy extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

Backlog of Orders.

We currently have no orders for sales at this time.

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Government Contracts.

We have no government contracts.

Company Sponsored Research and Development.

We are not conducting any research.

Number of Persons Employed.

As of March 31, 2014, we have 6 full-time employees and 4 independent consultants.

PLAN OF OPERATIONS

1st Quarter 2014	•	Drill and complete 4-5 additional wells in Archer County;
	•	Drill and complete 2-3 additional wells in Oklahoma;
	•	10-11 well workovers in Five JAB projects

2nd Quarter 2014	•	Drill and complete 6-8 wells in new development areas

3rd Quarter 2014	•	Drill and complete 6-8 wells in new development areas

Our Budget for operations in the next year is as follows:

Working Capital	$3,000,000
Drilling and Development of Five JAB Wells	$1,500,000
Targeted Acquisition	$7,000,000
Drilling and Development of new areas	$2,000,000
Fees, commissions and general expenses	$1,500,000
$15,000,000

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. We have recognized minimal revenues from our operational activities prior to June 30, 2013. During the year ended December 31, 2013, we recognized $734,128 in revenue from oil and gas sales.

We have conducted a Private Offering of shares of our restricted common stock for capital. We intend to raise up to $15 million in the next twelve months with a structure not yet determined in debt or equity. As of December 31, 2013, the Company had sold approximately 5,500,000 shares, raising a total of approximately $4,900,000. We cannot give any assurances that we will be able to raise the full $15,000,000 to fund the budget. Further, we will need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. The Secured Convertible Promissory Notes are secured by the Company’s 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties. The offering was not fully subscribed and a total of $1,535,000 was raised. Tincup Oil and Gas, LLC of which Mr. Ranew, a former director of the Company, is a member, holds a Secured Convertible Promissory Note for $250,000. At December 31, 2013, the Company owes a total of $1,475,000 in outstanding secured convertible promissory notes.

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On March 31, 2014, holders of the above promissory notes purchased 1,390,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,390,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,390,000 warrants to holders of the promissory notes in exchange for the cancelation of $1,390,000 in debt.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard, a director and former officer, and Mr. Lester Ranew, a former director of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). At December 31, 2013, the Company owes a total of $600,000 to Mr. Pollard and Mr. Ranew.

Mr. Pollard’s and Mr. Ranew’s notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. On April 7, 2014, Mr. Pollard extended the payment date on his note to May 2, 2014 and if the payment is not made or the property has not been liquidated then he will be assigned a 5.625% interest in the Five JABS properties. On March 31, 2014, Mr. Ranew purchased 300,000 warrants issued by the Company in consideration for and cancellation of his promissory note issued to him by the Company in the amount of $300,000. In May 2014, Mr. Pollard's note was paid in full.

Based on our current cash reserves of $121,174 as of December 31, 2013, we have the cash for an operational budget of six months. We have generated minimal and sporadic revenues to date and prior to June 30, 2013 such revenues were generated by properties we sold on January 1, 2013. If we are unable to generate enough revenue, through our other subsidiaries, to cover our operational costs, we will need to seek additional sources of funds. Currently, we have no committed source for any funds as of date hereof.  No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2013, includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

b. DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Oil and Gas Properties.	See below.

As is customary in the oil and natural gas industry, we generally conduct a preliminary title examination prior to the acquisition of properties or leasehold interests. Prior to commencement of operations on such acreage, a thorough title examination will usually be conducted and any significant defects will be remedied before proceeding with operations. We believe the title to our leasehold properties is good, defensible and customary with practices in the oil and natural gas industry, subject to such exceptions that we believe do not materially detract from the use of such properties. With respect to our properties of which we are not the record owner, we rely instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, we generally have the right to have our interest placed on record.

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Our properties are generally subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. We do not believe any of these burdens will materially interfere with our use of these properties.

Summary of Oil and Natural Gas Reserves

Proved Developed Reserves and Proved Undeveloped Reserves

Summary of Oil and Gas Reserves As of December 31, 2013 Based Upon Average 2013 Prices
	Reserves
Reserve Category	Oil (mbbls)	Natural Gas (mmcf)

PROVED:
Developed:
Texas	180	19
Louisiana	232	-
Oklahoma	25	168
Undeveloped
Texas	11	-
Louisiana	-	-
Oklahoma	33	167
TOTAL PROVED	481	354

Estimates of proved developed and undeveloped reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. See “Qualifications of Technical Persons and Internal Controls Over Reserves Estimation Process.”

Qualifications of Technical Persons and Internal Controls Over Reserves Estimation Process

The reserve report for Three Forks, Inc. was prepared for us on March 16, 2014, by Ralph E. Davis Associates, Inc, (“RED”) as part of our year ended audit and preparation of our annual report. RED estimated, in accordance with petroleum engineering and evaluation principles set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers (“SPE Standards”) and definitions and guidelines established by the SEC, 100% of the proved reserve information for our onshore properties as of December 31, 2013.

The technical persons responsible for preparing the reserves estimates presented herein meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Natural Gas Reserves Information promulgated by the Society of Petroleum Engineers.

The principal person at RED who prepared the reserve report is Mr. David G. Cole. Mr. Cole has been a practicing petroleum engineer at RED since December 2011. Mr. Cole has over 25 years of practical experience in petroleum engineering, with over 25 years of experience in the estimation and evaluation of reserves. He graduated from Texas A&M University in 1987 with a Bachelors of Science in Petroleum Engineering.

Mr. Charles Pollard, the Company’s former President and Chief Operating Officer, is primarily responsible for the determination of and the presentation of the reserves presented by the Company at December 31, 2013.

We have an internal staff of geoscience professionals who worked closely with our independent petroleum engineering firms to ensure the integrity, accuracy and timeliness of data furnished to them in their reserves

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estimation process. The technical team consulted regularly with RED. We review with them our properties and to discuss methods and assumptions used in their preparation of the fiscal year-end reserves estimates. While we have no formal committee specifically designated to review reserves reporting and the reserves estimation process, a copy RED’s reserve reports are reviewed with representatives of RED and our internal technical staff before we disseminate any of the information is disseminated. Additionally, our senior management reviews and approved the RED reserve report and any internally estimated significant changes to the proved reserves on an annual basis.

Estimates of oil and natural gas reserves are projections based on a process involving an independent third party engineering firm’s collection of all required geologic, geophysical, engineering and economic data, and such firm’s complete external preparation of all required estimates and are forward-looking in nature. These reports rely upon various assumptions, including assumptions required by the SEC, such as constant oil and natural gas prices, operating expenses and future capital costs. The process also requires assumptions relating to availability of funds and timing of capital expenditures for development of our proved undeveloped reserves. These reports should not be construed as the current market value of our reserves. The process of estimating oil and natural gas reserves is also dependent on geological, engineering and economic data for each reservoir. Because of the uncertainties inherent in the interpretation of this data, we cannot be certain that the reserves will ultimately be realized. Our actual results could differ materially. See “Note 17 — Supplemental Information Relating to Oil and Natural Gas Producing Activities (Unaudited)” to our financial statements for additional information regarding our oil and natural gas reserves.

Under SEC rules, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. To achieve reasonable certainty, RED employs technologies consistent with the standards established by the Society of Petroleum Engineers. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available downhole and production data, seismic data and well test data.

Summary of Oil and Natural Gas Properties and Projects

Production, Price and Cost History

The following table presents net production sold, average sales prices and production costs and expenses for the year ended December 31, 2013 and for the period of March 28, 2012 (inception) through December 31, 2012.

	Year Ended	March 28, 2013
	December 31,	(inception) through
	2013	December 31 2012 (*)
Revenue
Oil Sales	2,362,102	1,344,003
Gas Sales	36,102	13,828
Total Revenues	2,398,204	1,357,831
Net Production sold
Oil (Bbl)	22,575	13,631
Gas (Mcf)	9,093	2,568
Average sales price
Oil ($/Bbl)	$103.99	$105.69
Gas (&/Mcf)	$3.73	$3.77
Costs and expenses (per BOE)
Lease operating expenses	$35.52	$41.77
Transportation and marketing expenses	$–	$–
Depreciation, depletion and amortization	$5.86	$5.13
Production taxes	$4.76	$4.84

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*	During the year ended December 31, 2013 and during period of March 28, 2012 (inception) through December 31, 2012, we recognized a total of $2,398,204 and $1,357,831 in revenues from oil and gas sales, respectively of which revenues of $1,664,076 and $1,279,105, respectively were from our predecessor, Five Jab.

Undeveloped Reserves

The following table presents the changes in the net quantities of our proved undeveloped reserves during the year ended December 31, 2013:

	Reserves
	Oil	Natural Gas
	(mbbls)	(mmcf)
January 1, 2013	0	0
Acquisition	44	167
Total – December 31, 2013	44	167

During 2013, we entered into a Participation Agreement with Blue Quail Ltd. to participate in the drilling of acreage located in Oklahoma that includes proved undeveloped reserves of 33 mbbls of oil and 167 mmcf of natural gas. In addition, during 2013, we entered into a Farmout Agreement to drill acreage located in Archer County, Texas that includes proved undeveloped reserves of 11 mmbls of oil.

We plan to develop within the next five years our proved undeveloped reserves at December 31, 2013.

Developed and Undeveloped Acreage

The following table presents our total gross and net developed and undeveloped acreage by region as of December 31, 2013:

	Developed Acres		Undeveloped Acres
	Gross (1)	Net(2)	Gross	Net
Archer County, Texas	100.00	11.00	220	24.2
Texas/Louisiana	1,955.41	1,466.56	–	–
Central Oklahoma	60.00	15.00	390	97.5
Total	2,115.41	1,517.56	610	121.7

(1)	“Gross” means the total number of acres in which we have a working interest.
(2)	“Net” means the sum of the fractional working interests that we own in gross acres.

Our net developed acreage is concentrated primarily in Texas and Louisiana (95.36%). Our net undeveloped acreage is concentrated primarily in Texas (83.33%) and Oklahoma (16.66%). The majority our net undeveloped acreage is held by production and therefore is not subject to lease expiration terms.

Productive Wells

The following table presents the total gross and net productive wells by area and by completion as of December 31, 2013:

	Oil Wells		Gas Wells
	Gross (1)	Net(2)	Gross(1)	Net(2)
Archer County, Texas	5	0.55	–	–
Texas, Louisiana	13	9.75	1	.75
Central Oklahoma	3	0.758	–	–
Total	21	11.05	–	–

(1)	“Gross” means the total number of wells in which we have a working interest.
(2)	“Net” means the sum of the fractional working interest that we own in gross wells.

Drilling Activity

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The following table summarizes the number of net productive and dry development wells and net productive and dry exploratory wells we drilled during the year ended December 31, 2013 and refers to the number of wells completed during the year regardless of when drilling was initiated.

	Development Wells		Exploratory Wells
	Productive	Dry	Productive	Dry
Archer County, Texas	5	–	–	–
Texas, Louisiana	–	–	–	–
Central Oklahoma	3	–	–	–
Total	8	–	–	–

Archer County

During the year ending on December 31, 2013, the Company successfully drilled five wells:

•	G. A. Jennings ‘AA’ #101 – Drilled and completed in the Odom formation. Well IP’d for 46 BOPD and 139 BWPD.
•	G. A. Jennings ‘AA” #102 – Drilled and completed well in the Ellenburger, Conglomerate and Bend formations. Well IP’d for 30 BOPD and 90 BWPD.
•	G. A. Jennings ‘BB’ #103 – Drilled and completed in the Caddo/Bend formations. Well IP’d for 27 BOPD and 153 BWPD.
•	G. A. Jennings ‘BB’ #104 – Drilled, completed and fraced in the KMA formation. Well IP’d for 9 BOPD and 17 BWPD. Well continues to cleanup following stimulation treatment.
•	G. A. Jennings #105 – Drilled and completed in the Bend formation. Following an acid treatment well IP’d for 40 BOPD and 100 BWPD.

The following wells are in the planning stages:

•	G. A. Jennings #107 – Planned to spud this month.
•	G. A. Jennings ‘BB’ #108 – Drilling permit approved.
•	G. A. Jennings #106, #109 and #110 – Drilling permits filed with TRRC.

Capital expenditures (“Capex”) on this project are $3.0 million. As of December 31, 2013, a total of $1.9 million has been invested for drilling and well completion work, $50,000 for seismic acquisition, processing and interpretation, and $250,000 for equipment including approximately $220,000 in total costs incurred by the Company.

Blue Quail, Central Oklahoma

We entered into a Participation Agreement with Blue Quail Ltd. of Chandler, Oklahoma to participate with a 25% WI in up to six wells in a multiple pay area (“Pink Prospect”) within the Morvin oil field in Pottawatomie County where the predominate production has been from the Bois d’Arc member of the Hunton Lime. Additional pay intervals in the area include the Red Forks Sand, Misener Sand, Viola Lime, Simpson Dolomite, and the 1st and 2nd Wilcox Sands. Two Pink Prospect wells have been drilled to date with at least one more well planned. In addition to the Pink Prospect area, another area, “Sportsman’s Lake” was added to the Participation Agreement under the same terms. Sportsman’s Lake is located in Seminole County, Oklahoma. One well was drilled in Sportsman’s Lake by the end of the year.

In the Pink Prospect area, drilling operations began in April 2013 with the geologist, driller and operator (Blue Quail Ltd) each taking a 25% WI. Two wells have been drilled with results as follows:

•	Blue Quail Jim #1-33 is currently completed in Bois D’Arc formation at 5-35 BOPD. Production variations have been primarily due to mechanical issues with the artificial lift equipment.
•	The Blue Quail Joe Gregory #1 was drilled and is currently completed in the Bois D’Arc. Updip to the Jim #1-33, in early production, the well is making mostly water with an oil cut.

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In the Sportsman’s Lake area, drilling operations began in October of 2013 with the geologist, driller and operator (Blue Quail Ltd) each taking a 25% WI. One well was drilled in 2013 (see solid black dot on the map), with results as follows:

•	Blue Quail Sportsman’s Lake #1 is currently completed in Misener/Hunton formation at 300 MCFGD with a trace of condensate.

Five JAB – Evangeline/St. Mary’s Parishes, Louisiana and Montgomery/Tyler County, Texas

The properties currently produce 100 BOPD and 50 MCFPD.

The property includes working interests in 13 producing wells, 9 service wells and 14 additional wellbores, which are spread across Montgomery, Jasper and Tyler Counties in Texas and the Evangeline and St. Mary Parishes in Louisiana. Geologically, these wells are located in the Gulf Coast Upper Jurassic-Cretaceous-Tertiary province. This province extends on shore and off shore in the states of Texas, Louisiana, Mississippi and Florida. The multiple conventional pays make up the geological success of the area. The Five Jab properties are all located onshore.

Workovers were initiated in September of 2013. Three of 11 workovers were completed in 2013. The cost for all the workovers is estimated to total $1.25 million (net) and is forecast to double production.

(d)	Patents.	None.

c. LEGAL PROCEEDINGS

We anticipate that we (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations. As of this filing date, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

d. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue.

We intend to obtain a listing for our stock on an exchange in the future, but cannot make any assurances that we will be approved for such listing, as the exchanges have certain listing requirements that we would have to meet. Such listing requirements at a minimum include, but are not limited to:

-	Stockholders’ equity of at least $4,000,000 and/or 2 years of operating history and/or pre-tax income of at least $750,000 in our last fiscal year or two of the last three fiscal years;
-	Be able to meet certain distribution requirements; and
-	Be able to meet certain market values of publicly held shares and aggregate market values of the shares.

Rules Governing Low-price Stocks That May Affect Our Shareholders’ Ability to Resell Shares of Our Common Stock

We are a “penny stock” company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price was to fall to such prices, that we wouldn’t be subject to the Penny Stocks rules.

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The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Holders

As of March 31, 2014, we have approximately 395 stockholders of record of our common stock.

Dividends

As of the filing of this registration statement, we have not paid any dividends to stockholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

e. FINANCIAL STATEMENTS

The following is a complete list of the financial statements filed as a part of this Report.

•	Audited financial statements of Three Forks, Inc. as of and for the year ended December 31, 2013 and as of and for the period from March 28, 2012 (inception) through December 31, 2012 (pages F-1 through F-22)

•	Audited financial statements of Five Jab, Inc. as of and for the period January 1, 2013 through September 1, 2013 (termination) and for the year ended December 31, 2012 (pages F-23 through F-34)

•	Unaudited financial statements of Three Forks, Inc. as of and for the three months ended March 31, 2014 and 2013 (pages F-35 through F-51)

•	Unaudited financial statements of Five Jab, Inc. for the three months ended March 31, 2014 and 2013 (pages F-52 through F-57)

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THREE FORKS, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND FOR THE PERIOD FROM MARCH 28, 2012

(INCEPTION) THROUGH DECEMBER 31, 2012

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Three Forks, Inc.:

We have audited the accompanying balance sheet of Three Forks, Inc. (“the Company”) as of December 31, 2013 and 2012 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2013 and the period March 28, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Three Forks, Inc., as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013 and the period March 28, 2012 (inception) through December 31 2012, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO
April 14, 2014

F-2

THREE FORKS INC.

BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$121,174	$492,729
Accounts receivable trade, net	276,570	–
Note receivable other	100,000	100,000
Prepaid and other current assets	20,442	27,299
Total current assets	518,186	620,028

Disposal group held for sale of discontinued operations	–	1,481,071

Property and equipment
Oil and gas properties at cost, full-cost method of accounting
Unproved	214,584	150,001
Proved	5,614,987	–
Other	25,554	11,576
Total property and equipment	5,855,125	161,577
Less accumulated depreciation depletion and amortization	(65,038)	(449)
Net property and equipment	5,790,087	161,128

Long-term assets
Other long-term assets	61,330	55,081
Total long-term assets	61,330	55,081

Total assets	$6,369,603	$2,317,308

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of convertible notes	$1,475,000	$–
Current maturities of notes	24,500	7,003
Accounts payable trade	425,133	4,427
Accrued and deposits payable	192,517	22,680
Accrued liabilities and notes payable, related party	812,205	15,000
Total current liabilities	2,929,355	49,110

Long-term liabilities
Asset retirement obligations	307,854	–
Total long-term liabilities	307,854	–

Disposal group held for sale payables of discontinued operations	–	7,745

Total liabilities	3,237,209	56,855

Commitments and Contingencies	–	–

STOCKHOLDERS’ EQUITY
Preferred shares, no par value, 25,000,000 shares authorized; no shares issued and outstanding	–	–
Common shares, $0.001 par value, 100,000,000 shares authorized; 11,681,477 and 10,799,339 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	11,681	10,799
Additional paid in capital	5,629,205	3,230,941
Accumulated deficit	(2,508,492)	(981,287)
Total stockholders’ equity	3,132,394	2,260,453

Total liabilities and stockholders’ equity	$6,369,603	$2,317,308

The accompanying notes are an integral part of these financial statements.

F-3

THREE FORKS INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2013	For the Period March 28, 2012 (inception) through December 31, 2012
Revenue
Oil and gas sales	$734,128	$—
Management fees	160,000	—
Total revenues	894,128	$—

Operating expenses:
Lease operating expenses	315,397	—
Production taxes	34,110	—
Depreciation depletion and amortization	64,589	449
General and administrative expenses	2,101,497	1,011,016
Total operating expenses	2,515,593	1,011,465

Loss from operations	(1,621,465)	(1,011,465)

Other income (expense):
Other Income	22,000	—
Interest income	4,096	2,437
Interest expense	(75,444)	—
Total other income	(49,348)	2,437

Loss from continuing operations before income taxes	(1,670,813)	(1,009,028)

Income taxes	—	—

Net loss from continuing operations	(1,670,813)	(1,009,028)

Discontinued operations
Income from operations of discontinued property	—	27,741
Gain on disposal of property	143,608	—
Income from discontinued operations	143,608	27,741

Net loss	$(1,527,205)	$(981,287)

Net loss from continuing operations	$(0.15)	$(0.11)
Net income from discontinued operations
Basic and diluted	$0.01	$0.00
Net loss per common share
Basic and diluted	$(0.13)	$(0.11)
Weighted average number of common shares
Basic and diluted	11,376,235	$9,222,607

The accompanying notes are an integral part of these financial statements.

F-4

THREE FORKS INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Shares		Common Shares		Additional		Total
	$10 Par Value		$.001 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
BALANCES, March 28, 2012	–	$–	–	$–	$–	$–	$–
Issuance of shares for services valued at $0.001 per share - related party	–	–	5,325,000	5,325	–	–	5,325
Issuance of shares for services valued at $0.001 per share	–	–	195,000	195	–	–	195
Issuance of shares for services valued at $0.01 per share	–	–	260,000	260	2,340	–	2,600
Issuance of shares for property valued at $2.00 per share	–	–	700,000	700	1,399,300	–	1,400,000
Sale of shares for cash at $0.01 per share	–	–	2,700,399	2,700	24,237	–	26,937
Sale of shares for cash at $0.50 per share	–	–	225	–	112	–	112
Sale of shares for cash at $1.00 per share	–	–	1,505,051	1,505	1,503,546	–	1,505,051
Sale of shares for cash at $2.25 per share	–	–	52,630	53	118,365	–	118,418
Sale of shares for cash at $3.00 per share	–	–	61,034	61	183,041	–	183,102
Net loss for the period	–	–	–	–	–	(981,287)	(981,287)
BALANCES, December 31, 2012	–	–	10,799,339	10,799	3,230,941	(981,287)	2,260,453
Issuance of shares for services valued at $0.088 per share - related party	–	–	25,000	25	2,175	–	2,200
Issuance of shares for services valued at $0.088 per share	–	–	445,000	445	38,715	–	39,160
Sale of shares for cash at $.01 per share	–	–	40,000	40	360	–	400
Sale of shares for cash at $1.50 per share	–	–	100,001	100	149,902	–	150,002
Sale of shares for cash at $2.00 per share	–	–	25,000	25	49,975	–	50,000
Sale of shares for cash at $2.25 per share	–	–	135,000	135	303,615	–	303,750
Sale of shares for cash at $3.00 per share	–	–	850,021	850	2,549,161	–	2,550,011
Sale of option and warrants for cash	–	–	–	–	250,027	–	250,027
Correction of prior issuance of shares	–	–	(112,884)	(113)	113	–	–
Repurchase of shares at $3.00 per share	–	–	(275,000)	(275)	(824,725)	–	(825,000)
Repurchase of shares at $1.50 per share	–	–	(100,000)	(100)	(149,900)	–	(150,000)
Retirement of shares to settle claims	–	–	(250,000)	(250)	(21,750)	–	(22,000)
Stock based compensation	–	–	–	–	50,596	–	50,596
Net (loss) for the period	–	–	–	–	–	(1,527,205)	(1,527,205)
BALANCES, December 31, 2013	–	$–	11,681,477	$11,681	$5,629,205	$(2,508,492)	$3,132,394

The accompanying notes are an integral part of these financial statements.

F-5

THREE FORKS INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2013	For the Period March 28, 2012 (inception) through December 31, 2012
OPERATING ACTIVITIES
Net (loss) from continuing operations attributable to common stockholders	$(1,670,813)	$(1,009,028)
Income from discontinued operations	143,608	27,741
Adjustments to reconcile net (loss) to net cash flows provided by (used in) operating activities:
Depreciation depletion and amortization	64,589	5,918
Gain on settlement of claims	(22,000)	—
Gain on sale of disposal group held for sale	(143,608)	—
Shares issued for services - related party	2,200	5,325
Shares issued for services	39,160	2,795
Options issued for services	50,596	—
Changes in operating assets and liabilities:
Accounts receivable trade	(276,570)	—
Prepaid and other current assets	6,857	(27,299)
Accounts payable trade	420,706	4,427
Accrued and deposits payable	177,902	15,000
Accrued liabilities, related party	205,270	22,680
Disposal group held for sale	804	(804)

Net cash provided by (used in) operating activities	(1,001,299)	(953,245)

INVESTING ACTIVITIES
Funds loaned to a non affiliate	—	(100,000)
Additions to property and equipment	(5,385,694)	(161,577)
Additions to other long-term assets	(6,249)	(133,071)
Proceeds from sale of disposal group held for sale	1,600,000	—

Net cash (used in) investing activities	(3,791,943)	(394,648)

FINANCING ACTIVITIES
Sale of common shares	3,054,163	1,833,620
Sale of options and warrants	250,027	—
Funds used to repurchase common shares	(975,000)	—
Funds from short-term convertible notes, net of repayment	1,475,000	—
Funds from short-term notes, net of repayment	17,497	7,002
Funds from short-term notes, related party	600,000	—

Net cash provided by financing activities	4,421,687	1,840,622

NET CHANGE IN CASH	(371,555)	492,729

CASH, Beginning	492,729	—

CASH, Ending	$121,174	$492,729

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Issuance of common shares for oil and gas properties	$—	$1,400,000
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

F-6

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization

Three Forks, Inc. (the “Company”) was incorporated on March 28, 2012 in the State of Colorado. The Company’s business plan focuses on the development as an independent energy company engaged in the acquisition, exploration, development and production of North American conventional oil and gas properties through the acquisition of leases and/or royalty interests and developing the properties for maximum cash flow.

On September 7, 2012, the Company acquired working interests between 10.12% and 10.50% in five (5) producing oil and gas wells along with mineral interests in proved undeveloped leaseholds totaling approximately 320 acres located in Weld county Colorado valued at $1,477,990 as well as a 76.25% working interest in undeveloped leaseholds totaling approximately 120 acres located in Morgan county Colorado valued at $14,000 in exchange for the issuance of 700,000 shares of the Company’s common stock valued at $1,400,000 or $2.00 per share and the assumption of certain debt in the amount of $91,990. In addition, the Company was required to fund an escrow account in the amount of $55,000 for legal services that may occur over a three year period from the date of the acquisition and this escrow account at December 31, 2013 and 2012 has a balance of $55,163 and $55,081 respectively. Effective January 1, 2013, the Company sold its entire interest in these oil and gas properties located in Weld county Colorado for $1,600,000 in cash. See Note 4 – Disposal Group Held for Sale.

On December 31, 2012, the Company entered into a Farmout Agreement (“Farmout”) where the Company had a 100% working interest in 320gross/290net acres of mineral interests located in Archer county Texas subject to the Farmout. In consideration of Three Forks No 1 LLC, a Colorado limited liability company (“LLC”), undertaking and paying it’s pro rata portion of the costs associated with the drilling and completion of 9 wells in Archer county Texas on the Farmout property, the Company assigned 87% of the working interest in the Farmout to the LLC. Likewise, on January 1, 2013, the Company assigned 2% of the working interest in the Farmout to two members of the Board of Directors of the Company.

Three Forks LLC No 2 (“Three Forks No 2”) was organized in the State of Colorado on December 4, 2013. The Company is the manager of the Three Forks No. 2 and the Company does not hold an equity interest in Three Forks No 2. Three Forks No 2 has been organized to fund and develop the proposed drilling of additional wells in Archer County, Texas. At December 31 2013, Three Forks No 2 has yet to commence operations.

Effective June 30, 2013 and September 1, 2013, the Company acquired a 37.5% and 37.5% working interest, respectively or a total of 75% working interest in certain oil and gas properties located in Louisiana and Texas totaling approximately 1955 gross acres known as the Five Jab properties in exchange for $3,869,497 in cash plus the assumption of liabilities in the amount of $281,962 as part of a purchase sale and participation agreement dated February 27, 2013 as well as participate in a development program that includes the drilling and completion of additional wells

The Company’s acquisition of the 75% of working interest in the oil and gas properties was accounted for as an acquisition for accounting purposes.

Income Taxes

The Company accounts for income taxes under the liability method as prescribed by ASC authoritative guidance. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates expected to be in effect during the year in which the basis difference reverses. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the Company’s income tax returns.

F-7

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December, 2013 and 2012 there were no uncertain tax positions that required accrual.

(Loss) Per Share

(Loss) per share requires presentation of both basic and diluted (loss) per common share. Common share equivalents, if used, would consist of any options, warrants and contingent shares, and would not be included in the weighted average calculation since their effect would be anti-dilutive due to the net (loss). At December 31, 2013 and December 31, 2012, the Company had outstanding 6,615,559 and 0, respectively options, warrants or contingent shares.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Concentration of Credit Risk

The Company, from time to time during the periods covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at their cost less any allowance for doubtful accounts. The allowance for doubtful accounts is based on the management’s assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is deterioration in a major customer’s creditworthiness or if actual defaults are higher than the historical experience, the management’s estimates of the recoverability of amounts due to the Company could be adversely affected. Based on the management’s assessment, there is no reserve recorded at December, 2013 and 2012.

Revenue Recognition

The Company recognizes revenue from the exploration and production of the Company’s oil and gas properties in the period of production.

F-8

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Oil and Gas Producing Activities

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. Unproved properties with significant acquisition costs are assessed annually on a property-by-property basis and any impairment in value is charged to expense. If the unproved properties are determined to be productive, the related costs are transferred to proved oil and natural gas properties and are depleted. Proceeds from sales of partial interests in unproved leases are accounted for as a recovery of cost without recognizing any gain or loss until all costs have been recovered. The costs of unproved oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become proved, the related costs transfer to proved oil and natural gas properties using full cost accounting. There were capitalized costs of $5,614,987 and $0 included in the amortization base at December 31, 2013 and 2012, respectively and the Company did not expense any capitalized costs for the year ended December 31, 2013 and for the period March 28, 2012 (inception) through December 31, 2012.

The Company performs a quarterly “ceiling test” calculation to test its oil and gas properties for possible impairment. The primary components impacting this calculation are commodity prices, reserve quantities added and produced, overall exploration and development costs, depletion expense, and tax effects. If the net capitalized cost of the Company’s oil and gas properties subject to amortization (the carrying value) exceeds the ceiling limitation, the excess would be charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, the lower of cost or estimated fair value of unproved properties included in the costs being amortized, and all related tax effects. At December 31, 2013, the calculated value of the ceiling limitation exceeded the carrying value of the Company’s oil and gas properties subject to the test, and no impairment was necessary.

Property and Equipment

Management capitalizes additions to property and equipment. Expenditures for repairs and maintenance are charged to expense. Property and equipment are carried at cost. Adjustment of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statement of operations. The Company has not capitalized any internal costs for the year ended December 31, 2013 and for the period March 28, 2012 (inception) through December 31, 2012.

Other property and equipment, such as office furniture and equipment, and computer hardware and software, are recorded at cost. Costs of renewals and improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred.

Depreciation

For financial reporting purposes, depreciation and amortization of other property and equipment is computed using the straight-line method over the estimated useful lives of assets at acquisition. For income tax reporting purposes, depreciation of other equipment is computed using the straight-line and accelerated methods over the estimated useful lives of assets at acquisition.

Depreciation and depletion of capitalized acquisition, exploration and development costs are computed on the units-of-production method by individual fields on the basis of the total estimated units of proved reserves as the related proved reserves are produced.

F-9

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Depreciation and amortization of oil and gas property and other property and equipment for the year ended December 31, 2013 and for the period March 28, 2012 (inception) through December 31, 2012 is $64,589 and $449, respectively.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No events occurred during the year ended December 31, 2013 and for the period March 28, 2012 (inception) through December 31, 2012 that would be indicative of possible impairment.

Other Comprehensive Income

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Share-Based Compensation

The Company accounts for share-based payment accruals under authoritative guidance on stock compensation as set forth in the Topics of the ASC. The guidance requires all share-based payments to employees and non-employees, including grants of employee and non-employee stock options, to be recognized in the financial statements based on their fair values.

Going Concern and Managements’ Plans

As shown in the accompanying financial statements for the period ended December 31, 2013, the Company has reported an accumulated deficit of $2,508,492. At December 31, 2013, the Company has current assets of $518,186, including cash and cash equivalents of $121,174 and current liabilities of $2,929,355 but has acquired major proved oil and gas properties as described elsewhere in this Annual Report.

To the extent the Company’s operations are not sufficient to fund the Company’s capital and current growth requirements the Company will attempt to raise capital through the sale of additional shares of stock. At the present time, the Company cannot provide assurance that it will be able to raise funds through the further issuance of equity in the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

F-10

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

NOTE 2 – RELATED PARTY TRANSACTIONS

Accrued liabilities and notes payable – related party

During the year ended December 31, 2013, the Company was advanced funds from one of its members of the Board of Directors (“Board Member”), who is also a member of Tin Cup LLC and at December 31, 2013 the Company owes $209,520. See Note 4 – Disposal Group Held for Sale. Also, during December 31, 2013, the Company borrowed $300,000 in funds from both an officer of the Company and the Board Member and at December 31, 2013 the Company owes $600,000. See Note 11 – Secured Convertible Promissory Notes. In addition, during the year 2013, the Company was advanced funds from two of its affiliates and at December 31, 2013 owes $2,685.

At December 31, 2012, the Company owed an affiliate of an officer and director of the Company a total of $15,000 in fees for services rendered.

Shares for Services

During the year ended December 31, 2013, a former member and a current member of the Board of Directors were issued 200,000 shares of the Company’s common stock in exchange for services in the amount of $17,600 or at a fair value of $0.088 per share.

In March 2012, the Company issued 5,325,000 shares of its common shares to its members of the Board of Directors and officers in exchange for services in the amount of $5,325 or at a fair value of $0.001 per share. Par value was determine to be the value of the services since at the time the Company had no assets and had yet begun operations.

Consulting Services

During the year ended December 31, 2013 the Company paid two of its officers and directors $229,321 in fees as part of consulting arrangements approved by the Board of Directors.

During the year ended December 31, 2013, the Company paid an affiliate of one of its directors $55,000 in fees as part of a consulting agreement approved by the Board of Directors.

During the period March 28, 2012 (inception) through December 31, 2012, the Company paid three of its officers and directors $180,892 in fees as part of consulting arrangements approved by the Board of Directors.

Limited Liability Companies

The Company is the manager of Three Forks No 1 LLC, a Colorado limited liability company. See Note 1 – Summary of Significant Accounting Policies “Nature of Operations and Organization” and Note 10 – Management Agreement.

The Company is the manager of the Three Forks No. 2 and the Company does not hold an equity interest in Three Forks No 2. Three Forks No 2 has been organized to fund and develop the proposed drilling of additional wells in Archer County, Texas. At December 31 2013, Three Forks No 2 has yet to commence operations. See Note 1 – Summary of Significant Accounting Policies “Nature of Operations and Organization.”

F-11

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Certain officers and members of the Board of Directors of the Company are members of Tin Cup LLC, a Colorado limited liability company and at September 30, 2013, Tin Cup LLC is owed $250,000. See Note 10 – Secured Convertible Promissory Notes.

NOTE 3 – NOTE RECEIVABLE

In May 2012, the Company loaned Holms Energy Development Corp (“HEDC”) $100,000 which is evidenced by an unsecured promissory note dated May 30, 2012 whereby the unpaid principal amount of the promissory note is due and payable on Demand at any time on or after March 15, 2013 including any and all unpaid and accrued interest at the rate of four percent (4%) per annum of the outstanding principal. HEDC may offset the principal amount of the promissory note with any amounts due from the Company pursuant to the certain Joint Venture Cooperation and Profit Allocation Agreement between the Company and HEDC dated May 1, 2012 (“JV Agreement”) as per Note 9. At December 31 2013 and December 31, 2012, the Company is owed $100,000 plus accrued interest in the amount of $6,356 and $2,356, respectively.

NOTE 4 – DISPOSAL GROUP HELD FOR SALE

The Company, as part of an agreement dated September 7, 2012, acquired certain oil and gas mineral interest, including five (5) producing wells, located in Weld county Colorado. The Company determined that these mineral interests were considered a Disposal Group Held for Sale as set forth in Topic 205 of the ASC and therefore, the Company at December 31, 2012 recorded the property as a separate asset in the amount of $1,472,521 [net of $5,658 in amortization] on the balance sheet. Effective January 1, 2013, the Company sold these properties for $1,600,000 in cash and recorded in the statement of operations for the year ended December 31, 2013 a gain on the sale of assets in the amount of $143,608 under discontinued operations.

In addition and as part of the sale, the purchasers of the property deposited with the Company $400,000 to be used towards the AFE costs in the drilling of future oil and gas wells. At December 31, 2013, the Company owes $400,000 including $209,520 due to a member of the Board of Directors.

NOTE 5 – SIGNIFICANT ACQUISITIONS

Effective June 30, 2013 and September 1, 2013, the Company acquired a 37.5% and 37.5% working interest, respectively or a total of 75% working interest in certain oil and gas properties located in Louisiana and Texas totaling approximately 1955 gross acres in exchange for $3,869,497 in cash plus the assumption of liabilities in the amount of $281,962 as part of a purchase sale and participation agreement dated February 27, 2013 as well as participate in a development program that includes the drilling and completion of additional wells. The acquisition was accounted for using the acquisition method in accordance with guidance provided in ASC Topic 805.

The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values at June 30, 2013 and September 1, 2013, respectively:

Purchase price:
Oil and gas properties	$4,151,459
Liabilities assumed	$281,962
Total consideration	$3,869,497

F-12

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Subsequent to the effective dates of June 30, 2013 and September 1, 2013, the Company reported in the Statement of Operations for the year ended December 31, 2013 revenues from oil and gas sales in the amount of $734,128 related to the Five Jab oil and gas properties.

NOTE 6 – DISCONTINUED OPERATIONS

In January 2013, the Company sold all of its proved oil and gas properties located in Weld County CO for $1,600,000 in cash and for the year ended December 31, 2013, the Company recorded a gain of $143,608 on the sale of the disposal group held for sale. The properties consisted solely of oil and gas properties that were acquired in 2012.

The financial results of the disposal group held for sale have been classified as discontinued operations in our statements of operations for all period presented. There were no operations for the year ended December 31, 2013. For the period of March 28, 2012 (inception) through December 31, 2012 the Company recognized revenues from oil and gas sales of $78,726 and operation expenses of $50,985 or operating income from discontinued operations of $27,741.

The assets and liabilities related to the Company discontinued oil and gas operations are reflected as assets and liabilities of discontinued operations in the accompany balance sheets. The following summarizes the components of these assets and liabilities at December 31, 2012:

Assets
Current Assets
Disposal group held for sale:
Accounts receivable	$8,550
Oil and gas properties, net	1,472,521

Total current assets of discontinued operations	$1,481,071
Liabilities
Current Liabilities
Disposal group held for sale:
Accounts payable	$7,745

Total current liabilities of discontinued operations	$7,745

NOTE 7 – ASSET RETIREMENT OBLIGATIONS

The Property’s asset retirement obligations reported as accrued liabilities arise from the plugging and abandonment liabilities for oil and gas wells that were acquired during the year ended December 31, 2013. The Company has determined there is no salvage value associated with the Property’s tangible assets at the time the wells are retired. There were no wells retired during the year ended December 31, 2013 and the Property’s asset retirement obligation at December 31, 2013 is $307,854.

NOTE 8 – INFORMATION ON BUSINESS SEGMENTS

At December 31, 2013 and 2012, the Company considered its business activities to constitute a single segment.

F-13

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

NOTE 9 – JOINT VENTURE AGREEMENT

At December 31, 2013 and 2012, the Company paid $163,456 and $134,000, respectively in costs to drill an oil and gas well in Archer County Texas as part of the JV Agreement entered into between the Company and HEDC. The Company will receive revenues and be responsible for 49% of the costs to drill and complete each well the Company elects to participate in on such leases that are part of the JV Agreement.

NOTE 10 – MANAGEMENT AGREEMENT

The Company is the manager of a tax partnership known as Three Forks No 1 LLC and as manager receives a fee in the amount of $16,000 per month. The Company owns no interest in the LLC but does own a 11% working interest in the Farmout property as more fully described in Note 1. For the year ended December 31, 2013 and for the period March 28, 2012 (inception) through December 31, 2012, the Company reported management fee income in the amount of $160,000 and $0, respectively.

NOTE 11 – SECURED CONVERTIBLE PROMISSORY NOTES

In September 2013, the Company commenced a private offering of $2,000,000 of Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% working interest in the Five Jab properties discussed in Note 1. These promissory notes are due in September 2014 including interest at the rate of 10% per annum on the unpaid balance and are convertible into shares of the Company’s common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the promissory note. One of the subscribers of this offering was Tincup Oil and Gas, LLC, which subscribed for a $250,000 promissory note. A director of the Company is a member of Tincup Oil and Gas, LLC. The offering was not fully subscribed for and therefore at December 31, 2013 the Company owes $1,475,000 plus accrued interest in the amount of $28,205.

Separately and apart, an officer and director of the Company, agreed to make up the difference of the Secured Convertible Promissory Note Offering towards the purchase price of the Five Jab properties in a separate transaction under separate terms with the Company. The officer and director in exchange for secured convertible promissory notes provided the Company each with $300,000 in cash or a total of $600,000. Their promissory notes have a due date of January 2, 2014 including interest at the rate of 10% per annum on the unpaid balance and allow for the conversion of the promissory notes at issuance into common stock in whole or in part at a conversion price of $3.60 per share. The promissory notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees. If payments are not made on the promissory notes at January 2, 2014, the Company is required to take immediate steps to liquidate the Five Jab properties and the due date will be extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. If payment is made at April 2, 2014, they will each receive a $15,000 payment of fees. On April 7, 2014, Mr. Pollard and the Company entered into an Extension and Waiver with the Company and extended the maturity date of the promissory note to May 2, 2014. If the property has not been liquidated at such date, Mr. Pollard will be assigned a 5.625% working interest in the Five Jab properties. On March 31, 2014, Mr. Ranew purchased a warrant in consideration for and cancellation of his $300,000 promissory note. At December 31, 2013, the Company owes $600,000 plus accrued interest in the amount of $22,808. See Note 16 – Subsequent Events.

For the year ended December 31, 2013, these promissory notes with their conversion right had an aggregate total intrinsic fair value of $390 and the Company did not record any expense for 2013 in the statement of operations since management considered such amount immaterial.

F-14

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

The Secured Convertible Promissory Notes are secured by the Company’s 75% of the right, title and working interest in 1,955 gross leasehold acres known as the Five Jab properties including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana.

NOTE 12 – SHARE BASED COMPENSATION

President and Chief Operating Officer

The Company granted to its President and Chief Operating Officer effective March 5, 2013, cashless options to acquire up to 2,250,000 shares of the Company’s common stock at an option price of $0.10 per share for a period of five years from the effective date of the grant. The options vest over a term of three years from the effective date of the grant. These options are not part of the Company’s 2013 Stock Incentive Plan.

2013 Stock Incentive Plan

Effective May 1, 2013, the Company’s 2013 Stock Option and Award Plan (the “2013 Stock Incentive Plan”) was approved by its Board of Directors and shareholders. Under the 2013 Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to the Company or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 5 million shares of the Company’s common stock are subject to the 2013 Stock Incentive Plan. The shares issued for the 2013 Stock Incentive Plan may be either treasury or authorized and unissued shares. During the year ended December 31, 2013, options in the amount of 2,300,000 and warrants in the amount of 275,000 were granted under the 2013 Stock Incentive Plan including options in the amount of 175,000 to officers and directors as well as cashless options to a Board member to acquire up to 100,000 shares of the Company’s common stock at an option price of $.10 per share for a period of five years from the effective date of the grant. The cashless options were immediately vested upon the date of grant.

The following table summarizes information related to the outstanding and vested options at December 31, 2013:

F-15

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Outstanding and
Vested Options and Warrants
Number of shares
Non-Qualified stock options	3,450,000
2013 Stock Incentive Plan	2,575,000
Weighted average remaining contractual life
Non-Qualified stock options	4.76
2013 Stock Incentive Plan	4.21 years
Weighted average exercise price
Non-Qualified stock options	$0.15
2013 Stock Incentive Plan	$0.54
Number of shares vested
Non-Qualified stock options	874,201
2013 Stock Incentive Plan	1,522,810
Aggregate intrinsic value
Non-Qualified stock options	$229,559
2013 Stock Incentive Plan	$158,627

The aggregate intrinsic value of outstanding securities is the amount by which the fair value of underlying (common) shares exceeds the exercise price of the options issued and outstanding. For the year ended December 31, 2013, the Company granted options and warrants that had a total fair value of $388,186 and reported $50,596 of such value as compensation expense for 2013 in the statement of operations.

No options or warrants were exercised or expired during the year ended December 31, 2013. The Company did not realize any income tax expense related to the exercise of stock options for the year ended December 31, 2013.

The fair value of the options granted was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

Volatility	123.60%
Expected Option Term	3-5 years
Risk-free interest rate	11%-.17%%
Expected dividend yield	0.00%

The expected term of the options granted was estimated to be the contractual term. The expected volatility was based on an average of the volatility disclosed based upon comparable companies who had similar expected option terms. The risk-free rate was based on the one-year U.S. Treasury bond rate.

NOTE 13 – STOCKHOLDERS’ EQUITY

Preferred Shares

The Company is authorized to issue 25,000,000 shares of no par value preferred stock. At December 31, 2013 and 2012, the Company has no preferred shares issued and outstanding.

F-16

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Common Shares

The Company is authorized to issue 100,000,000 shares of $0.001 voting common stock. At December 31, 2013 and 2012 there were a total of 11,681,477 and 10,799,339 shares of common stock issued and outstanding, respectively.

During the year ended December 31, 2013, as described in Note 2, the Company issued 200,000 shares of its common stock in exchange for services valued at $17,600. The Company also issued 270,000 shares of its common stock to a consultant for services valued at $23,760. In addition, and as part of a private placement, the Company issued 1,150,022 shares of its common stock for cash in the amount of $3,054,163 as more fully described in the financial statements..

During the period March 28, 2012 (inception) through December 31, 2012, as described in Note 1, the Company issued 700,000 shares of its common stock in exchange for oil and gas properties and, as described in Note 2, the Company issued 5,325,000 shares of its common stock to its officers and directors for services valued at $5,325. The Company also issued 195,000 and 260,000 shares of its common stock to consultants for services valued at $195 and $2,600 respectively and, in addition as part of a private placement, issued 4,319,339 shares of its common stock for cash in the amount of $1,833,620 as more fully described in the financial statements.

Repurchase and Retirement of Common Shares

Effective March 26, 2013, the Company entered into a settlement agreement with one of its employees to settle certain claims against the employee valued at $22,000 in exchange for the employee returning to the Company 250,000 shares of their common stock. In addition, the Company agreed to repurchase from the employee 100,000 shares of their common stock in exchange for $150,000 in cash.

Also, effective March 26, 2013, the Company entered into a repurchase agreement with two of its shareholders to acquire their 275,000 shares of common stock in exchange for cash of $825,000.

NOTE 14 – INCOME TAXES

The Company assessed the likelihood of utilization of the deferred tax asset, in light of the recent losses. As a result of this review, the deferred tax asset of $994,000 has been fully reserved at December 31, 2013.

At December 31, 2013, the Company has incurred net operating losses for income tax purposes of approximately $2,500,000. Such losses may be carried forward and are scheduled to expire in the year 2032, if not utilized, and may be subject to certain limitations as provided by the Internal Revenue Code.

The effective income tax rate at December 31, 2013 differs from the U.S Federal statutory income tax rate due to the following:

Federal statutory income rate	$521,000
State income tax, net of federal benefit	70,000
Permanent items	(1,000)
Change in valuation allowance	(590,000)
$-

F-17

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

The components of the deferred tax assets and liabilities at December 31, 2013 are as follows:

Long-term deferred tax assets:
Federal net operating loss	$994,000

Long-term deferred tax liabilities:
Valuation allowance	(994,000)

Net long-term deferred tax assets	$-

The Company assessed the likelihood of utilization of the deferred tax asset, in light of the recent losses. As a result of this review, the deferred tax asset of $970,000 had been fully reserved at December 31, 2013.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases office space in Broomfield Colorado under a non-cancelable operating lease that allows either party the option to terminate the lease. Rent expense for the year ended December 31, 2013 and for the period March 28, 2012 (inception) through December 31, 2012 was $75,020 and $46,254, respectively. The following table summarizes the future minimum payments under this non-cancelable lease at December 31, 2013:

2014	$91,738
2015	$54,416
2016	$–
2017	$–
2018	$–
$146,154

Consulting Agreements

Effective November 1, 2013, the Company entered into a twelve month agreement with a consultant to perform services at the rate of $200,000 per year under certain terms and conditions that includes the granting of non-qualified stock options in exchange for cash of $50,000 to acquire up to 1,000,000 shares of the Company’s common stock at an option price of $.010 per share over a five year period from the effective date of the grant. The options vest over a three year period from the effective date of the grant.

The Company entered into a four year agreement effective September 1, 2012 and amended March 1, 2013 with its interim Chief Executive Officer to perform services at the base rate of $180,000 per year under certain terms and conditions.

Employment Agreements

The Company entered into a two year employment agreement effective September 1, 2012 and amended in February 2013 with its Executive Vice President of Finance that includes compensation of a base salary of $192,000 per year under certain terms and conditions. This agreement was terminated in the first quarter of 2014 and the officer resigned.

The Company entered into a three year employment agreement effective March 1, 2013 with its President and Chief Operating Officer that includes compensation of a base salary of $210,000 per year under certain terms and conditions including non-qualified stock options as described in Note 12.

F-18

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

NOTE 16 – SUBSEQUENT EVENTS

On March 31, 2014, holders of promissory notes, including a promissory note in the amount of $300,000 issued to Mr. Ranew, a board member, purchased 1,690,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,690,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,690,000 warrants to holders of the promissory notes in cancellation of $1,690,000 in debt.

The Company and Mr. Pollard agreed to extend the maturity date of his promissory note issued by the Company in the amount of $300,000 to May 2, 2014 and waive the provision that steps be taken to liquidate the Five Jab property at this time.

NOTE 17 – SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited)

Disclosures About Capitalized Costs, Costs Incurred

Capitalized costs related to oil and gas activities are as follows:

	December 31,
	2013	2012
Unproved properties	$214,584	$150,001
Proved properties	5,614,987	-
	5,829,571	150,001
Accumulated depreciation and depletion	(60,100)	-
	$5,769,471	$150,001

Costs incurred in oil and gas property acquisition, exploration and development are as follows:

		For the Period
		March 28, 2013
	For the Year Ended	(inception) through
	December 31, 2013	December 31 2012
Acquisition of properties:
Unproved	$43,515	$150,001
Proved	4,312,431	–
Exploration costs	21,818	–
Development costs	1,301,806	-
	$5,679,570	$150,001

Information Regarding Proved Oil and Gas Reserves

There are numerous uncertainties inherent in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered.

F-19

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

The area of the reservoir considered as proved includes all of the following: (a) the area identified by drilling and limited by fluid contacts, if any, and (b) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establish a lower contact with reasonable certainty.

Reserves that can be produced economically through application of improved recovery techniques (including but not limited to, fluid injection) are included in the proved classification when both of the following occur: (a) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir of an analogous reservoir, or other evidence of reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based, and (b) the project has been approved for development by all necessary parties and entities, including governmental entities.

Existing economic conditions include prices and costs at which economic productivity from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved developed oil and gas reserves are proved reserves that can be expected to be recovered: (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the costs of a new well; and (ii) through installed extraction equipment and infrastructure operational at the time of the reserve estimate if the extraction is by means not involving a well.

Proved undeveloped oil and gas reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic productivity at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

“Prepared” reserves are those quantities of reserves which were prepared by an independent petroleum consultant. “Audited” reserves are those quantities of revenues which were estimated by the Company’s employees and audited by an independent petroleum consultant. An audit is an examination of a company’s proved oil and gas reserves and net cash flow by an independent petroleum consultant that is conducted for the purpose of expressing an opinion as to whether such estimates, in aggregate, are reasonable and have been determined using methods and procedures widely accepted within the industry and in accordance with SEC rules.

Estimates of the Company’s crude oil and natural gas reserves and present values at December 31, 2013 were prepared by Ralph E. Davis Associates, Inc., independent reserve engineers.

F-20

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

Estimated Quantities of Proved Oil and Gas Reserves

Estimated quantities of proved crude oil and natural gas reserves at December 31, 2013 and 2012 and changes in the reserves during the periods are shown below (in thousands). These reserve estimates have been prepared in compliance with Securities and Exchange Commission regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month for each month.

	Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(Mboe) (1)
Estimated proved reserves at march 28, 2012	–	–	–
Purchase of proved reserves	–	–	–
Estimated proved reserves at December 31, 2012	–	–	–
Purchase of proved reserves	355	20	357
Extensions and discoveries [2]	133	335	190
Production	(7)	(1)	(7)
Estimated proved reserves at December 31, 2013	481	354	540
Proved developed reserves:
December 31, 2012	–	–	–
December 31, 2013	437	187	468
Proved undeveloped reserves:
December 31, 2012	–	–	–
December 31, 2013	44	167	72

Base pricing, after adjustments for contractual differentials:	$/bbl WTI spot	$/Mcf Hhub Spot
December 31, 2013	$103.99	$3.73

[1] Mboe is based on a ratio of 6 Mcf to 1 barrel.

[2] The 2013 extensions and discoveries resulted primarily from the Company’s Oklahoma Blue Quail and Texas Archer County drilling programs and related offset wells as well as workovers of existing Five Jab wells.

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. The price used to estimate the reserves is held constant over the life of the reserve. Future production and development costs are derived based on current costs assuming continuation of existing economic conditions.

The discounted future net cash flows related to proved oil and gas reserves at December 31, 2013 and 2012 (in thousands):

F-21

THREE FORKS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

THE PERIOD OF MARCH 28, 2012 (inception) THROUGH DECEMBER 31, 2012

	December 31,
	2013	2012
Future cash inflows	$51,313	–
Less future costs:
Production	16,548	–
Development [1]	3,142	–
Income taxes	10,752	-
Future net cash flows	20,871	–
10% discount factor	(8,161)	-
Standardized measure of discounted future net cash flows	$12,710	-
Estimated future development costs	$3,142	-

[1] Includes cost to P&A proved properties.

Changes in Discounted Future Net Cash Flows

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows during the year ended December 31, 2013 and the period March 28, 2012 (inception) through December 31, 2012 (in thousands):

		For the Period
		March 28, 2013
	For the Year Ended	(inception) through
	December 31, 2013	December 31 2012
Beginning of the period	$–	$–
Purchase of proved reserves	8,189	–
Changes in prices	958	–
Extension and discoveries	3,948	–
Sale of oil and natural gas produced during the period, net of production costs	(385)	-
End of period	$12,710	$-

F-22

FIVE JAB, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

and

For the period January 1, 2013 through September 1, 2013 (termination)

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Five Jab, Inc.:

We have audited the accompanying balance sheets of Five Jab, Inc. (“the Company”) as of September 1, 2013 and December 31, 2012, and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period January 1, 2013 through September 1, 2013 (termination) and the year ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Five Jab, Inc., as of September 1, 2013 and December 31, 2012, and the results of its operations and its cash flows for the period January 1, 2013 through September 1, 2013 (termination) and the year ended December 31, 2012, in conformity with generally accepted accounting principles in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO
April 14, 2014

F-24

5 JAB INC

BALANCE SHEETS

	September 1,	December 31,
	2013	2012
Assets
Current Assets	$–	$–

Property and equipment:
Oil and gas properties, successful efforts method of accounting:
Proved	–	1,616,030
Total property and equipment	–	1,616,030
Less accumulated depreciation, depletion and amortization	–	73,265
Net property and equipment	–	1,542,765

Total assets	$–	$1,542,765

Liabilities and Capital
Current liabilities	$–	$–

Long-term liabilities
Asset retirement obligations	–	275,085

Total liabilities	–	275,085

Commitments and contingencies	–	–

Capital	–	1,267,680

Total liabilities and capital	$–	$1,542,765

See accompanying notes are an integral part of these financial statements.

F-25

5 JAB INC.

STATEMENTS OF OPERATIONS

	For the Period	For the Year
	January 1, 2013	Ended
	thru September 1,	December 31,
	2013 (termination)	2012
Revenue:
Oil and gas sales	$1,664,076	$1,279,105
Total revenues	1,664,076	1,279,105

Operating expenses:
Lease operating expense	540,171	544,285
Production taxes	80,602	65,442
General and administrative expense	84,938	62,625
Depreciation, depletion and amortization	81,080	66,614
Total operating expenses	786,791	738,966

Gain on sale of oil and gas properties	2,277,453	–

Income (loss) from operations	3,154,738	540,139

Income taxes	–	–

Net income	$3,154,738	$540,139

See accompanying notes are an integral part of these financial statements.

F-26

5 JAB INC

STATEMENT OF CAPITAL

		Accumulated	Total
		(Deficit)	Stockholders’
	Capital	Income	Equity
BALANCES, January 1, 2012	$761,703	$(5,796)	$755,907
Distributions to owners	–	(28,366)	(28,366)
Net income for the period	–	540,139	540,139
BALANCES, December 31, 2012	761,703	505,977	1,267,680
Distributions to owners	(761,703)	(3,660,715)	(4,422,418)
Net income for the period	–	3,154,738	3,154,738
BALANCES, September 1, 2013	$–	$–	$–

The accompanying notes are an integral part of these financial statements.

F-27

5 JAB INC

STATEMENTS OF CASH FLOWS

	For the Period	For the Year
	January 1, 2013	Ended
	thru September 1,	December 31,
	2013 (termination)	2012
OPERATING ACTIVITIES
Net income attributable to owners	$3,154,738	$540,139
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, depletion and amortization	81,080	66,614
Gain on sale of oil and gas properties	(2,277,453)	–
Changes in:
Accrued liabilities	(275,085)	245,790

Net cash provided by operating activities	683,280	852,543

INVESTING ACTIVITIES
Costs expended in developing oil and gas properties	(103,005)	(824,177)
Proceeds from sale of oil and gas properties	3,842,143	–

Net cash provided (used in) by investing activities	3,739,138	(824,177)

FINANCING ACTIVITIES
Contribution of capital from owners	–	–
Distributions to owners	(4,422,418)	(28,366)

Net cash (used in) by financing activities	(4,422,418)	(28,366)

NET CHANGE IN CASH	–	–

CASH, Beginning	–	–

CASH, Ending	$–	$–

SUPPLEMENTAL SCHEDULE OF
OF CASH FLOW INFORMATION
Interest paid	$–	$–
Income taxes paid	$–	$–

The accompanying notes are an integral part of these financial statements.

F-28

5 JAB INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

AND

FOR THE PERIOD JANUARY 1, 2013 THRU SEPTEMBER 1, 2013 (TERMINATION)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding of the Business’s financial statements. The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Nature of Operations and Organization

Five Jab Inc., an operator of oil and gas properties, and a number of other owners own 75% of the working interest in certain leases located in the states of Texas and Louisiana (the “Business” or Five Jab Inc.”). These leases are proved leaseholds only and include 11 producing crude oil wells and one well that also produced natural gas (the “Properties”). In addition, all of the wells were purchased by the Business and therefore there are no drilling costs incurred by the Business

The Business sold 100% of its 75% working interest in the Properties to Three Forks Inc. effective June 30, 2013 (37.5% WI) and effective September 1, 2013 (37.5% WI) for $3,842,143 in cash plus the assumption of certain liabilities in the amount of $281,962.

Basis of Presentation

These financial statements represent the historical costs of the Business based upon generally accepted accounting principles for the periods presented.

Income Taxes

The Business is taxed as a disregarded entity for income tax purposes and as such each of the owners report separately their pro rata share of income, deductions and losses. Therefore, no provision for income taxes is made in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses as of and during the reporting periods. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any change in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in the future periods.

Revenue Recognition

Revenues are recognized on production as it is taken and delivered to the purchasers.

F-29

5 JAB INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

AND

FOR THE PERIOD JANUARY 1, 2013 THRU SEPTEMBER 1, 2013 (TERMINATION)

Property and Equipment

The Business accounts for its crude oil and natural gas exploration and development activities under the successful efforts method of accounting. However, the accompanying financial statements are prepared using the full cost method of accounting and the Company intends to continue using the full cost method of accounting for the Properties. The Company has determined there is no material difference between the full cost method of accounting and the successful efforts method of accounting as it relates to the Properties as the Business acquired the Properties when they were considered proved and the Business incurred only completion and workover costs after the Business acquired the Properties. Under the full cost method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs transfer to proved oil and natural gas properties using full cost accounting.

Depletion and amortization of capitalized acquisition, exploration and development costs are computed on the units-of-production method by property on the basis of the total estimated units of proved reserves as the related proved reserves are produced. The long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds the estimated future cash flows, an impairment charged is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment was recognized at September 1, 2013 and December 31, 2012.

Other property and equipment are carried at cost. Depreciation is provided using the straight-line method of accounting over the assets’ estimated useful lives of seven years.

Depreciation, depletion and amortization of oil and gas properties and other property and equipment for the period January 1, 2013 through September 1, 2013 (termination) and the year ended December 31, 2012 were $81,080 and $66,614, respectively.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net income (loss) is equal to comprehensive income (loss) for the periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

Subsequent Events

The Company has evaluated subsequent events through April 14, 2014, the date the financial statements were available to be issued, and has concluded no events need to be reported.

F-30

5 JAB INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

AND

FOR THE PERIOD JANUARY 1, 2013 THRU SEPTEMBER 1, 2013 (TERMINATION)

NOTE 2 – SALE OF OIL AND GAS PROPERTIES

The Business sold 100% of its 75% working interest in the Properties to Three Forks Inc. effective June 30, 2013 (37.5% WI) and September 1, 2013 (37.5% WI) for $3,842,143 in cash plus the assumption of liabilities in the amount of $281,962 and recognized in accordance with ASC Topic 360 a gain on the sale in the amount of $2,277,453 as reported in the statement of operations for the period January 1, 2013 through September 1, 2013 (termination).

NOTE 3 – ASSET RETIREMENT OBLIGATIONS

The Property’s asset retirement obligations reported as accrued liabilities arise from the plugging and abandonment liabilities for the oil and gas wells. The Company has determined there is no salvage value associated with the Property’s tangible assets at the time the wells are retired. The following is a reconciliation of the Property’s asset retirement obligations for the period January 1, 2013 through September 1, 2013 (termination) and the year ended December 31, 2012.

	For the Period January 1, 2013 thru September 1, 2013 (termination)	For the Year Ended December 31, 2012
Beginning of period	$275,085	$29,295
Obligations incurred (from new wells)	–	245,790
Change in estimate	6,877	–
Sale of proved reserves	(281,962)	–

End of period	–	275,085

Less: current retirement obligation	–	–

Long-term retirement obligation	$–	$275,085

NOTE 4 – INFORMATION ON BUSINESS SEGMENTS

At September 1, 2013 and December 31, 2012, the Company considered its business activities to constitute a single segment.

NOTE 5 – SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited)

There are numerous uncertainties inherent in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered.

F-31

5 JAB INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

AND

FOR THE PERIOD JANUARY 1, 2013 THRU SEPTEMBER 1, 2013 (TERMINATION)

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

The area of the reservoir considered as proved includes all of the following: (a) the area identified by drilling and limited by fluid contacts, if any, and (b) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establish a lower contact with reasonable certainty.

Reserves that can be produced economically through application of improved recovery techniques (including but not limited to, fluid injection) are included in the proved classification when both of the following occur: (a) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir of an analogous reservoir, or other evidence of reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based, and (b) the project has been approved for development by all necessary parties and entities, including governmental entities.

Existing economic conditions include prices and costs at which economic productivity from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved developed oil and gas reserves are proved reserves that can be expected to be recovered: (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the costs of a new well; and (ii) through installed extraction equipment and infrastructure operational at the time of the reserve estimate if the extraction is by means not involving a well.

Proved undeveloped oil and gas reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic productivity at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

“Prepared” reserves are those quantities of reserves which were prepared by an independent petroleum consultant. “Audited” reserves are those quantities of revenues which were estimated by the Company’s employees and audited by an independent petroleum consultant. An audit is an examination of a company’s proved oil and gas reserves and net cash flow by an independent petroleum consultant that is conducted for the purpose of expressing an opinion as to whether such estimates, in aggregate, are reasonable and have been determined using methods and procedures widely accepted within the industry and in accordance with SEC rules.

F-32

5 JAB INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

AND

FOR THE PERIOD JANUARY 1, 2013 THRU SEPTEMBER 1, 2013 (TERMINATION)

Estimates of the Properties crude oil and natural gas reserves and present values at December 31, 2012 prepared by Ralph E. Davis Associates, Inc., independent reserve engineers,

Estimated Quantities of Proved Oil and Gas Reserves

Estimated quantities of proved crude oil and natural gas reserves at September 1, 2013 and December 31, 2012 and changes in the reserves during the periods are shown below (in thousands). These reserve estimates have been prepared in compliance with Securities and Exchange Commission regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month for each month.

	Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(Mboe) (1)
Estimated proved reserves at January 1, 2011	–	–	–
Purchase of proved reserves	384	25	388
Production	(1)	(2)	(1)
Estimated proved reserves at December 31, 2011	383	23	387
Production	(13)	(1)	(13)

Estimated proved reserves at December 31, 2012	370	22	374
Sale of properties [2]	(355)	(20)	(357)
Production	(15)	(2)	(17)

Estimated proved reserves at September 1, 2013:	–	–	–

Proved developed reserves:
December 31, 2011	383	23	387
December 31, 2012	370	22	374
September 1, 2013	–	–	–

Proved undeveloped reserves:
December 31, 2011	–	–	–
December 31, 2012	–	–	–
September 1, 2013	–	–	–

Base pricing, after adjustments for contractual differentials:	$/bbl WTI spot	$/Mcf Hhub Spot
December 31, 2011	$99.99	$3.56
December 31, 2012	$105.69	$3.77
September 1, 2013 [3]	–	–

[1] Mboe is based on a ratio of 6 Mcf to 1 barrel.

[2] Effective June 30, 2013, 37.5% WI and effective September 1, 2013, 37.5% WI in proved properties was sold to Three Forks Inc.

[3] Five Jab Inc has no oil and gas properties or produciton as of September 1, 2013.

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. The price used to estimate the reserves is held constant over the life of the reserve. Future production and development costs are derived based on current costs assuming continuation of existing economic conditions.

F-33

5 JAB INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

AND

FOR THE PERIOD JANUARY 1, 2013 THRU SEPTEMBER 1, 2013 (TERMINATION)

The discounted future net cash flows related to proved oil and gas reserves at September 1, 2013 and December 31, 2012 (in thousands):

	September 1,	December 31,
	2013	2012
Future cash inflows	$–	$39,729
Less future costs:
Production	–	14,827
Development [1]	–	1,335
Income taxes	–	8,013
Future net cash flows	–	15,554
10% discount factor	–	(6,322)
Standardized measure of discounted future net cash flows	$–	$9,232

Estimated future development costs	$–	$1,335

[1] Includes cost to P&A proved properties.

Changes in Discounted Future Net Cash Flows

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows during the period January 1, 2013 through September 1, 2013 (termination) and the year ended December 31, 2012 (in thousands):

	For the Period January 1, 2013 thru September 1, 2013 (termination)	For the Year Ended December 31, 2012
Beginning of the period	$9,232	$7,518
Purchase of proved reserves	–	–
Sale of proved reserves [1]	(8,189)	–
Changes in prices	–	2,383
Changes in estimated future development costs	–	–
Sales of oil and natural gas produced during the period, net of production costs	(1,043)	(669)

End of period	$–	$9,232

[1] Sale of proved reserves to Three Forks Inc.

F-34

FINANCIAL STATEMENTS THREE FORKS, INC.

MARCH 31, 2014 AND 2013

(UNAUDITED)

F-35

THREE FORKS, INC.

BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$74,275	$121,174
Accounts receivable trade, net	2,67,655	2,76,570
Note receivable other	1,00,000	1,00,000
Prepaid and other current assets	16,554	20,442
Total current assets	4,58,484	5,18,186
Disposal group held for sale of discontinued operations	—	—
Property and equipment
Oil and gas properties at cost, full-cost method of accounting
Unproved	2,14,584	2,14,584
Proved	58,12,630	56,14,987
Other	33,953	25,554
Total property and equipment	60,61,167	58,55,125
Less accumulated depreciation, depletion and amortization	-1,21,297	-65,038
Net property and equipment	59,39,870	57,90,087
Long-term assets
Other long-term assets	61,330	61,330
Total long-term assets	61,330	61,330
Total assets	$6,459,684	$6,369,603

Current liabilities
Current maturities of convertible notes	$85,000	$1,475,000
Current maturities of notes	10,547	24,500
Accounts payable trade	7,08,415	4,25,133
Loan payable, accruals and repurchase obligation	3,39,217	1,92,517
Notes payable, advances and loans , related party	6,83,282	8,12,205
Total current liabilities	18,26,461	29,29,355
Long-term liabilities
As set retirement obligations	3,07,854	3,07,854
Total long-term liabilities	3,07,854	3,07,854
Total liabilities	21,34,315	32,37,209
Commitments and Contingencies	—	—
STOCKHOLDERS’ EQUITY
Preferred shares , no par value, 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common shares , $0.001 par value, 100,000,000 shares authorized; 11,506,677 and 11,681,477 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	11,506	11,681
Additional paid in capital	75,47,805	56,29,205
Accumulated deficit	-32,33,942	-25,08,492
Total stockholders’ equity	43,25,369	31,32,394
Total liabilities and stockholders’ equity	$6,459,684	$6,369,603

The accompanying notes are an integral part of these financial statements.

F-36

THREE FOR K S , INC .

STATEMENTS OF OPERATIONS

	For the Three Months ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Revenue:
Oil and gas sales	$4 44,458	$—
Management fees	4 7,000	—
Total revenues	491,458	—
Operating expenses :
Lease operating expenses	494,077	—
Production taxes	19,508	—
Depreciation, depletion and amortization	56,259	832
General and administrative expenses	606,717	525,629
Total operating expenses	1,176,561	526,461
Loss from operations	(685,103)	(526,461)
Other income (expense):
Other Income	—	22,000
Interest income	986	986
Interest expense	(41,333)	—
Total other income (expense)	(40,347)	22,986
Loss from continuing operations before income taxes	(725,450)	(503,475)
Income taxes	—	—
Net loss from continuing operations	(725,450)	(503,475)
Discontinued operations
Gain on disposal of property	—	143,608
Income from discontinued operations	—	143,608
Net loss	$(725,450)	$(359,867)
Net loss from continuing operations	$(0.06)	$(0.05)
Net income from discontinued operations
Basic and diluted	$—	$0.01
Net loss per common share
Basic and diluted	$(0.06)	$(0.03)
Weighted average number of common shares
Basic and diluted	11,653,255	11,033,387

The accompanying notes are an integral part of these financial statements

F-37

THREE FORKS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred S hares No Par Value		Common S hares $.001 Par Value		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
BALANCES , December 31, 2013 (Audited)	—	$—	1,16,81,477	$11,681	$5,629,205	$(2,508,492)	$3,132,394
Sale of shares for cash at $3.00 per share	—	—	25,200	25	7 5,575	—	75,600
Sale of options for cash	—	—	—	—	2 50,000	—	2,50,000
Sale of warrants in exchange for debt	—	—	—	—	1,690,000	—	16,90,000
Repurchase of shares	—	—	-2,00,000	-200	-1,42,300	—	-1,42,500
Contribution of assets	—	—	—	—	2 4,639	—	24,639
Stock based compensation	—	—	—	—	2 0,686	—	20,686
BALANCES , March 31, 2014 (Unaudited)	—	$—	1,15,06,677	$11,506	$7,547,805	$(3,233,942)	$4,325,369

The accompanying notes are an integral part of these financial statements.

F-38

THREE FORKS, INC.

STATEMENTS OF CASH FLOWS

	For the Three Months ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net (loss) from continuing operations attributable to common stockholders	$(725,450)	$(503,475)
Income from discontinued operations	—	143,608
Adjustments to reconcile net (loss) to net cash flows (used in) operating activities:
Depreciation, depletion and amortization	56,259	832
Gain on settlement of claims	—	(22,000)
Gain on sale of disposal group held for sale	—	(143,608)
Shares issued for services	—	15,400
Stock based compensation	20,686	2,967
Changes in operating assets and liabilities:
Accounts receivable trade	8,915	8,550
Prepaid and other current assets	3,888	17,284
Accounts payable trade	283,282	122,255
Accrued and deposits payable	4,200	218,636
Accrued liabilities, related party	171,077	165,768
Net cash provided by (used in) operating activities	177,143	26,217
INVESTING ACTIVITIES
Additions to property and equipment	(206,042)	(50,588)
Proceeds from sale of disposal group held for sale	—	1,600,000
Net cash provided by (used in) investing activities	(206,042)	1,549,412
FINANCING ACTIVITIES
Sale of common shares	75,600	989,400
Sale of options	250,000	—
Contribution of assets	24,639	—
Funds used to repurchase common shares	—	(815,000)
Repayment of short term debt	(13,953)	(3,001)
Net cash provided by financing activities	336,286	171,399
NET CHANGE IN CASH	(46,899)	1,747,028
CASH, Beginning	121,174	492,729
CASH, Ending	$74,275	$2,239,757
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Debt owed in retirement of 375,000 shares of stock	$—	$160,000
Sale of warrants in exchange for debt	$1,690,000	$—
Repurchase of common stock	$142,500	$—
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

F-39

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization

Three Forks, Inc. (the “Company”) was incorporated on March 28, 2012 in the State of Colorado. The Company’s business plan focuses on the development as an independent energy company engaged in the acquisition, exploration, development and production of North American conventional oil and gas properties through the acquisition of leases and/or royalty interests and developing the properties for maximum cash flow.

On September 7, 2012, the Company acquired working interests between 10.12% and 10.50% in five (5) producing oil and gas wells along with mineral interests in proved undeveloped leaseholds totaling approximately 320 acres located in Weld county Colorado valued at $1,477,990 as well as a 76.25% working interest in undeveloped leaseholds totaling approximately 120 acres located in Morgan county Colorado valued at $14,000 in exchange for the issuance of 700,000 shares of the Company’s common stock valued at $1,400,000 or $2.00 per share and the assumption of certain debt in the amount of $91,990. In addition, the Company was required to fund an escrow account in the amount of $55,000 for legal services that may occur over a three year period from the date of the acquisition and this escrow account at March 31, 2014 and December 31, 2013 has a balance of $55,163 and $55,163 respectively. Effective January 1, 2013, the Company sold its entire interest in these oil and gas properties located in Weld county Colorado for $1,600,000 in cash. See Note 4 – Disposal Group Held for Sale.

On December 31, 2012, the Company entered into a Farmout Agreement (“Farmout”) where the Company had a 100% working interest in 320gross/290net acres of mineral interests located in Archer county Texas subject to the Farmout. In consideration of Three Forks No. 1, LLC, a Colorado limited liability company (“LLC”), undertaking and paying it’s pro rata portion of the costs associated with the drilling and completion of 9 wells in Archer county Texas on the Farmout property, the Company assigned 87% of the working interest in the Farmout to the LLC. Likewise, on January 1, 2013, the Company assigned 2% of the working interest in the Farmout to two members of the Board of Directors of the Company.

Three Forks LLC No. 2 (“Three Forks No. 2”) was organized in the State of Colorado on December 4, 2013. The Company is the manager of the Three Forks No. 2 and the Company does not hold an equity interest in Three Forks No. 2. Three Forks No. 2 has been organized to fund and develop the proposed drilling of additional wells in Colorado, Oklahoma and Texas.

Effective June 30, 2013 and September 1, 2013, the Company acquired a 37.5% and 37.5% working interest, respectively or a total of 75% working interest in certain oil and gas properties located in Louisiana and Texas totaling approximately 1955 gross acres known as the Five JAB, Inc. properties in exchange for $3,869,497 in cash plus the assumption of liabilities in the amount of $281,962 as part of a purchase sale and participation agreement dated February 27, 2013 as well as participate in a development program that includes the drilling and completion of additional wells

The Company’s acquisition of the 75% of working interest in the oil and gas properties was accounted for as an acquisition for accounting purposes.

Concentration of Credit Risk

The Company, from time to time during the periods covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

F-40

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at their cost less any allowance for doubtful accounts. The allowance for doubtful accounts is based on the management’s assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is deterioration in a major customer’s creditworthiness or if actual defaults are higher than the historical experience, the management’s estimates of the recoverability of amounts due to the Company could be adversely affected. Based on the management’s assessment, there is no reserve recorded at March 31, 2014 and December 31, 2013.

Oil and Gas Activities

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. Unproved properties with significant acquisition costs are assessed annually on a property-by-property basis and any impairment in value is charged to expense. If the unproved properties are determined to be productive, the related costs are transferred to proved oil and natural gas properties and are depleted. Proceeds from sales of partial interests in unproved leases are accounted for as a recovery of cost without recognizing any gain or loss until all costs have been recovered. The costs of unproved oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become proved, the related costs transfer to proved oil and natural gas properties using full cost accounting. There were capitalized costs of $5,812,630 and $5,614,987 included in the amortization base at March 31, 2014 and December 31, 2013, respectively and the Company did not expense any capitalized costs for the three months ended March 31, 2014 and 2013, respectively.

The Company performs a quarterly “ceiling test” calculation to test its oil and gas properties for possible impairment. The primary components impacting this calculation are commodity prices, reserve quantities added and produced, overall exploration and development costs, depletion expense, and tax effects. If the net capitalized cost of the Company’s oil and gas properties subject to amortization (the carrying value) exceeds the ceiling limitation, the excess would be charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, the lower of cost or estimated fair value of unproved properties included in the costs being amortized, and all related tax effects. At March 31, 2014 and December 31, 2013, the calculated value of the ceiling limitation exceeded the carrying value of the Company’s oil and gas properties subject to the test, and no impairment was necessary.

Property and Equipment

Management capitalizes additions to property and equipment. Expenditures for repairs and maintenance are charged to expense. Property and equipment are carried at cost. Adjustment of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statement of operations. The Company has not capitalized any internal costs for the three months ended March 31, 2014 and 2013, respectively.

F-41

Other property and equipment, such as office furniture and equipment, and computer hardware and software, are recorded at cost. Costs of renewals and improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred.

Depreciation

For financial reporting purposes, depreciation and amortization of other property and equipment is computed using the straight-line method over the estimated useful lives of assets at acquisition. For income tax reporting purposes, depreciation of other equipment is computed using the straight-line and accelerated methods over the estimated useful lives of assets at acquisition.

Depreciation and depletion of capitalized acquisition, exploration and development costs are computed on the units-of-production method by individual fields on the basis of the total estimated units of proved reserves as the related proved reserves are produced.

Depreciation, depletion and amortization of oil and gas property and other property and equipment for the three months ended March 31, 2014 and 2013 is $56,259 and $832, respectively.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No events occurred during the three months ended March 31, 2014 and 2013, respectively that would be indicative of possible impairment.

Asset Retirement Obligations

The Company’s asset retirement obligations arise from plugging and abandonment liabilities for the Company’s natural gas and oil wells.

Other Comprehensive (Loss)

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company accounts for income taxes under the liability method as prescribed by ASC authoritative guidance. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates expected to be in effect during the year in which the basis difference reverses. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the Company’s income tax returns.

The Company assessed the likelihood of utilization of the deferred tax asset, in light of the recent losses. As a result of this review, the deferred tax asset of $1,714,920 has been fully reserved at March 31, 2014. At March 31, 2014, the Company has incurred net operating losses for income tax purposes of approximately $4,400,000. Such losses may be carried forward and are scheduled to expire in the year 2033, if not utilized, and may be subject to certain limitations as provided by the Internal Revenue Code.

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The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At March 31, 2014, there were no uncertain tax positions that required accrual.

Earnings Per Share

Basic earnings per share is calculated by dividing the net loss available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted net loss per common share is calculated by dividing the net loss by the weighted-average number of common shares outstanding including the effect of the Company’s potentially dilutive securities. The Company’s potentially dilutive securities consist of options, warrants and convertible promissory notes to purchase the Company’s common stock. Potentially dilutive securities are not included in the weighted average calculation for net loss per common share since their effect would be anti-dilutive due to the net loss. The treasury method is used by the Company to measure the dilutive effect of stock options, warrants and convertible promissory notes. Since the option price is significantly greater than the current value of the Company’s common stock, management has determined the effective exercise of the dilutive securities would have no effect on the weighted-average number of common shares outstanding for the periods presented. Therefore, the basic and diluted weighted average number of common shares outstanding for net income from continuing operations is the same for the periods presented. For the three months ended March 31, 2014 and 2013, the Company had outstanding 8,077,435 and 2,250,000, respectively of potentially dilutive options, warrants and convertible promissory notes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Revenue Recognition

The Company recognizes revenue from the exploration and production of the Company’s oil and gas properties in the period of production. Management fee income is recognized in the period where the Company performs the services as manager of a limited liability company.

Share-Based Compensation

The Company accounts for share-based payment accruals under authoritative guidance on stock compensation as set forth in the Topics of the ASC. The guidance requires all share-based payments to employees and non-employees, including grants of employee and non-employee stock options and warrants, to be recognized in the financial statements based on their fair values.

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Going Concern and Managements’ Plans

As shown in the accompanying financial statements for the period ended March 31, 2014, the Company has reported an accumulated deficit of $3,233,942. At March 31, 2014, the Company has current assets of $458,484, including cash and cash equivalents of $74,275 and current liabilities of $1,826,461. The Company does recognize revenues from the properties it acquired in 2013 and continues to develop these properties to improve production.

To the extent the Company’s operations are not sufficient to fund the Company’s capital and current growth requirements the Company will attempt to raise capital through the sale of additional shares of stock. At the present time, the Company cannot provide assurance that it will be able to raise funds through the further issuance of equity in the Company. See Note 14 – Subsequent Events.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. From its incorporation on March 28, 2012 through March 31, 2014, the Company has not been involved in any unconsolidated SPE transactions.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period financial statement presentation. Such reclassifications had no effect on the Company’s net loss.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

NOTE 2 – RELATED PARTY TRANSACTIONS

Advances and loans payable – related party

During the three months ended March 31, 2014, the Company was advanced funds from affiliates in the amount of $171,077 and at March 31, 2014 owes these affiliates $383,282.

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Shares for Services

During the three months ended March 31, 2013, a former member and a current member of the Board of Directors were issued 200,000 shares of the Company’s common stock in exchange for services in the amount of $17,600 or at a fair value of $0.088 per share.

Consulting Services

During the three months ended March 31, 2014 and 2013, the Company paid an officer and director $47,000 and $35,000, respectively in fees as part of consulting arrangement approved by the Board of Directors.

During the three months ended March 31, 2013, the Company paid an affiliate of one of its directors $55,000 in fees as part of a consulting agreement approved by the Board of Directors.

Limited Liability Companies

The Company is the manager of Three Forks No. 1, LLC, a Colorado limited liability company. See Note 1 – Summary of Significant Accounting Policies “Nature of Operations and Organization” and Note 9 – Management Agreement.

The Company is the manager of the Three Forks No. 2 and the Company does not hold an equity interest in Three Forks No. 2. Three Forks No. 2 has been organized to fund and develop the proposed drilling of additional wells in Archer County, Texas. At March 31 2014, Three Forks No. 2 has yet to commence operations. See Note 1 – Summary of Significant Accounting Policies “Nature of Operations and Organization.”

Certain officers and members of the Board of Directors of the Company are members of Tin Cup Oil and Gas LLC, a Colorado limited liability company and on March 31 2014, Tincup Oil and Gas LLC purchased 190,000 two year warrants in consideration for and cancellation of $190,000 in debt. See Note 10 – Secured Convertible Promissory Notes.

NOTE 3 – NOTE RECEIVABLE

In May 2012, the Company loaned Holms Energy Development Corp (“HEDC”) $100,000 which is evidenced by an unsecured promissory note dated May 30, 2012 whereby the unpaid principal amount of the promissory note is due and payable on Demand at any time on or after March 15, 2013 including any and all unpaid and accrued interest at the rate of four percent (4%) per annum of the outstanding principal. HEDC may offset the principal amount of the promissory note with any amounts due from the Company pursuant to the certain Joint Venture Cooperation and Profit Allocation Agreement between the Company and HEDC dated May 1, 2012 (“JV Agreement”) as per Note 8. At March 31, 2014 and December 31 2013, the Company is owed $100,000 plus accrued interest in the amount of $7,342 and $6,356, respectively.

NOTE 4 – DISPOSAL GROUP HELD FOR SALE

The Company, as part of an agreement dated September 7, 2012, acquired certain oil and gas mineral interest, including five (5) producing wells, located in Weld county Colorado. The Company determined that these mineral interests were considered a Disposal Group Held for Sale as set forth in Topic 205 of the ASC and therefore, the Company at December 31, 2012 recorded the property as a separate asset in the amount of $1,472,521 [net of $5,658 in amortization] on the balance sheet. Effective January 1, 2013, the Company sold these properties for $1,600,000 in cash and recorded in the statement of operations for the three months ended March 31, 2013 a gain on the sale of assets in the amount of $143,608 under discontinued operations.

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In addition and as part of the sale, the purchasers of the property deposited with the Company $400,000 to be used towards the AFE costs in the drilling of future oil and gas wells. At March 31, 2014 and December 31, 2013, the Company owes $400,000 including $209,520 due to a member of the Board of Directors.

NOTE 5 – DISCONTINUED OPERATIONS

In January 2013, the Company sold all of its proved oil and gas properties located in Weld County CO for $1,600,000 in cash and for the three months ended March 31, 2013, the Company recorded a gain of $143,608 on the sale of the disposal group held for sale. The properties consisted solely of oil and gas properties that were acquired in 2012.

The financial results of the disposal group held for sale have been classified as discontinued operations in our statements of operations for all period presented. There were no operations for the three months ended March 31, 2014.

NOTE 6 – ASSET RETIREMENT OBLIGATIONS

The Property’s asset retirement obligations reported as accrued liabilities arise from the plugging and abandonment liabilities for oil and gas wells that were acquired during the year ended December 31, 2013. The Company has determined there is no salvage value associated with the Property’s tangible assets at the time the wells are retired. There were no wells retired during the three months ended March 31, 2014 and the Property’s asset retirement obligation at March 31, 2014 is $307,854.

NOTE 7 – INFORMATION ON BUSINESS SEGMENTS

At March 31, 2014, the Company considered its business activities to constitute a single segment.

NOTE 8 – JOINT VENTURE AGREEMENT

Through March 31, 2014, the Company has paid a total of $163,456 in costs to drill an oil and gas well in Archer County Texas as part of the JV Agreement entered into between the Company and Holms Energy Development Corp. The Company will receive revenues and be responsible for 49% of the costs to drill and complete each well the Company elects to participate in on such leases that are part of the JV Agreement.

NOTE 9 – MANAGEMENT AGREEMENT

The Company is the manager of a tax partnership known as Three Forks No. 1, LLC and as manager receives a fee beginning January 1, 2014 in the amount of $5,000 per month. The Company owns no interest in the LLC but does own an 11% working interest in the Farmout property as more fully described in Note 1. For the three months ended March 31, 2014 and 2013, respectively the Company reported management fee income in the amount of $47,000 and $0, respectively including $32,000 in total fees that were due for the months of November and December of 2013.

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NOTE 10 – SECURED CONVERTIBLE PROMISSORY NOTES

In September 2013, the Company commenced a private offering of $2,000,000 of Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% working interest in the Five JAB properties discussed in Note 1. These promissory notes in the amount of $1,475,000 have a maturity date in September 2014 including interest at the rate of 10% per annum on the unpaid balance and are convertible into shares of the Company’s common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the promissory note. One of the subscribers of this offering is Tincup Oil and Gas, LLC, which subscribed for a $250,000 promissory note. A director of the Company is a member of Tincup Oil and Gas, LLC. On March 31, 2014, the holders of promissory notes purchased 1,390,000 of two year warrants in consideration for and cancellation of $1,390,000 of debt. Therefore, at March 31, 2014, the Company owes promissory notes in the amount of $85,000. See Note 14 – Subsequent Events.

Separately and apart, an officer and director of the Company, agreed to make up the difference of the Secured Convertible Promissory Note Offering towards the purchase price of the Five JAB properties in a separate transaction under separate terms with the Company. The officer and director in exchange for secured convertible promissory notes provided the Company each with $300,000 in cash or a total of $600,000. Their promissory notes have a due date of January 2, 2014 including interest at the rate of 10% per annum on the unpaid balance and allow for the conversion of the promissory notes at issuance into common stock in whole or in part at a conversion price of $3.60 per share. The promissory notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees. If payments are not made on the promissory notes at January 2, 2014, the Company is required to take immediate steps to liquidate the Five JAB properties and the due date will be extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. They will each receive a $15,000 payment of fees. On April 7, 2014, Mr. Pollard and the Company entered into an Extension and Waiver with the Company and extended the maturity date of the promissory note to May 2, 2014. The note was paid in full on May 9, 2014. On March 31, 2014, Mr. Ranew purchased 300,000 of two year warrants in consideration for and cancellation of his $300,000 promissory note. Therefore, at March 31 2014, the Company owes $300,000. See Note 14 – Subsequent Events.

NOTE 11 – SHARE BASED COMPENSATION

President and Chief Operating Officer

The Company granted to its President and Chief Operating Officer effective March 5, 2013 and amended March 1, 2014, cashless options to acquire up to 2,250,000 shares of the Company’s common stock at an option price of $0.10 per share for a period of five years from the effective date of the grant. The options are fully vested. These options are not part of the Company’s 2013 Stock Incentive Plan.

2013 Stock Incentive Plan

Effective May 1, 2013, the Company’s 2013 Stock Option and Award Plan (the “2013 Stock Incentive Plan”) was approved by its Board of Directors and shareholders. Under the 2013 Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to the Company or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 5 million shares of the Company’s common stock are subject to the 2013 Stock Incentive Plan. The shares issued

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for the 2013 Stock Incentive Plan may be either treasury or authorized and unissued shares. During the year ended December 31, 2013, options in the amount of 2,300,000 and warrants in the amount of 275,000 were granted under the 2013 Stock Incentive Plan including options in the amount of 175,000 to officers and directors as well as cashless options to a Board member to acquire up to 100,000 shares of the Company’s common stock at an option price of $.10 per share for a period of five years from the effective date of the grant. The cashless options were immediately vested upon the date of grant.

The following table summarizes information related to the outstanding and vested options and warrants at March 31, 2014:

Outstanding and
Vested Options and Warrants
Number of shares
Non-Qualified stock options	5,390,000
2013 Stock Incentive Plan	2,575,000
Weighted average remaining contractual life
Non-Qualified stock options	3.36 years
2013 Stock Incentive Plan	3.52 years
Weighted average exercise price
Non-Qualified stock options	$0.46
2013 Stock Incentive Plan	$0.53
Number of shares vested
Non-Qualified stock options	4,527,900
2013 Stock Incentive Plan	1,636,826
Aggregate intrinsic value
Non-Qualified stock options	$229,559
2013 Stock Incentive Plan	$158,627

The aggregate intrinsic value of outstanding securities is the amount by which the fair value of underlying (common) shares exceeds the exercise price of the options issued and outstanding. For the three months ended March 31, 2014 and 2013, the Company granted and sold options and warrants that had a total fair value of $0 and $199,810, respectively and reported $20,686 and $2,967 as compensation expense for the three months ended March 31, 2014 and 2013 in the statement of operations.

No options or warrants were exercised or expired during the three months ended March 31, 2014 and 2013.

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The fair value of the options and warrants granted and sold were estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

Volatility	123.60%
Expected Option Term	2-5 years
Risk-free interest rate	11%-.17%
Expected dividend yield	0.00%

The expected term of the options and warrants granted and sold were estimated to be the contractual term. The expected volatility was based on an average of the volatility disclosed based upon comparable companies who had similar expected option terms. The risk-free rate was based on the one-year U.S. Treasury bond rate.

NOTE 12 – STOCKHOLDERS’ EQUITY

Preferred Shares

The Company is authorized to issue 25,000,000 shares of no par value preferred stock. At March 31, 2014 and December 31, 2013, the Company has no preferred shares issued and outstanding.

Common Shares

The Company is authorized to issue 100,000,000 shares of $0.001 voting common stock. At March 31, 2014 and December 31, 2013 there were a total of 11,506,677 and 11,681,477 shares of common stock issued and outstanding, respectively.

During the three months ended March 31, 2014, the Company sold 25,200 shares of its common stock for $75,600 or $3.00 per share and sold three (3) year options to acquire 295,600 shares of its common stock at an exercise price of $1.00 per share in exchange for cash in the amount of $295,600.

During the three months ended March 31, 2013, as described in Note 2, the Company issued 175,000 shares of its common stock in exchange for services valued at $15,400.

Repurchase of Common Shares

During the three months ended March 31, 2014, the Company entered into a settlement agreement with a former officer and director to settle certain claims against the employee and as part of the agreement the Company agreed to repurchase 200,000 shares of the Company’s common stock owned by the employee as well as personal property valued at $4,201 in exchange for cash of $120,000 and assumption of a loan due to Three Forks No. 1, LLC in the amount of $25,000 plus interest in the amount of $1,701.

Effective March 26, 2013, the Company entered into a repurchase agreement with two of its shareholders to acquire their 275,000 shares of common stock in exchange for cash of $825,000.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases office space in Broomfield Colorado under a non-cancelable operating lease that allows either party the option to terminate the lease. Rent expense for the three months ended March 31, 2014 and 2013 was $16,576 and $22,781, respectively. The following table summarizes the future

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minimum payments under this non-cancelable lease at March 31, 2014:

2014	$49,728
2015	$38,677
2016	$–
2017	$–
2018	$–
$88,405

Consulting Agreements

Effective November 1, 2013, the Company entered into a twelve month agreement with a consultant to perform services at the rate of $200,000 per year under certain terms and conditions that includes the granting of non-qualified stock options in exchange for cash of $50,000 to acquire up to 1,000,000 shares of the Company’s common stock at an option price of $.010 per share over a five year period from the effective date of the grant. The options vest over a three year period from the effective date of the grant. The Company entered into a four year agreement effective September 1, 2012 and amended March 1, 2013 with its interim Chief Executive Officer to perform services at the base rate of $180,000 per year under certain terms and conditions.

Employment Agreements

The Company entered into a two year employment agreement effective September 1, 2012 and amended in February 2013 with its Executive Vice President of Finance that includes compensation of a base salary of $192,000 per year under certain terms and conditions. This agreement was terminated during the first quarter of 2014 as part of a settlement agreement described in Note 12.

The Company entered into a three year employment agreement effective March 1, 2013 and amended March 1, 2014 with its President and Chief Operating Officer that includes compensation of a base salary of $250,000 per year under certain terms and conditions including non-qualified stock options as described in Note 11.

NOTE 14 – SUBSEQUENT EVENTS

Credit Facility

On May 9, 2014, the Company closed on a four (4) year Credit Facility with Guaranty Bank and Trust (“GBT”) for a loan commitment up to $50,000,000. This Credit Facility allows the Company subject to certain terms and conditions to borrow from the Credit Facility amounts in the form of notes issued by the Company to the Lender. The notes are collateralized by the Company’s oil and gas properties and require that the Company pay interest monthly in arrears on the unpaid balance of the notes at varying rates but not to exceed 5.0% per annum. On May 9, 2014, the Company borrowed $3,500,000 off of the Credit Facility of which $1,050,000 was used towards financing costs, working capital, workover of additional wells acquired from Five JAB and payment in full of outstanding promissory notes due by the Company at March 31, 2014 totaling $385,000 including $300,000 owed to Mr. Pollard. The remaining $2,450,000 of funds borrowed off of the Credit Facility is available to be used by the Company at its discretion.

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Sale of Common Shares

During the period April 1, 2014 through May 9, 2014, the Company sold 27,334 shares of its common stock in exchange for $82,000 in cash or at $3.00 per share.

Stock Options

During the period April 1, 2014 through Mary 9, 2014, the Company sold three (3) year options to acquire 405,000 of its common stock at an exercise price of $1.00 per share for cash in the amount of $380,000.

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FINANCIAL STATEMENTS OF FIVE JAB, INC.

(THE PREDECESSOR) (UNAUDITED)

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Five JAB, Inc.

BALANCE SHEET

September 1, 2013
(Audited)
Assets
Current Assets	$–

Total assets	$–

Liabilities and Capital
Current liabilities	$–

Total liabilities	–

Commitments and contingencies	–

Capital	–

Total liabilities and capital	$–

See accompanying notes are an integral part of these financial statements.

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Five JAB, Inc.

STATEMENT OF OPERATIONS

For the Three
Months Ended
March 31, 2013
(Unaudited)
Revenue:
Oil and gas sales	$586,935
Total revenues	586,935

Operating expenses:
Lease operating expense	147,992
Production taxes	27,851
General and administrative expense	15,300
Depreciation, depletion and amortization	37,195
Total operating expenses	228,338

Income income from operations	358,597

Income taxes	–

Net income	$358,597

See accompanying notes are an integral part of these financial statements.

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Five JAB, Inc.

STATEMENT OF CASH FLOWS

For the Three
Months Ended
March 31, 2013
(Unaudited)
OPERATING ACTIVITIES
Net income attributable to owners	$358,597
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, depletion and amortization	37,195

Net cash provided by operating activities	395,792

INVESTING ACTIVITIES
Acquisition of property and equipment	(27,155)

Net cash (used in) by investing activities	(27,155)

FINANCING ACTIVITIES
Distributions to owners	(368,637)

Net cash (used in) by financing activities	(368,637)

NET CHANGE IN CASH	–

CASH, Beginning	–

CASH, Ending	$–

SUPPLEMENTAL SCHEDULE OF
OF CASH FLOW INFORMATION
Interest paid	$–
Income taxes paid	$–

The accompanying notes are an integral part of these financial statements.

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NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Business’s financial statements. The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Nature of Operations and Organization

Five JAB, Inc. (“Five JAB”), an operator of oil and gas properties, and a number of other owners own 75% of the working interest in certain leases located in the states of Texas and Louisiana (the “Business” or “Five JAB, Inc.”). These leases are proved leaseholds only and include 11 producing crude oil wells and one well that also produced natural gas (the “Properties”). In addition, all of the wells were purchased by the Business and therefore there are no drilling costs incurred by the Business.

The Business sold 100% of its 75% working interest in the Properties to Three Forks, Inc. effective June 30, 2013 (37.5% WI) and effective September 1, 2013 (37.5% WI) for $3,842,143 in cash plus the assumption of certain liabilities in the amount of $281,962.

Basis of Presentation

These financial statements represent the historical costs of the Business based upon generally accepted accounting principles for the periods presented.

Income Taxes

The Business is taxed as a disregarded entity for income tax purposes and as such each of the owners report separately their pro rata share of income, deductions and losses. Therefore, no provision for income taxes is made in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses as of and during the reporting periods. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any change in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in the future periods.

Revenue Recognition

Revenues are recognized on production as it is taken and delivered to the purchasers and payment is made to the Business.

Property and Equipment

The Business accounts for its crude oil and natural gas exploration and development activities under the successful efforts method of accounting. Under such method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs and certain geological or geophysical expenses charged to expense as incurred. Exploratory drilling costs are initially capitalized, but evaluated quarterly

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and charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sale of producing properties.

Unproved properties with significant acquisition costs are assessed quarterly on a property-by-property basis and any impairment in value is charged to expense. If the unproved properties are determined to be productive, the related costs are transferred to proved oil and gas properties. Proceeds from sales of partial interests in unproved leases are accounted for as a recovery of costs without recognizing any gain or loss until all costs have been recovered. There are no unproved properties at September 1, 2013.

Depletion and amortization of capitalized acquisition, exploration and development costs are computed on the units-of-production method by property on the basis of total estimated units of proved reserves as the related proved reserves are produced. The long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds the estimated future cash flows, an impairment charged is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment was recognized at September 1, 2013.

Other property and equipment are carried at cost. Depreciation is provided using the straight-line method of accounting over the assets’ estimated useful lives of seven years.

Depreciation, depletion and amortization of oil and gas properties and other property and equipment for the three months ended March 31, 2013 was $37,195.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net income (loss) is equal to comprehensive income (loss) for the periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were available to be issued, and has concluded no events need to be reported.

NOTE 2 – INFORMATION ON BUSINESS SEGMENTS

At September 1, 2013, the Company considered its business activities to constitute a single segment.

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f. SELECTED FINANCIAL INFORMATION

Not applicable.

g. SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

h. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013 COMPARED TO THE PERIOD OF MARCH 28, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012

During the year ended December 31, 2013, the Company recognized $894,128 in revenue from its operational activities. During the period of March 28, 2012 (inception) through December 31, 2012, the Company did not recognize any revenue from its operational activities. During the year ended December 31, 2013, the Company recognized revenue from two sources: $734,128 from the sale of oil and gas and $160,000 from management fees.

Year Ended December 31, 2013*
Revenue
Oil sales	$728,456
Gas sales	5,672
Net production sold
Oil (Bbl)	7,215
Gas (Mcf)	1,417
Average sales prices
Oil ($/Bbl)	$103.99
Gas ($/Mcf)	$3.73

During the year ended December 31, 2013, the Company incurred operating expenses of $2,515,593. During the period of March 28, 2012 (inception) through December 31, 2012, the Company incurred operating expenses of $1,011,465. The increase of $1,504,128 in operating expenses primarily a result of the Company’s increased operational activities resulting from the acquisitions of certain properties, discussed above, and the Company’s focus on filing a registration statement on Form 10 and one on Form S-1 with the SEC.

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During the year ended December 31, 2013, the Company recognized the following operating expenses:

Year Ended
December 31, 2013
Operating Expense:
Lease operating expenses	$315,397
Production taxes	34,110
Depreciation, depletion and amortization	64,589
General and administrative expenses	2,101,497
Total Operating Expenses:	$2,515,593

During the year ended December 31, 2013, the Company recognized a net loss of $1,527,205 compared to a net loss of $981,287 during period of March 28, 2012 (inception) through December 31, 2012. The increase of $545,918 was a direct result of the $1,504,128 increase in operating expenses discussed above, offset by a $894,128 increase in revenues combined with a gain of $143,608 on the disposal of property from discontinued operations.

LIQUIDITY

At December 31, 2013, the Company had total current assets of $518,186 and total current liabilities of $2,929,355 resulting in a working capital deficit of $2,411,169.

During the year ended December 31, 2013, the Company used $1,001,299 in funds from its operational activities. During the year ended December 31, 2013, the Company recognized a net loss of $1,670,813 which was adjusted for such non-cash items as: income from discontinued operations of $143,608, $64,589 in depreciation and amortization, $22,000 gain on settlement of claims, $143,608 gain on sale of disposal group held for sale, $41,360 in shares issued for services and $50,596 in options granted for services. During the period of March 28, 2012 (inception) through December 31, 2012, the Company used $953,245 in its operations based upon a net loss of $1,009,028 which was adjusted for the non-cash items of $27,741 income from discontinued operations, $5,918 in depreciation, depletion and amortization and $8,120 in shares issued for services.

During the year ended December 31, 2013, the Company used $3,791,943 in its investing activities. The Company used $5,385,694 in additions to property and equipment and $6,249 in other additions to long-term assets. During this period, the Company received $1,600,000 from the sale of disposal group held for sale.

During the period of March 28, 2012 (inception) through December 31, 2012, the Company used $394,648 in its investing activities. The Company loaned $100,000 to a non-affiliate and used $161,577 in additions to property and equipment and $133,071 in the addition of long term assets.

During the year ended December 31, 2013, the Company received $4,421,687 from its financing activities compared to $1,840,622 during the period of March 28, 2012 (inception) through December 31, 2012.

Financing Activities

Common Stock Offerings

During the year ended December 31, 2013, the Company issued 200,000 shares of its common stock in exchange for services valued at $17,600. The Company also issued 270,000 shares of its common stock to a consultant for services valued at $23,760. In addition, and as part of a private placement, the Company issued 1,150,022 shares of its common stock for cash in the amount of $3,054,163 as more fully described in the financial statements.

Convertible Promissory Notes at December 31, 2013

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the

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convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. The Secured Convertible Promissory Notes are secured by the Company’s 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties. The offering was not fully subscribed and a total of $1,535,000 was raised. Tincup Oil and Gas, LLC of which Mr. Ranew, a former director of the Company, is a member, holds a Secured Convertible Promissory Note for $250,000. At December 31, 2013, the Company owes a total of $1,475,000 in outstanding secured convertible promissory notes.

On March 31, 2014, holders of the above promissory notes purchased 1,390,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,390,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,390,000 warrants to holders of the promissory notes in cancellation of $1,390,000 in debt.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard, a director and former officer, and Mr. Lester Ranew, a former director of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). At December 31, 2013, the Company owes a total of $600,000 to Mr. Pollard and Mr. Ranew.

Mr. Pollard’s and Mr. Ranew’s notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. On April 7, 2014, Mr. Pollard extended the payment date on his note to May 2, 2014 and if the payment is not made or the property has not been liquidated then he will be assigned a 5.625% interest in the Five JABS properties. On March 31, 2014, Mr. Ranew purchased 300,000 warrants issued by the Company in consideration for and cancellation of his promissory note issued to him by the Company in the amount of $300,000. In May 2014, Mr. Pollard's note was paid in full.

Options and Warrants

During the year ended December 31, 2013, the Company granted options for 1,000,000 shares in exchange for cash of $50,000 and 200,000 shares to Mr. Ranew, a member of the Board, at the time, in exchange for cash of $200,000 as well as issued warrants for 275,000 shares in exchange for $27 in cash.

RESULTS OF OPERATIONS OF FIVE JAB INC.

During the period January 1, 2013 through September 1, 2013 (termination), Five Jab recognized revenues of $1,664,076 as compared to $1,279,105 for the year ended December 31, 2012. The increase of $384,971 was a result of re-work efforts.

During the period January 1, 2013 through September 1, 2013 (termination), Five Jab incurred operating expenses of $786,791 as compared to $738,966 for the year ended December 31, 2012. The nominal increase of $47,825 was the result of an increase in production taxes of $15,160, general and administrative expense of $22,313 and depreciation, depletion and amortization expense of $14,466 offset by a slight decrease in lease operating expenses of $4,114.

During the period January 1, 2013 through September 1, 2013 (termination), Five Jab recognized net income of $3,154,738 as compared to $540,139 during the year ended December 31, 2012. The increase of $2,614,599 was a result of not only the $384,971 increase in revenues offset by the $47,825 increase in operational expenses, but the result of a one-time gain of $2,277,453 recognized on the sale of the oil and gas properties to Three Forks, Inc.

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LIQUIDITY OF FIVE JAB INC.

At September 1, 2013, Five Jab did not have any assets or liabilities.

During the period January 1, 2013 through September 1, 2013 (termination), Five Jab, recognized funds of $683,280 from its operating activities, $3,739,138 from its investment activities and used $4,422,418 in its financing activities as compared to the year ended December 31, 2012 where Five Jab recognized funds of $852,543 from its operating activities and used $824,177 in its investment activities and $28,366 in its financing activities.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 COMPARED TO THREE MONTHS ENDED MARCH 31, 2013

RESULTS OF OPERATIONS OF THREE FORKS, INC.

During the three months ended March 31, 2014, the Company recognized $491,458 in revenue from its operational activities comprised of $444,458 from the sale of oil and gas and $47,000 from management fees. During the three months ended March 31, 2013, the Company did not recognize any revenues from its operational activities.

During the three months ended March 31, 2014, the Company incurred operating expenses of $1,176,561. During the three months ended March 31, 2013, the Company incurred operating expenses of $526,461. The increase of $650,100 was primarily a result of the Company’s increased operational activities resulting from the acquisitions of certain properties, discussed above, and the Company’s focus on filing registration statements with the SEC.

During the three months ended March 31, 2014, the Company recognized the following operating expenses:

Three Months Ended
March 31, 2014
Operating Expense:
Lease operating expenses	$494,077
Production taxes	19,508
Depreciation, depletion and amortization	56,259
General and administrative expenses	606,717
Total Operating Expenses:	$1,176,561

During the three months ended March 31, 2014, the Company recognized a net loss of $725,450 compared to a net loss of $359,867 during the three months ended March 31, 2013. The increase of $365,583 was a direct result of the $650,100 increase in operating expenses discussed above, offset by the increase in revenues of $491,458 and an increase in other expense of $63,333 along with a decrease in a gain of $143,608 on the disposal of property from discontinued operations.

LIQUIDITY OF THREE FORKS, INC.

At March 31, 2014, the Company had total current assets of $458,484 and total current liabilities of $1,826,461 resulting in a working capital deficit of $1,367,977.

During the three months ended March 31, 2014, the Company used $177,143 in funds towards its operational activities. The Company recognized a net loss of $725,450 which was adjusted for such non-cash items as $56,259 in depreciation, depletion and amortization, and $20,686 in stock based compensation. During the three months ended March 31, 2013, the Company was provided $26,217 from its operational activities. The Company recognized a net loss of $503,475 which was adjusted for the non-cash items as $832 in depreciation, depletion and amortization, $22,000 gain on the settlement of claims, $143,608 gain on the sale of disposal group held for sale, $15,400 in shares issued for services and $2,967 in stock based compensation.

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During the three months ended March 31, 2014, the Company used $206,042 in its investing activities comprised of additions to property and equipment. During the three months ended March 31, 2013, the Company was provided $1,549,412 from its investing activities comprised of the proceeds from the sale of disposal group held for sale in the amount of $1,600,000 net of additions to property and equipment in the amount of $50,588.

During the three months ended March 31 2014, the Company was provided $336,286 from its financing activities as compared to $171,399 during the three months ended March 31, 2013.

Financing Activities

Common Stock Offerings

During the three months ended March 31, 2014, as part of a private placement, the Company issued 25,200 shares of its common stock for cash in the amount of $75,600. During the three months ended March 31, 2013, the Company as part of a private placement the Company issued 329,667 shares of its common stock for cash in the amount of $989,000 or at $3.00 per share and 40,000 shares of its common stock for cash in the amount of $400 or at $.01 per share.

Sale of Options

During the three months ended March 31, 2014, the Company sold options to acquire 250,000 shares of its common stock at an exercise price of $1.00 per share in exchange for cash in the amount of $250,000.

Repurchase Common Shares

The Company during March 2013 agreed to repurchase from an employee 100,000 shares of their common stock in exchange for $150,000 in cash. In addition, effective March 26, 2013, the Company entered into a repurchase agreement with two of its shareholders to acquire their 275,000 shares of common stock in exchange for cash of $800,000 and an amount to be paid of $25,000 in May of 2013 or a total of $825,000.

Capital Resources

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. The Company may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain the Company’s proportionate interest through cash flow or debt or equity financing. If participation is declined, the Company may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

To fund its current business plan, the Company has now procured a Credit Facility through Guaranty Bank and Trust that will allow the Company to meet its needs within the next year to pay for participation, investigation, exploration and acquisition of oil and gas properties as well as working capital. However, we can make no assurance or representation that funds will be available from the new Credit Facility to carry out the business plan. Further, the Company has the ability to sell its own common stock as well as options to acquire common stock of the Company.

Short Term

On a short-term basis, we have not generated any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as the Company continues exploration activities.

Capital Resources

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. The Company may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain the Company’s proportionate interest through cash flow or debt or equity financing. If participation is declined, the Company may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

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To fund its current business plan, the Company has now procured a Credit Facility through Guaranty Bank and Trust that will allow the Company to meet its needs within the next year to pay for participation, investigation, exploration and acquisition of oil and gas properties as well as working capital. However, we can make no assurance or representation that funds will be available from the new Credit Facility to carry out the business plan. Further, the Company has the ability to sell its own common stock as well as options to acquire common stock of the Company.

RESULTS OF OPERATIONS OF FIVE JAB, INC.

During the three months ended March 31, 2014, Five JAB, Inc. had no operations as the assets were sold in 2013 and therefore there were no revenues or expenses.

During the three months ended March 31, 2013, Five JAB, Inc. recognized revenues of $586,935 from oil and gas sales and incurred operating expenses of $228,338 comprised of $147,992 of lease operating expense, $27,851 of production taxes, $15,300 of general and administrative expense and $37,195 of depreciation, depletion and amortization expense. During the three months ended March 31, 2013, Five JAB, Inc. recognized net income of $358,597.

LIQUIDITY OF FIVE JAB, INC.

At March 31, 2014, Five JAB, Inc. had no assets or liabilities and therefore recognized no funds from its operating, investing or financing activities.

During the three months ended March 31, 2013, Five JAB, Inc. recognized funds of $395,792 from its operating activities, used $27,155 in its investment activities and used $368,637 in its financing activities.

CRITICAL ACCOUNTING POLICIES

Accounts Receivable

Accounts receivable are stated at their cost less any allowance for doubtful accounts. The allowance for doubtful accounts is based on the management’s assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is deterioration in a major customer’s creditworthiness or if actual defaults are higher than the historical experience, the management’s estimates of the recoverability of amounts due to the Company could be adversely affected. Based on the management’s assessment, there is no reserve recorded at March 31, 2014 and December 31, 2013.

Revenue Recognition

The Company recognizes revenue from the exploration and production of the Company’s oil and gas properties in the period of production. Management fee income is recognized in the period where the Company performs the services as manager of a limited liability company.

Property and Equipment

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. Unproved properties with significant acquisition costs are assessed annually on a property-by-property basis and any impairment in value is charged to expense. If the unproved properties are determined to be productive, the related costs are transferred to proved oil and natural gas properties and are depleted. Proceeds from sales of partial interests in unproved leases are accounted for as a recovery of cost without recognizing any gain or loss until all costs have been recovered. The costs of unproved oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become proved, the related costs transfer to proved oil and natural gas properties using full cost accounting. There were capitalized costs of $5,812,630 and $5,614,987 included in the amortization base at March 31, 2014 and December 31, 2013, respectively and the Company did not expense any capitalized costs for the three months ended March 31, 2014 and 2013.

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The Company performs a quarterly “ceiling test” calculation to test its oil and gas properties for possible impairment. The primary components impacting this calculation are commodity prices, reserve quantities added and produced, overall exploration and development costs, depletion expense, and tax effects. If the net capitalized cost of the Company’s oil and gas properties subject to amortization (the carrying value) exceeds the ceiling limitation, the excess would be charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, the lower of cost or estimated fair value of unproved properties included in the costs being amortized, and all related tax effects. At March 31, 2014 and December 31, 2013, the calculated value of the ceiling limitation exceeded the carrying value of the Company’s oil and gas properties subject to the test, and no impairment was necessary.

Management capitalizes additions to property and equipment. Expenditures for repairs and maintenance are charged to expense. Property and equipment are carried at cost. Adjustment of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statement of operations. The Company has not capitalized any internal costs for the three months ended March 31, 2014 and 2013.

Other property and equipment, such as office furniture and equipment, and computer hardware and software, are recorded at cost. Costs of renewals and improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred.

For financial reporting purposes, depreciation and amortization of other property and equipment is computed using the straight-line method over the estimated useful lives of assets at acquisition. For income tax reporting purposes, depreciation of other equipment is computed using the straight-line and accelerated methods over the estimated useful lives of assets at acquisition.

Depreciation and depletion of capitalized acquisition, exploration and development costs are computed on the units-of-production method by individual fields on the basis of the total estimated units of proved reserves as the related proved reserves are produced.

Depreciation and amortization of oil and gas property and other property and equipment for the three months ended March 31, 2014 and 2013 is $56,259 and $832, respectively.

Share-Based Compensation

The Company accounts for share-based payment accruals under authoritative guidance on stock compensation as set forth in the Topics of the ASC. The guidance requires all share-based payments to employees and non-employees, including grants of employee and non-employee stock options and warrants, to be recognized in the financial statements based on their fair values.

i. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

j. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

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k. DIRECTORS and EXECUTIVE OFFICERS

Name	Age	Position	Term

W. Edward Nichols	71	Chief Executive Officer, Chairman and Secretary **	Annual

Terrence R. Manning	56	President and Chief Operating Officer***	Annual

Charles W. Pollard	55	Director, Former President & Chief Operating Officer of Three Forks, Inc. and Former Chief Executive Officer of TFI Operating Company, Inc. ***	Annual

Donald L. Walford	68	Former Director and Former Executive Vice President of Finance**	Annual

William F. Young	65	Director	Annual

Paul Dragul	80	Director	Annual

Lester Ranew	53	Former Director****	Annual

** On October 7, 2013, Mr. Hattenbach, our Chief Financial Officer, resigned his position. On October 22, 2013, Mr. Walford our Chief Executive Officer was appointed the Executive Vice President of Finance and Mr. Nichols our Chairman of the Board was appointed the Chief Executive Officer. On January 28, 2014, Mr. Walford resigned as the Executive Vice President of Finance. He resigned as a director of the Company’s Board of Directors effective February 27, 2014.

*** On June 17, 2014, Mr. Pollard resigned his executive officer positions with the Company. He remains as a director of the Company. At that time Mr. Terrence Manning was appointed the Company’s President and Chief Executive Officer.

****On June 30, 2014, Mr. Ranew resigned as a director of the Company.

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

W. EDWARD NICHOLS, Chief Executive Officer since October 22, 2013, Chairman of the Board since March 2012 and Secretary since inception.

Mr. Nichols is currently a practicing attorney with Nichols & Nichols in Denver, Colorado. He is authorized to practice in the states of Colorado and Kansas, the United States Federal Courts, and Supreme Court of the United States. He is also Managing Director of Nichols & Company, a management consulting firm he founded on May 25, 2000 and through the firm has worked as a private investment banker and consultant with venture capital companies in the U.S. and Europe. Mr. Nichols grew up in the oil patch and has owned and operated gas processing plants in Kansas and Wyoming. He has also co-owned and operated oil drilling, production and gas gathering companies in Kansas. From 2010 to March 2012, Mr. Nichols was a director of Gulfstar Energy Corporation (fka Bedrock Energy Corporation), a publicly registered company.

Mr. Nichols holds a BBA from Washburn University and in 1971 received a JD from Washburn University School of Law in Topeka, Kansas.

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Mr. Nichols, as a founder of the Company, brings to the board of directors not only his experience in the venture capital arena, but also provides the board with his corporate legal experience.

TERRENCE R. MANNING, President and Chief Operating Officer since June 17, 2014.

Mr. Manning has more than 33 years of diversified oil and gas experience. He began his career with Amoco Canada and Amoco Production Company 1980), where he spent 16 years in asset exploitation, petroleum engineering and management. Subsequent assignments included professional technical consultant with Petroleum Analysis & Consulting (from 1998 to 2003), where he provided advisory services involving reservoir engineering, acquisitions and divestitures, and asset value optimization; Vice-President of asset transactions with Tristone Capital Advisors (2002-2006); General Manager of D&J Oil Company. (2006-2008) where he was responsible for all company operations including drilling and completions, reservoir engineering, reserve analysis and economic assessment; Asset Manager and Advisor to the CEO of Platinum Energy Resources (2008-2010) with direct responsibility for asset optimization - planning and execution, property and reserve valuation and implementation of capital projects; Senior Vice President and Senior Reservoir Engineer with BBVA Compass Bank (2010-2012); and Senior upstream technical advisor to oil and gas industry clients.

Mr. Manning holds a Chemical Engineering Degree from the University of Calgary (1980). He is a Professional Certified Engineer with the Association of Professional Engineers, Geologists and Geophysicists in Alberta, Canada, and a member of the Society of Petroleum Evaluation Engineers, the American Association of Petroleum Geologists, and the Society of Petroleum Engineers.

CHARLES W. POLLARD, Director since March 1, 2013, Former President and Chief Operating Officer and Director and CEO of TFI Operating Company, Inc., a subsidiary of Three Forks, Inc. from March 1, 2013 through June 17, 2014.

Charles Pollard has 32 years of experience in the energy industry, including senior positions with MAK J Energy as President/COO (2009-2013), Petro-Canada Resources as Sr. VP of Engineering /Operations (2004-2008), Flatiron Petroleum as COO (2003-2004), and Ensign Oil & Gas as VP Engineering/Operations from (2001-2003). Mr. Pollard was President & CEO Redstone Resources Inc. (2000-2001). Prior to that he worked two years for Ocean Energy and 17 years for Occidental Petroleum.

Mr. Pollard was the Chief Executive Officer of TFI Operating Company, Inc., our wholly-owned subsidiary from March 1, 2013 through June 17, 2014..

Mr. Pollard has been the recipient of numerous industry awards and is the author of a variety of technical papers and publications.

Mr. Pollard received his B.S. in Petroleum Engineering from Mississippi State University Magna Cum Laude in 1981 and is a graduate of the Executive Management program of UCLA (1997). He also is a Registered Professional Engineer in the states of Texas and Wyoming.

Mr. Pollard was appointed to the Board of Director due to his technical expertise in the oil and gas industry.

WILLIAM F. YOUNG, Director

Mr. Young has over 30 years of experience in the oil and gas industry. He is currently President of Georgia Energy in Griffin, Georgia. Georgia Energy markets various gas and oil products, including propane and other gas products for residential use, as well as fuel operated generators.  Mr. Young has also served as President of Eastside Petroleum from 1991 to date. Eastside Petroleum is a fuel distributor dealing in light and heavy oils and lubricants primarily for use in aviation. Mr. Young has also worked in management of oil and gas distribution with Phillips 66. He is a veteran of the U.S. Navy where he served in Naval Aviation, serving from 1968 through 1974.

Mr. Young was appointed to the Board of Directors due to his technical expertise in the oil and gas industry.

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PAUL DRAGUL, Director

Dr. Dragul is a Board Certified otolaryngologist specializing in head and neck surgery. He received his medical degree from the University of Cincinnati College of Medicine in 1960 and completed his residency at the University of Colorado Medical Center in 1967. He also earned a Bachelor of Science, Pharmacy degree from the University of Cincinnati in 1956, where he was student body president. Dr. Dragul is a member of the American Academy of Otolaryngology/Head and Neck Surgery and several other medical societies.

Dr. Dragul was appointed to the Board of Directors due to his operational and managerial experiences.

Our officers and directors are spending up to 40 hours per week on our business at this time.

KEY EMPLOYEES

CHRISTIANA (JANA) ORLANDINI, Chief Geologist since May 2013

Ms. Orlandini has previous experience with Exploration and Production majors including, Marathon and Chevron. She has worked projects in the Williston Basin, Greater Green River Basin, DJ Basin, San Juan, Piceance, Uintah, Gulf Coast and lately, the Permian Basin.

Ms. Orlandini has supervised the geological aspects of many drilling programs, including vertical “stack and frac” and multi-lateral horizontal programs, in both conventional and unconventional targets.

She received a B.S. in Geology from Texas A&M University in 1982.

LARRY G. SESSIONS, Drilling/Operations Manager since June 2013

Mr. Sessions has 49 years of oil and gas experience in domestic and international drilling and production operations. He began his career in 1964 with Shell Oil Company in New Orleans as an assistant engineering trainee. Over the next 25 years, he worked in various roles of increasing responsibility for Shell Oil including international assignments in the Middle East, S. E. Asia, the North Sea and Russia. Following his career with Shell, Larry was an independent drilling and operations consultant before joining J. M. Huber Company in 2000 as Sr. Operations Manager. More recently, Larry has held positions of Operations Manager with Petro-Canada Resources USA and Drilling Manager with MAK-J Energy.

Mr. Sessions attended Louisiana State University in the early 1960’s.

FORMER OFFICERS AND DIRECTORS

LESTER RANEW, Director

Lester Ranew is the founder, owner and president of Ranew’s, a major precision fabrication and industrial coatings company located in Milner, Georgia. Mr. Ranew founded the Company in 1981 as small paint and motor vehicle body shop. Since that time, Ranew’s has grown to include three manufacturing divisions serving small and large transportation and heavy equipment companies both domestically and abroad.

Mr. Ranew was appointed to the Board of Director due to his experience in not only management but also for his experience in the oil and gas equipment.

On June 30, 2014, Mr. Ranew resigned from the Board of Directors.

DONALD WALFORD, Former Executive Vice President of Finance and Former Director since 2012

Mr. Walford served as the Company’s Chief Executive Officer from the inception of the Company through October 22, 2013. He served as the Company’s Executive Vice President from October 22, 2013 through January 28, 2014. He has resigned as a director of the Company effective February 27, 2014.

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Mr. Walford has served as a Director and Broker from 1990 to date of Colorado Landmark Reality. He has served as the Chairman and Vice President of Eveia Medical from 2007 through 2010.

Mr. Walford was licensed as a principal, NASD Series 7, commodities broker and all other principal securities licenses including an Allied Member of the New York Stock Exchange, from 1967 through 1992.

Mr. Walford’s career has included consulting work for the United States Attorney and with three Federal Court jurisdictions as an expert in securities matters. Mr. Walford has had a diverse experience in corporate operations in industries such as agri-business, medical equipment, electronics, engineering, consumer manufacturing, construction and development, and oil and gas.

Mr. Walford received his B.A. Liberal Arts with a concentration in Fine Arts in 1967 from Harpur College, State University of New York (kna Binghamton University.)

Mr. Walford, as a founder of the Company, was appointed to the Board of Directors, not only for his management skills, but also his experience in private offerings and the public arena.

TODD B. HATTENBACH, Chief Financial Officer from July 1, 2013 through October 7, 2013

Mr. Hattenbach is a financial professional with over 19 years of experience of which 17 years have been in energy. He has a broad background covering mergers & acquisitions, divestitures, capital markets, investment banking, investor relations, modeling and forecasting, financial planning, and more. Mr. Hattenbach has been instrumental in structuring over $1 billion in public and private equity placements and debt facilities during his career. As an independent consultant with his company, Capital Risk Consulting, his clients ranged from small private companies to large public companies. He provided expertise in the areas of acquisitions, mergers, divestitures as well as having been part of the management team that took a company public in a $200 million IPO on the New York Stock Exchange and serving as their investor relations director. In addition to consulting Todd served as Vice President of Finance for SFC Energy Partners, a $1 billion oil and gas private equity firm, where he was responsible for modeling, forecasting, and originating investments ranging from $35 million to over $100 million. Prior positions include Assistant Vice President at CoBank, ACB where he was an underwriter for purchased paper transactions focused on power plants and natural gas pipelines. Mr. Hattenbach started his energy career with Enron Corp in various groups focused on power plant and pipeline development as well as oil and gas mezzanine finance.

Mr. Hattenbach has a B.S. in Business Administration from Trinity University and a M.A. in International Studies from the University of Denver.

Conflicts of Interest – General.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While the officers and directors of our business are engaged full time in our business activities, the amount of time they devote to other business may be up to approximately 30 hours per week.

Conflicts of Interest – Corporate Opportunities

Certain of our officers and directors may be directors and/or principal stockholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, our officers and directors may in the future participate in business ventures, which could be deemed to compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transact business. Our Board of Directors has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if we and other companies with which our officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act subsequent to January 1, 2013.

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Our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by our officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to our officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to us and our other stockholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of us and our other stockholders, rather than their own personal pecuniary benefit.

PROJECTED STAFF

Staffing

As of December 31, 2013, we have 6 full-time employees and 4 independent consultants. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

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l. EXECUTIVE AND DIRECTORS COMPENSATION

COMPENSATION

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the fiscal year ended December 31, 2013 and for the period of March 28, 2012 (Inception) through December 31, 2012 the (“Named Executive Officers”):

SUMMARY EXECUTIVES COMPENSATION TABLE

In Dollars

Name & Position	Year	Contract Payments ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

W. Edward Nichols, CEO, Secretary, Chairman (1)	2013	170,000	25,000	0	26	0	0	0	$195,026
	2012	104,892	0	2,000	0	0	0	0	$106,892

Charles Pollard, Pres. & COO (2)	2013	174,719	0	0	27,267			0	$201,896
	2012	0	0	0	0	0	0	0	$0

Todd B. Hattenbach, Former CFO (3)	2013	50,000	0	0	162	0	0	0	$50,162
	2012	0	0	0	0	0	0	0	$0

Donald Walford, Former Exec VP of Finance (4)	2013	192,000	10,000	0	0	0	0	0	$202,000
	2012	135,000	76,000	2,000	0	0	0	0	$213,000

(1)	Mr. Nichols was appointed the Chief Executive Officer on October 22, 2013. Mr. Nichols, in connection with his services as an officer, director and founder was issued 2,000,000 shares of common stock, such shares were valued at $2,000 or $0.001 per share. Mr. Nichols was also granted an option for 50,000 shares on December 15, 2013 that has a value of $26 using the Black-Scholes method.

(2)	Mr. Pollard served as the President and Chief Operating Officer of the Company from March 1, 2013 through June 17, 2014. As part of Mr. Pollard’s employment he was granted options for 2,300,000 shares. The options have a value of $27,267 using the Black-Scholes method.

(3)	Mr. Hattenbach served as an Officer from July 1, 2013 through October 7, 2013.
(4)	Mr. Walford served as the Chief Executive Officer of the Company from its inception to October 22, 2013, at that time he was appointed the Executive Vice President of Finance. He served as the Executive Vice President from October 22, 2013 through January 28, 2014. Mr. Walford in connection with his services as an officer, director and founder was issued 2,000,000 shares of common stock, such shares were valued at $2,000 or $0.001 per share. Mr. Walford resigned as a Director on February 27, 2014.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

Effective May 1, 2013, our Stock Option and Award Plan (the “Stock Incentive Plan”) was approved by our Board of Directors. Under the Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to us or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase or exercise price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 5 million shares of our common stock are subject to the Stock Incentive Plan and maybe either a qualified or non-qualified stock option. The shares issued for the Stock Incentive Plan may be either treasury or authorized and unissued shares. During the year ended December 31, 2013, our officers and directors were granted options for 2,300,000.

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Warrants

Effective May 30, 2013 and as part of a consulting agreement and as part of the above Stock Incentive Plan, the Company issued a warrant to a consultant in exchange for cash in the amount of $27.50. The warrant entitles the consultant to purchase over a five year period at a price of $3.00 per share up to 275,000 shares of the Company’s common stock. The warrant has a cashless exercise option.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the Chief Executive Officer, Chief Financial and the Company’s most highly compensated executive officers for the fiscal year ended December 31, 2013 (the “Named Executive Officers”):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
W. Edward Nichols, CEO	50,000	-0-	-0-	$1.00	12/15/16	-0-	$ -0-	-0-	-0-

Charles Pollard, Former President and COO	2,250,000	-0-	-0-	$0.10	3/5/18	1,631,507	$221,885	-0-	-0-
	50,000	-0-	-0-	$1.00	12/15/16	-0-	$-0-	-0-	-0-

DIRECTOR COMPENSATION

All of the Company’s officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The Company does not pay any Directors fees for meeting attendance.

The following table sets forth certain information concerning compensation paid to the Company’s directors during the year ended December 31, 2013:

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Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

W. Edward Nichols(1)	2013	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Charles Pollard(2)	2013	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

William F. Young(3)	2013	$-0-	$-0-	$13	$-0-	$-0-	$-0-	$13

Lester Ranew(3)(5)	2013	$-0-	$-0-	$13	$-0-	$-0-	$-0-	$13

Paul Dragul (3)	2013	$-0-	$-0-	$13	$-0-	$-0-	$-0-	$13

Donald Walford (4)	2013	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	Mr. Nichols receives a salary pursuant to an agreement with the Company for his services to the Company. As discussed in the Executive Compensation table. During the year ended December 31, 2013, Mr. Nichols received total compensation of $195,026, including an option exercisable for 50,000 shares of the Company’s common stock.

(2)	Mr. Pollard received a salary pursuant to an agreement with the Company for his services as an officer of the Company. During the year ended December 31, 2013, Mr. Pollard received total compensation of $201,896, including options exercisable for 2,300,000 shares of the Company’s common stock. On June 17, 2014, Mr. Pollard resigned as an officer of the Company, but remains a director.
(3)	During the year ended December 31, 2013, Messrs. Young, Ranew and Dragul were each issued an option exercisable for 25,000 shares for their services. The options were valued using Black-Scholes at $13 each.
(4)	Mr. Walford receives a salary pursuant to an employment agreement with the Company for his services as an officer of the Company. On February 27, 2014, he resigned as a Director.
(5)	Mr. Ranew resigned from the Board of Directors on June 30, 2014.

Employment Agreements

We have employment/consultant agreements as of December 31, 2013, with our key officers, as listed below. Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

Name	Position	Annual Compensation

W. Edward Nichols	CEO, Chairman & Secretary	$180,000 (1)

Charles Pollard	Former President & COO	$210,000 (2)

Terrence R. Manning	President & COO	$101,844 (3)

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(1) Pursuant to a Consulting Agreement, effective September 1, 2012, Mr. Nichols receives a Base Fee of $120,000 per year for the first six months and which increased to $180,000 on the first day of March 2013. In addition to the Base Fee, Mr. Nichols is paid a monthly car allowance of $600. Mr. Nichols shall be paid an annual bonus of one half of one percent of the net asset increases over the prior year. The basis of the calculation shall be the net assets as listed in our financials and shall be paid every six months within 30 days after the accounting for the applicable period has been completed. The original term of the Consulting Agreement was extended through September 2016. On October 22, 2013, Mr. Nichols was appointed the Chief Executive Officer of the Company and no changes have been made to the Consulting Agreement as a result of the change of position.

Upon thirty (30) days written notice, the employment may be terminated without further liability on the part of the Company. Cause is considered to be (i) Conviction of a felony, a crime or moral turpitude or commission of an act of embezzlement or fraud against the Company or affiliate thereof: (ii) deliberate dishonesty of resulting in damages to the Company or affiliate thereof; and (iii) dereliction of duty, misfeasance or malfeasance. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

The Company may terminate the agreement at will upon 60 days written notice. In the Company decides to terminate it would be required to repurchase 50% of Mr. Nichol’s shares up to 1,000,000 shares at a price equal to 90% of the average trading prices over the 60 days preceding the notice of termination. The Company would have to pay 50% of the repurchase within price within 30 days of termination and the balance within 60 additional days.

(2) Effective March 1, 2013, we entered into an Executive Employment Agreement with Charles Pollard to become our Chief Operating Officer and Director and the CEO of TFI Operating. On June 17, 2014, Mr. Pollard resigned at the President and Chief Operating Officer of the Company and the CEO of TFI Operating. Pursuant to the Agreement, Mr. Pollard received a base salary of $210,000 per year. The base salary was reassessed annually by the Board of Directors based upon the performance of Mr. Pollard. In addition, Mr. Pollard: i) shall be eligible to receive up to 500,000 shares of our common stock based upon his performance as to the production and reserve growth of us and mutually agreed upon between himself and the Board of Directors; and ii) he shall be entitled to participate in all benefit programs established by us. The Agreement may be terminated by either party without cause upon thirty days written notice. Also as part of this Agreement and subsequently amended in June 2013, Mr. Pollard was granted non-qualified stock options to purchase 2,250,000 shares of our common stock at $0.10 per share. The stock options will have a cashless exercise option and a tag along sales option for Mr. Pollard should the CEO or other members of the Board of Directors elect to sell the shares of common stock prior to a public stock offering. See the table below for a description of the vesting provisions and term of the stock options.

(3)Effective July 1, 2014, we entered into an Executive Employment Agreement with Terrence R. Manning, to become our President and Chief Operating Officer, and the President and CEO of TFI Operating. The Agreement provides for Mr. Manning to receive a monthly fee of $8,487 for providing 12 days of work, to be modified if necessary. In addition, Mr. Manning: i) shall be eligible to receive up to 500,000 shares of our common stock based upon his performance as measurable quantitative milestones and mutually agreed upon between himself and the Board of Directors; and ii) he shall be entitled to participate in all benefit programs established by us. The Agreement may be terminated by either party without cause upon thirty days written notice. In addition Mr. Manning is to receive and initial option of 1,200,000 shares with a 5 year term and an exercise price of $0.10 per share. The option will vest over a 3 year period, with 10% vesting upon the signing of the agreement and 30% thereafter on the anniversary date of the employment agreement. The stock options will have a tag along sales option for Mr. Manning should the CEO or other members of the Board of Directors elect to sell the shares of common stock prior to a public stock offering.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us. These agreements do not provide for payments to be made as a result of any change in control of us, or a change in the person’s responsibilities following such a change in control.

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Compensation Committee Interlocks and Insider Participation

Our board of directors in our entirety acts as the compensation committee for Three Forks, Inc.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

m. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF MARCH 31, 2014

The following table sets forth information with respect to the beneficial ownership of Three Forks’s outstanding common stock by:

•	each person who is known by Three Forks to be the beneficial owner of five percent (5%) or more of Three Forks common stock;
•	Three Forks Chief Executive Officer and financial officer, its other executive officers, and each director as identified in the “Management — Executive Compensation” section; and
•	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company’s common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of Three Forks’s common stock that we believe was beneficially owned by each person or entity as of March 31, 2014.

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OFFICERS AND DIRECTORS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class (2)

Common shares	W. Edward Nichols, Chief Executive Officer, Chairman of the Board & Secretary(3)	2,000,000	17.38%

Common shares	Terrence R. Manning, President & Chief Operating Officer	-0-	-0-%

Common shares	Charles Pollard, Director, Former President, Chief Operating Officer & CEO of TFI Operating Company, Inc. & Director (4)	-0-	-0-%

Common shares	William Young, Director (5)	400,000	3.47%

Common shares	Lester Ranew, Former Director (6)	66,667	0.57%

Common shares	Paul Dragul, Director (7)	162,000	1.40%

Common shares	Donald Walford, Former Director (8)	1,800,000	15.64%

Common shares	All Directors and Executive Officers as a Group (5 persons)	2,628,667	22.84%

(1)	The address of each person listed below, unless otherwise indicated, is c/o Three Forks, Inc., 555 Eldorado Blvd., #100, Broomfield, Colorado 80021.
(2)	Based upon 11,506,677 shares issued and outstanding on March 31, 2014. Options and Warrants exercisable for 6,025,000 shares of common stock are not included in this number as they are not considered to be exercisable in the next 60 days.
(3)	Mr. Nichols holds an option exercisable for 50,0000 shares of our common stock with a term of 3 years and an exercise price of $1.00 per share.

(4)	Mr. Pollard holds an option exercisable for 2,250,000 shares of our common stock. The option has a term of 3 years and an exercise price of $0.10 per share. The option does provide for a cashless exercise. Mr. Pollard also holds an option exercisable for 50,000 shares of our common stock with a term of 3 years and an exercise price of $1.00 per share. Mr. Pollard holds a Secured Convertible Promissory Note for $300,000 convertible into shares of our common stock at $3.60 per share. On June 17, 2014, Mr. Pollard resigned as an officer of the Company, prior to his resignation the Secured Convertible Promissory Note was paid in full.
(5)	Mr. Young holds an option exercisable for 100,000 shares of our common stock. The option has a term of 3 years and an exercise price of $0.10 per share. The option does provide for a cashless exercise. Mr. Young also holds an option exercisable for 25,000 shares of our common stock with a term of 3 years and an exercise price of $1.00 per share. Mr. Young is to receive 4,395 shares of our common stock, which are currently held in escrow on behalf of the Gulfstar shareholders.
(6)	Mr. Ranew holds an option exercisable for 25,000 shares of our common stock with a term of 3 years and an exercise price of $1.00 per share. Mr. Ranew is to receive 6,037 shares of our common stock which are currently held in escrow on behalf of the Gulfstar shareholders. Mr. Ranew holds a Secured Convertible Promissory Note for $300,000, convertible into shares of our common stock at $3.60 per share. On March 31, 2014, Mr. Ranew purchased 300,000 warrants issued by the Company in consideration for and cancellation of his promissory note issued to him by the Company in the amount of $300,000. Tincup Oil and Gas, LLC of which Mr. Ranew is a member, holds a Secured Convertible Promissory Note for $250,000, convertible into shares of our common stock at $3.60 per share. On June 30, 2014, Mr. Ranew resigned from the Board of Directors.

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(7)	Mr. Dragul holds 137,000 shares of common stock directly and 25,000 shares indirectly through NTC & Co for the benefit of Paul Dragul. In addition, Mr. Dragul holds an option exercisable for 25,000 shares of our common stock with a term of 3 years and an exercise price of $1.00 per share.
(8)	Mr. Walford resigned as an Officer of the Company on January 28, 2014 and as a Director on February 27, 2014.

GREATER THAN 5% STOCKHOLDERS

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common shares	Shareholders of Gulfstar Energy Corp. (2)	700,000	6.08%

(1)	Based upon 11,506,677 shares issued and outstanding on a fully diluted basis. Options and Warrants exercisable for 4,175,000 shares of common stock are not included in this number as they are not considered to be exercisable in the next 60 days.
(2)	Gulfstar Energy agreed to sell certain mineral interest to the Company for cash and stock in September 2012. The transaction closed and 700,000 shares of the Company are held by the shareholders of Gulfstar. Gulfstar is in a voluntary liquidation. We have agreed to include the 700,000 shares in a registration statement on Form S-1 to register the shares for distribution to the Gulfstar shareholders for re-sale by these shareholders. These shares are not included in this registration statement. The timing of such registration has not been established at the time of this filing.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

n. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the stock transactions discussed below, the Company has not entered into any transaction nor is there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

We have employment agreements as of December 31, 2013, with our key officers, as listed below. Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

Name	Position	Annual Compensation
Donald L. Walford	Former Executive Vice President of Finance	$192,000 (1)

Charles W. Pollard	Former President & COO	$210,000 (2)

W. Edward Nichols	CEO, Chairman and Secretary	$120,000 (3)

Terrence R. Manning	President & COO	$101,844 (4)

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(1) Pursuant to an employment agreement effective September 1, 2012 and amended in February 2013, Mr. Walford receives a base salary of $192,000 per year. In addition to the base salary, Mr. Walford shall be paid a monthly car allowance of $600. In February 2013, the term of the agreement was extended through September 2016. On October 22, 2013, Mr. Walford was appointed the Executive Vice President of Finance and no changes were made to his employment agreement as a result of the change of position. On January 28, 2014, Mr. Walford was given 30-day notice of his termination for cause. Mr. Walford disputed that his removal as an officer of the Company was “for cause” as defined in the Employment Agreement. The Company and Mr. Walford reached a settlement of Mr. Walford’s Employment Agreement in March 2014 where Mr. Walford and the Company agree that Mr. Walford shall be deemed to have resigned as an officer, as of January 28, 2014, and he has resigned as a director of the Company effective February 27, 2014.

(2) Effective March 1, 2013, we entered into an Executive Employment Agreement with Charles Pollard to become our Chief Operating Officer and Director and the CEO of TFI Operating. On June 17, 2014, Mr. Pollard resigned at the President and Chief Operating Officer of the Company and the CEO of TFI Operating. Pursuant to the Agreement, Mr. Pollard received a base salary of $210,000 per year. The base salary was reassessed annually by the Board of Directors based upon the performance of Mr. Pollard. In addition, Mr. Pollard: i) shall be eligible to receive up to 500,000 shares of our common stock based upon his performance as to the production and reserve growth of us and mutually agreed upon between himself and the Board of Directors; and ii) he shall be entitled to participate in all benefit programs established by us. This Agreement may be terminated by either party without cause upon thirty days written notice. Also as part of this Agreement and subsequently amended in June 2013, Mr. Pollard was granted non-qualified stock options to purchase 2,250,000 shares of our common stock at $0.10 per share. The stock options will have a cashless exercise option and a tag along sales option for Mr. Pollard should the CEO or other members of the Board of Directors elect to sell the shares of common stock prior to a public stock offering.

(3) Pursuant to a Consulting Agreement, effective September 1, 2012, Mr. Nichols receives a Base Fee of $120,000 per year for the first six months and which increased to $180,000 on the first day of March 2013. In addition to the Base Fee, Mr. Nichols is paid a monthly car allowance of $600. Mr. Nichols shall be paid an annual bonus of one half of one percent of the net asset increases over the prior year. The basis of the calculation shall be the net assets as listed in our financials and shall be paid every six months within 30 days after the accounting for the applicable period has been completed. The original term of the Consulting Agreement was extended through September 2016. On October 22, 2013, Mr. Nichols was appointed the Chief Executive Officer of the Company no changes have been made to the Consulting Agreement as a result of the change of position.

(4) Effective July 1, 2014, we entered into an Executive Employment Agreement with Terrence R. Manning, to become our President and Chief Operating Officer, and the President and CEO of TFI Operating. The Agreement provides for Mr. Manning to receive a monthly fee of $8,487 for providing 12 days of work, to be modified if necessary. In addition, Mr. Manning: i) shall be eligible to receive up to 500,000 shares of our common stock based upon his performance as measurable quantitative milestones and mutually agreed upon between himself and the Board of Directors; and ii) he shall be entitled to participate in all benefit programs established by us. The Agreement may be terminated by either party without cause upon thirty days written notice. In addition Mr. Manning is to receive and initial option of 1,200,000 shares with a 5 year term and an exercise price of $0.10 per share. The option will vest over a 3 year period, with 10% vesting upon the signing of the agreement and 30% thereafter on the anniversary date of the employment agreement. The stock options will have a tag along sales option for Mr. Manning should the CEO or other members of the Board of Directors elect to sell the shares of common stock prior to a public stock offering.

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Stock Issuances

During the period of March 28, 2012 (inception) through December 31, 2012, the following officers and directors of the Company were issued stock as listed below:

Name	Position	Number of Shares	Type of Equity	Reason For Issuance
Donald Walford	Former Director & Former Exec VP of Finance	2,000,000	Common Shares	Services

W. Edward Nichols	CEO, Chairman & Secretary	2,000,000	Common Shares	Services

William Young	Director	400,000	Common Shares	Services

Paul Dragul	Director	112,000	Common Shares	Cash

During the year ended December 31, 2013, the following officers and directors of the Company were issued stock and granted options as listed below:

Name	Position	Number of Shares	Type of Equity	Reason For Issuance
W. Edward Nichols	CEO, Chairman & Secretary	50,000	Option	Services

Charles Pollard	Director, Former President & COO	2,300,000	Options	Services

William Young	Director	25,000	Option	Services

Paul Dragul	Director	25,000	Option	Services

Lester Ranew	Former Director	50,000 72,704 200,000 25,000	Common Shares Common Shares Option Option	Cash Services Cash Cash Services

Three Forks No. 1 LLC

On December 31, 2012, we entered into a Farmout Agreement where we had a 100% working interest in 320 gross and 290 net acres of mineral interests located in Archer County Texas subject to the Farmout. In consideration of Three Forks No. 1 undertaking and paying it’s pro rata portion of the costs associated with the drilling and completion of 9 wells in Archer County Texas on the Farmout property, we assigned 87% of the working interest in the Farmout to the LLC. Likewise, on January 1, 2013, we assigned 1% of the WI to each Messrs. Young and Nichols, officers and directors of the Company, (a total of 2% of the WI) in the Farmout. These WIs’ were assigned the proportional cash payment of 2% of the project costs.

Mr. Lester Ranew, a former director of the Company, purchase 6 Units in the Three Forks No. 1, representing 5.41% equity interest in Three Forks No. 1.

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Accrued liabilities – related party

During the year ended December 31, 2013, the Company was advanced funds from Mr. Ranew, a director of the Company at the time, who is also a member of Tin Cup LLC and at December 31, 2013 the Company owes $209,520. In addition, during the year 2013, the Company was advanced funds from Three Forks No 1 LLC and at December 31, 2013 owes $2,685.

At December 31, 2012, we owed an affiliate of one of our former officers and directors a total of $15,000 in fees for services rendered. Such fees were paid during the year ended December 31, 2013.

Shares for Services

During the year ended December 31, 2013, Mr. Dragul and Mr. Panigrahi a member of the Board of Directors and a former member, respectively were issued 25,000 and 175,000 shares of our common stock in exchange for services in the amount of $17,600 or at a fair value of $0.088 per share.

In March 2012, the Company issued 5,325,000 shares of its common stock to its members of the Board of Directors and officers in exchange for services in the amount of $5,325 or at a fair value of $0.001 per share.

Secured Convertible Promissory Notes

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. The Secured Convertible Promissory Notes are secured by the Company’s 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties. The offering was not fully subscribed and a total of $1,535,000 was raised. Tincup Oil and Gas, LLC of which Mr. Ranew, a former director of the Company, is a member, holds a Secured Convertible Promissory Note for $250,000. At December 31, 2013, the Company owes a total of $1,475,000 in outstanding secured convertible promissory notes.

On March 31, 2014, holders of the above promissory notes purchased 1,390,000 warrants issued by the Company in consideration for and cancellation of their promissory notes issued to them by the Company in the amount of $1,390,000. A warrant entitles the holder for a term of two years to purchase one share of common stock of the Company at the rate of $1.00 per share. Therefore, as of March 31, 2014, the Company issued 1,390,000 warrants to holders of the promissory notes in cancellation of $1,390,000 in debt.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard, a director and former officer, and Mr. Lester Ranew, a former director of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). At December 31, 2013, the Company owes a total of $600,000 to Mr. Pollard and Mr. Ranew.

Mr. Pollard’s and Mr. Ranew’s notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. At January 2, 2014, the Company failed to make payment on the notes. At that time Mr. Pollard and Ranew each entered into an Extension and Waiver with the Company. The Extension and Waiver provides that the payment date shall be extended to April 2, 2014 and both holders have waived the provision that steps be taken to liquidate the secured property at this time. On April 7, 2014, Mr. Pollard extended the payment date on his note to May 2, 2014 and if the payment is not made or the property has not been liquidated then he will be assigned a 5.625% interest in the Five JABS properties. On March 31, 2014, Mr. Ranew purchased 300,000 warrants issued by the Company in consideration for and cancellation of his promissory note issued to him by the Company in the amount of $300,000.

62

Director Independence

Our board of directors undertook its annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board of directors affirmatively determined that Messrs. and Dragul. Young is “independent” as such term is used under the rules and regulations of the Securities and Exchange Commission. Mr. Nichols, as Chief Executive Officer and Chief Financial Officer of the Company, Mr. Pollard as the former President and Chief Operating Officer is not considered to be “independent.”

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

ITEM 11A. MATERIAL CHANGES

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Exhibit No.	Description

3(i).1	Articles of Incorporation of Three Forks, Inc. – 3/28/12	(1)

3(i).2	Articles of Organization of Three Forks No. 1, LLC – 11/8/2012	(1)

3(i).3	Articles of Incorporation of Three Forks Operating Company, Inc. – 1/2/13	(1)

3(i).4	Articles of Amendment – Name Change to TFI Operating Company, Inc. – 2/8/13	(1)

3(i).5	Articles of Organization of Three Forks LLC No. 2 – 12/4/2013	(2)

3(ii).1	Bylaws of Three Forks, Inc.	(1)

3(ii).2	Bylaws of TFI Operating Company (fka Three Forks Operating Company, Inc.)	(1)

5.1	Opinion re: Legality	Filed Herewith

10.1	Employment Agreement, Donald Walford	(1)

10.2	Amendment to Employment Agreement, Donald Walford	(1)

10.3	Consulting Agreement with W. Edward Nichols	(1)
10.4	Amendment to Consulting Agreement with W. Edward Nichols	(1)

10.5	Employment Agreement, Charles Pollard	(1)

10.6	Operating Agreement of Three Forks No. 1, LLC	(1)

10.7	Amendment to Operating Agreement of Three Forks No. 1, LLC	(1)

63

10.8	Certificate of Designation of Class A Convertible Preferred Stock	(1)

10.9	Stock Option Plan	(1)

10.10	Farmout Agreement	(1)

10.11	Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12	(1)

10.12	Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 2/27/13	(5)

10.13	Blue Quail, Ltd. Participation Agreement 4/8/13	(1)

10.14	1st Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 4/30/13	(1)

10.15	2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.16	3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.17	4th Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.18	Form of Convertible Promissory Note & Mortgage, Security and Pledge Agreement	(4)

10.19	Operating Agreement of Three Forks No. 2, LLC	(2)

10.20	Credit Agreement, dated May 9, 2014	Filed Herewith

10.21	Executive Employment Agreement with Terrence Manning	Filed Herewith

23.1	Consent of Attorney	Filed Herewith

23.2	Consent of Independent Registered Public Accounting Firm	Filed Herewith

23.3	Consent of Ralph E. Davis and Associates	Filed Herewith

99.5	Reserve Study dated______, 2014	Filed Herewith

101.INS	XBRL Instance Document	Filed Herewith (3)

101.SCH	XBRL Taxonomy Extension Schema Document	Filed Herewith (3)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed Herewith (3)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed Herewith (3)

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed Herewith (3)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed Herewith (3)

64

(1) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A filed with the Securities and Exchange Commission (www.sec.gov), filed October 29, 2013.

(2) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 2 filed with the Securities and Exchange Commission (www.sec.gov), filed January 31, 2014.

(3) Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

(4) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 3 filed with the Securities and Exchange Commission (www.sec.gov), filed February 19, 2014.

(5) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 4 filed with the Securities and Exchange Commission (www.sec.gov), filed April 8, 2014.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Colorado Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Colorado Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Colorado Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Colorado Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Colorado Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Colorado Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$13,000
Audit Fees	$7,500
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$1,000
Printing Costs and Miscellaneous Expenses (estimated)	$1,500
Total	$25,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and the bylaws.

Under the Colorado Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Colorado law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

66

We have sold securities since inception (March 28, 2012) without registering the securities under the Securities Act of 1933 as shown in the following tables:

Shares Issued for Private Offerings

Since our inception in March 2012 through September 2012, we have shares of our common stock at a price of $0.01 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

5,000	$50	Melvin & Judith Einsidler
20,000	$200	William C. Gascoigne
5,000	$50	Robert Bradley
5,500	$55	Donald Einsidler
100,000	$1,000	Jacobs Enterprises, Ltd
45,000	$450	Robert W. Simmons
10,000	$100	Robert Reynolds
11,000	$110	Richard Davis
30,000	$300	Dennis Kaboth
7,500	$75	Jeremy Isaacs
2,500	$25	David & Lois Einsidler
16,500	$165	Barry Isaacs
5,500	$55	Risa Einsidler
137,000	$1,370	Bruce Theuerkauf
19,500	$195	Ralph T. Meloro, Trustee of the Lisa B. Meloro Irrevocable Trust
40,000	$400	Dennis Noel
60,000	$600	Donald S. Heauser
30,000	$300	Eric Hample
150,000	$1,500	Dennis and MaryJo Gabriel
2,215	$22	Diane Leeds Einsidler
10,000	$100	Vladimir & Glida Scerbo
160,000	$1,600	Robert Scerbo
2,500	$25	Marc & Caryn Schneider
5,500	$55	Charles Ras
50,000	$500	James Ford
5,000	$50	John Phelps
21,000	$210	Sean Fleming
75,000	$750	Neilson Family Trust
150,000	$1,500	Michael McNally
2,500	$25	Joseph G. Hoenigmann
2,500	$25	Christopher Pesce

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67

100,000	$1,000	Clarene O Hample Revocable Trust, Brent Hample Trustee
7,500	$75	Leah & Greg Isaacs
67,000	$670	Joan M. Jacobson
17,000	$170	Christian Farr
20,000	$200	John Cooper
25,000	$250	Steve Remmert
25,000	$250	Gerald Smart Trust
6,500	$65	Michael Einsidler
16,667	$167	Alexander Biggs
16,667	$167	Thomas B. Biggs
7,000	$70	Leland Beckley
7,000	$70	Byron Beckley
7,000	$70	Trenton Toftoy
10,000	$100	James Iverson
100,000	$1,000	Robert & Cynthia Toftoy
25,000	$250	Joel Ripmaster
7,000	$70	Patricia Nauman
3,500	$35	Ralph Toftoy
5,000	$50	Monica Sherman
40,000	$400	Richard Rinella
5,000	$50	Bernard Rinella
17,000	$170	Breff Leasing
7,000	$70	Underhill Trucking -
25,000	$250	Gerald Smart Trust
200,000	$2,000	Henry Moxely
10,000	$100	Nicole Saunders
10,000	$100	Glenda Weiss
3,200	$32	Terry Jacobson
38,000	$380	Tom Ness
5,000	$50	John Bryan
25,000	$250	Robert & Donna Wittenauer
25,000	$250	Donna Wittenauer FBO LK Latimer
5,000	$50	Timothy Scott
10,000	$100	Patrick J. Donovan
25,000	$250	Mihcael Pryblo
100,000	$1,000	Adelaide Biggs
15,000	$150	George Biggs
15,000	$150	Marcia Biggs
15,000	$150	Adelaide Andrews
4,000	$40	Amanda Germany
40,000	$400	Paul Dragul
6,250	$63	Daniel and Lesli Underhill
2,500	$25	Stephen Cohen
3,400	$34	Ron Anderson
60,000	$600	Cracked Crab LLC
7,500	$75	Jeff Rosenberg
40,000	$400	Glenda Weiss
50,000	$500	Christopher Jacobs
2,500	$25	Joseph Willen
35,000	$350	Paul Dragul
40,000	$400	Steward Mosko

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25,000	$250	Gary Walford
50,000	$500	Brian Remington
10,000	$100	Daniel Rainey
50,000	$500	E. Dean Davis
25,000	$250	Lawson Farmer
25,000	$250	Cain Griffin Group, LLc
6,000	$60	Charles W. Jones
4,000	$40	FNB Griffin custodian for Individual IRA Charles W. Jones
2,500	$25	Edward Vitko
2,500	$25	Mike Vitko
11,667	$117	Robert & Cynthia Toftoy
500	$5	Marla Alstadt
250	$3	Gary Lee Young

From July 2012 through September 2012, we have shares of our common stock at a price of $1.00 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

8,000	$8,000	Robert & Cynthia Toftoy
15,000	$15,000	Bruce Theuerkauf Jr.
50,000	$50,000	James Ford
1,000	$1,000	Brian Hassett
25,000	$25,000	Willie Love
15,000	$15,000	Robert Reynolds
100,000	$100,000	Edward Vitko
10,000	$10,000	Caryn & Marc Schneider
1,000	$1,000	Diane Leeds Einsidler
4,876	$4,876	Bruce Molloy FBO Mariana Molloy
6,000	$6,000	Bruce Molloy
10,000	$10,000	Larry & Gayla Johnson
12,000	$12,000	David Newman
25,000	$25,000	Michael Faletti, Jr.
5,000	$5,000	Robert Bradley
2,250	$2,250	Thomas G. Nixon
20,000	$20,000	Jonathan Sherman,
25,000	$25,000	William and Suzanne Knopf
100,000	$100,000	Alexander Withall Declaration fo Trust- W. Knopf Trustee
10,000	$10,000	Bruce Molloy
50,000	$50,000	Christopher Jacobs
10,000	$10,000	Henry H. Moxley
6,000	$6,000	James H. Campbell
2,750	$2,750	Thomas and Linda Nixon
25,000	$25,000	Michael Pryblo
5,000	$5,000	James Iverson
37,000	$37,000	Paul Dragul
30,000	$30,000	David Kelley
6,000	$6,000	Cottonwood NB LLC

69

2,800	$2,800	Karen A. Baker
5,000	$5,000	Rodney J. Buhr
5,000	$5,000	Spyglass Capital Group LLC
2,000	$2,000	Samuel H. Rabin
14,000	$14,000	Ronald Cox
5,000	$5,000	Willie and Carol Love, Jr
20,000	$20,000	Steven A. Scalf
10,000	$10,000	Keil & Elizabeth Johnson
10,000	$10,000	Russel D. and Judith A. Noel
20,000	$20,000	Robert and Cynthia Toftoy
50,000	$50,000	Joan jacobson Trust
50,000	$50,000	James R. Stewart
5,000	$5,000	Irene A. Brown
5,000	$5,000	James Iverson
3,000	$3,000	Kenneth Knudson
100,000	$100,000	Dennis and MaryJo Gabriel
20,000	$20,000	Robert Scerbo
50,000	$50,000	Edward Vitko
30,000	$30,000	Falettiko Oil & Gas, LLc
25,000	$25,000	Mike Vitko
7,000	$7,000	Larry & Gayle Johnson
5,000	$5,000	Willie and Carol Love
6,000	$6,000	Vladimir Scerbo
25,000	$25,000	Robert Reynolds
10,000	$10,000	Bruce Theuerkauf Jr.
35,000	$35,000	Cain Griffin Group, Inc
30,000	$30,000	David. D. Duvick
25,000	$25,000	Caroline Justice
10,000	$10,000	Cottonwood NB LLC
10,000	$10,000	Steven A. Scalf
2,250	$2,250	Gary Lee Young
30,000	$30,000	David Kelley
10,000	$10,000	Sauney & Geraldine Pippin
20,000	$20,000	Steve Scalf
30,000	$30,000	Bernard Bols
16,667	$16,667	Breff Leasing
33,334	$33,334	Gary Underhill
50,000	$50,000	Bill Baber
13,000	$13,000	Debbie Hamen
2,000	$2,000	Bruce Theuerkauf Jr
81,000	$81,000	Dayspring Capital, LLC
12,500	$12,500	Tom Ness
7,500	$7,500	Robert Toftoy
2,500	$2,500	Edward Vitko
2,500	$2,500	Mike Vitko

70

From October 2012 through December 2013, we have shares of our common stock at a price of $2.25 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

10,000	$22,500	Tamar and Bruce Mar
44,444	$99,999	James R. Stewart
40,000	$90,000	Rich Sharpenter
50	$113	Kathie Hayes
500	$1,125	Maria Terrazas
2,222	$5,000	Tim L. Briggs
1,000	$2,250	Edward W. Sharpenter
1,600	$3,600	Rodney Buhr
20,000	$45,000	Alexander Withall/ Knopf
20,000	$45,000	Eric Hample
9,955	$22,399	Rich Sharpenter
50	$113	Ned Sharpenter
50	$113	Becky sharpenter
50	$113	Nick Sharpenter
50	$113	Lindsey Sharpenter
50	$113	Lillian Sharpenter
50	$113	Marc Sharpenter
50	$113	Leanne Sharpenter
50	$113	Joanne Blincoe
50	$113	Jim Blincoe
50	$113	Todd Blincoe
50	$113	Marie Blincoe
50	$113	Sophie Blincoe
50	$113	Emma Blincoe
50	$113	Tom Blincoe
50	$113	Judy Blincoe
50	$113	Jay Blincoe
50	$113	Emily Blincoe
225	$506	Trevor J. Buhr

135,000	$303,750	William Knopf

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71

From January 2013 through December 2013, we have shares of our common stock at a price of $3.00 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

20,000	$60,000	Dr William R. King
10,000	$30,000	Ronney Ledford Jr. LLc
10,000	$30,000	Francis Construction
10,000	$30,000	Lorie J. and Josephine Mangham, Jr.
10,000	$30,000	Tim Dender
1,034	$3,102	Rich Sharpenter
1,000	$3,000	Karen Anderson Baker
10,000	$30,000	William & Joyce Babb
6,665	$19,995	Ronnie Cain
7,000	$21,000	William Stewart
16	$48	Rich Sharpenter
16,667	$50,001	Seth Sleezer IV
8,333	$24,999	Ronney Ledford Jr.
66,667	$200,001	Lester Ranew
46,667	$140,001	FNB Griffin Custodian for Individual IRA Timothy R. Dender
10,000	$30,000	FNB Griffin Custodian for individual IRA Linda Jordan
2,000	$6,000	Kenneth and Shirley Thompson
13,334	$40,002	Barry L. Jacobson
26,667	$80,001	James and Teresa Stewart
8,334	$25,002	Jared and Christina Adam
3,333	$9,999	Ronnie Can
1,671	$5,013	Patricia K. Huber
10,000	$30,000	Amanda Remington
13,334	$40,002	Arthur C. Krepps III
10,000	$30,000	C. Roan Berry
1,500	$4,500	Creative Solutions Invesments, LLC
1,000	$3,000	Darrell L & Mary A Gulseth JTWROS
15,000	$45,000	Herbert T. Sears
20,000	$60,000	James and Teresa Stewart
500	$1,500	Kelly Anderson
500	$1,500	Kirk Anderson
500	$1,500	Kyle Anderson
3,500	$10,500	Mitchell Gulseth
20,000	$60,000	Raymond Dender
10,000	$30,000	Richard Coleman Clements
8,333	$24,999	Ronny Ledford Jr.
10,000	$30,000	SCI Investments, LLC
2,000	$6,000	Star Net Investments, LLC
100,000	$300,000	Robert E. Long
10,000	$30,000	Timothy Dender

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72

500	$1,500	Kelly Anderson
500	$1,500	Kirk Anderson
500	$1,500	Kyle Anderson
500	$1,500	Marla Alstadt
10,000	$30,000	Amanda Remington
8,333	$24,999	Ronny Ledford Jr.
10,000	$30,000	Richard Coleman Clements
1,500	$4,500	Creative Solutions Invesments, LLC
2,000	$6,000	Star Set Investments, LLC
20,000	$60,000	Raymond Dender
20,000	$60,000	James and Teresa Stewart

3,333	$10,000	Ray & Betty Chally
10,000	$30,000	M&M Funding, LLC
12,000	$36,000	FNB Griffin Custodian for William C. Weldon IRA
10,000	$30,000	FNB Griffin Custodian for Wendy Williams IRA
10,000	$30,000	FNB Griffin Custodian for Lewis G. Sanders IRA
10,000	$30,000	FNB Griffin Custodian for William House Jr. IRA
10,000	$30,000	M Sleezer
10,000	$30,000	D Duffy
16,333	$48,999	C Hopkins
3,333	$9,999	FNB Griffin Custodian for D Wren
3,334	$10,000	F Simonton

SECURED CONVERTIBLE PROMISSORY NOTE OFFERING

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed earlier in the document. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The offering was not fully subscribed and a total of $1,535,000 was raised.

Noteholder	Amount of the Note
Tincup Oil and Gas , LLC (1)	$250,000
C. Roan Berry/Environtech Corp.	$100,000
Timothy Dender	$400,000
Dennis W. & Mary J. Gabriel	$60,000
Charles Jones	$100,000
Estate of William King	$100,000
Estate of William King	$500,000
Caroline J. Fisher, Ph. D	$25,000

(1) Mr. Ranew, a former director of the Company, is a member of Tincup Oil and Gas, LLC.

Exemption from Registration Claimed

Sales and issuances by us of the unregistered securities listed above were made by us in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. We required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser

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representative, had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

Shares Issued for Compensation or Services

Since our inception, March 28, 2012 through December 31, 2013, we have issued shares of our common stock in exchange for services to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

2,000,000	Services	W Edward Nichols (1)
2,000,000	Services	Donald Walford (2)
75,000	Services	Lisa Baird
500,000	Services	William Young (1)
750,000	Services	Marc Pindus
150,000	Services	Michael Littman
15,000	Services	Debbie Hamen
15,000	Services	Joe Ford
15,000	Services	Herb Sears
200,000	Services	Hawkeye Oil and Gas Ventures LLC
50,000	Services	William Baber
10,000	Services	Joe Ford
175,000	Services	Prabhas Panigrahi
25,000	Services	Paul Dragul (1)
270,000	Services	Maxim Group Inc.

MATERIAL RELATIONSHIPS

(1) Director/Officer

(2) Former Director/Officer

Exemption from Registration Claimed

All of the sales by us of the unregistered securities listed immediately above were made by us in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3(i).1	Articles of Incorporation of Three Forks, Inc. – 3/28/12	(1)

3(i).2	Articles of Organization of Three Forks No. 1, LLC – 11/8/2012	(1)

3(i).3	Articles of Incorporation of Three Forks Operating Company, Inc. – 1/2/13	(1)

3(i).4	Articles of Amendment – Name Change to TFI Operating Company, Inc. – 2/8/13	(1)

3(i).5	Articles of Organization of Three Forks LLC No. 2 – 12/4/13	(2)

3(ii).1	Bylaws of Three Forks, Inc.	(1)

3(ii).2	Bylaws of TFI Operating Company (fka Three Forks Operating Company, Inc.)	(1)

5.1	Opinion re: Legality	Filed Herewith

10.1	Employment Agreement, Donald Walford	(1)

10.2	Amendment to Employment Agreement, Donald Walford	(1)

10.3	Consulting Agreement with W. Edward Nichols	(1)

10.4	Amendment to Consulting Agreement with W. Edward Nichols	(1)

10.5	Employment Agreement, Charles Pollard	(1)

10.6	Operating Agreement of Three Forks No. 1, LLC	(1)

10.7	Amendment to Operating Agreement of Three Forks No. 1, LLC	(1)

10.8	Certificate of Designation of Class A Convertible Preferred Stock	(1)

10.9	Stock Option Plan	(1)

10.10	Farmout Agreement	(1)

10.11	Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12	(1)

10.12	Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 2/27/13	(5)

10.13	Blue Quail, Ltd. Participation Agreement 4/8/13	(1)

10.14	1st Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 4/30/13	(1)

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10.15	2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.16	3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.17	4th Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.18	Form of Convertible Promissory Note & Mortgage, Security and Pledge Agreement	(4)

10.19	Operating Agreement of Three Forks No. 2, LLC	(2)

10.20	Credit Agreement, dated May 9, 2014	Filed Herewith

10.21	Executive Employment Agreement with Terrence R. Manning	Filed Herewith

23.1	Consent of Attorney	Filed Herewith

23.2	Consent of Independent Registered Public Accounting Firm	Filed Herewith

23.3	Consent of Ralph E. Davis & Associates	Filed Herewith

99.1	Reserve Study, dated April 2, 2014	Filed Herewith

101.INS	XBRL Instance Document	Filed Herewith (3)

101.SCH	XBRL Taxonomy Extension Schema Document	Filed Herewith (3)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed Herewith (3)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed Herewith (3)

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed Herewith (3)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed Herewith (3)

(1) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A filed with the Securities and Exchange Commission (www.sec.gov), filed October 29, 2013.

(2) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 2 filed with the Securities and Exchange Commission (www.sec.gov), filed January 31, 2014.

(3) Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

(4) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 3 filed with the Securities and Exchange Commission (www.sec.gov), filed February 19, 2014.

(5)Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 4 filed with the Securities and Exchange Commission (www.sec.gov), filed April 8, 2014.

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ITEM 17. UNDERTAKINGS

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on July 3, 2014.

THREE FORKS, INC.

/s/ W. Edward Nichols	July 3, 2014
W. Edward Nichols
(Chief Executive Officer and Principal Accounting Officer and Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ W. Edward Nichols	July 3, 2014
Edward Nichols, Chairman of the Board of Directors

/s/ Charles W. Pollard	July 3, 2014
Charles W. Pollard, Director

/s/ William F. Young	July 3, 2014
William F. Young, Director

/s/ Paul Dragul	July 3, 2014
Paul Dragul, Director

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